As filed with the United States Securities and Exchange Commission on November 14, 2025.

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sadot Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	5810	47-2555533
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Tel: (832) 604-9568

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

(832) 604-9568

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Stephen M. Fleming, Esq.
Fleming PLLC
30 Wall Street, 8th Floor
New York, New York 10005
Telephone: (516) 902-6567

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated November 14, 2025

Sadot Group Inc.

Up to 400,000 Shares of Common Stock to be Offered by the Selling Stockholder

This prospectus relates to the offer and sale from time to time by Sadot Group Inc. (“we,” “us,” “our,” the “Company,” or “Sadot Group”) to Helena Global Investment Opportunities I Ltd. (“Helena” or the “Selling Stockholder”) of up to 400,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (i) up to 386,151 shares of Common Stock issuable to Helena in connection with in shares of that may be issued by us to Helena pursuant to that certain Purchase Agreement, dated as of September 23, 2025, by and between the Company and Helena (the “Purchase Agreement”) in the aggregate amount of $10,000,000 (the “Commitment Amount”) and (ii) 13,849 shares of Common Stock (the “Helena Commitment Shares”) issued to Helena as consideration for its irrevocable commitment under the Purchase Agreement. From time to time, we may register additional shares of Common Stock pursuant to the Purchase Agreement, in excess of the 400,000 shares initially registered under the registration statement of which this prospectus forms a part. You should carefully read this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. The actual number of shares of our Common Stock issuable will vary depending on the then-current market price of shares of our Common Stock sold to Helena under the Purchase Agreement, but will not exceed the number set forth on the cover page of this prospectus unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to Helena, from time to time as provided therein, and Helena shall purchase from the Company, up to the Commitment Amount of the Company’s Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein.

Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver written notices (each, an “Advance Notice”) to Helena to purchase a portion of the Commitment Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the volume weighted average price (“VWAP”) for such Trading Day.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price (the “Purchase Price”) equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of Helena’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of Helena’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day.

Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to Helena in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount.

Sales of shares of Common Stock to Helena under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and Helena shall not purchase, any shares of Common Stock if such issuance would cause Helena’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained.

In consideration for Helena’s execution and delivery of the Purchase Agreement, the Company issued 13,849 shares of Common Stock to Helena as Commitment Fee Shares having an aggregate value of $100,000, calculated as $100,000 divided by the lowest one-day VWAP during the five (5) Trading Days immediately preceding the entry into the Purchase Agreement (the “Original Commitment Fee Share Amount”). If the closing price of the Common Stock on the Principal Market on the Trading Day the Registration Statement is declared effective is less than the Commitment Fee Share Reference Price, the Company shall issue additional Make-Whole Shares such that the total Commitment Fee Shares equal $100,000 divided by such closing price, minus the Original Commitment Fee Share Amount. The Commitment Fee Shares will bear a standard restrictive legend and be Registrable Securities under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification rights, and agreements of the parties, as well as certain customary covenants. The Purchase Agreement will terminate on the earliest to occur of (i) the expiration of the Commitment Period (which commences on the date of the Purchase Agreement and expires upon termination in accordance with the Purchase Agreement), (ii) the date on which Helena shall have purchased the total Commitment Amount pursuant to the Purchase Agreement, (iii) the date the Purchase Agreement is terminated pursuant to its terms, or (iv) the date on which the Common Stock fails to be listed or quoted on the Nasdaq Capital Market or other eligible market.

The Company has agreed to file a registration statement with the SEC within 15 days of the date of the Purchase Agreement (“Filing Deadline”) and to use commercially reasonable efforts to have it declared effective in no event later than 90 calendar days following the date of the Purchase Agreement (“Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, the Company will be unable to issue Advances under the Purchase Agreement until such registration statement is filed and effective, as Helena would be unable to resell the shares without an effective Registration Statement. Such failure may constitute a material breach of the Purchase Agreement, entitling Helena to terminate the Agreement and seek other remedies, including indemnification for any losses incurred. If the registration statement is not filed on or prior to the Filing Deadline or a registration statement is not declared effective by the SEC by the Effectiveness Deadline, then, in addition to any other rights Helena may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date, the Company shall pay to Helena an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Commitment Amount. The Company intends to use the net proceeds from any sales of Common Stock pursuant to the Purchase Agreement, if any, for working capital and general corporate purposes.

We are registering the shares on behalf of Helena, to be offered and sold by it from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by Helena pursuant to this prospectus. We may receive up to $10,000,000 in aggregate gross proceeds from Helena under the Purchase Agreement in connection with sales of the shares of our Common Stock pursuant to the Purchase Agreement at varying purchase prices after the date of this prospectus. However, the actual proceeds from Helena may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold. The purchase price per share that Helena will pay for shares of Common Stock purchased from us under the Purchase Agreement will fluctuate based on the market price of our shares at the time we elect to sell shares to Helena and, further, to the extent that the Company sells shares of Common Stock under the Purchase Agreement, substantial amounts of shares could be issued and resold, which would cause dilution and may impact the Company’s stock price.

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares. We will bear all of the registration expenses incurred in connection with the registration of the shares. On September 23, 2025, the Company entered into an Engagement Agreement (the “Engagement Agreement”) with Digital Offering LLC (the “Placement Agent”). Pursuant to the Engagement Agreement, the Company agreed to pay the Placement Agent a cash fee of 1.25% of the net proceeds drawn from the Purchase Agreement. See “Plan of Distribution” beginning on page 73 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under symbol “SDOT.” On November 12, 2025, the last reported sale price of our Common Stock was $4.94 per share. We recommend that you obtain current market quotations for our Common Stock prior to making an investment decision.

Sales of our Common Stock, if any, under this prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” beginning on page 7 of this prospectus and “Risk Factors—Risks Related to the Equity Line” beginning on page 27 of this prospectus.

Our business involves farming, commodity trading, and shipping of food and feed products, such as soybean meal, wheat, and corn, via dry bulk cargo ships across global markets. We have recently encountered substantial operational issues that have severely impacted our ability to conduct these activities effectively. These challenges include, but are not limited to, disruptions in our supply chain, such as delays in sourcing raw materials, logistical bottlenecks in shipping and transportation, and inefficiencies in our farming operations due to adverse weather conditions, labor shortages, equipment failures or litigation with our local partner. Additionally, geopolitical tensions, trade restrictions, fluctuating commodity prices, droughts and increased competition in the agri-foods sector have compounded these issues, leading to halted or suspended trading activities and an inability to fulfill contracts or secure new ones. As a result of these operational difficulties, we have had to curtail a significant portion of our operations, which has strained our liquidity, increased our reliance on external financing, and heightened the risk of default under our existing obligations. In addition, we have in the past and may have to continue and impair certain receivables and assets which we previously believed to be of value. If we are unable to resolve these operational challenges in a timely manner—through measures such as restructuring our supply chain, diversifying our sourcing strategies, or investing in improved infrastructure—our business may continue to suffer prolonged periods of inactivity. This could lead to further erosion of our market position, loss of key customers and partners, regulatory scrutiny, or even insolvency. Moreover, our dependence on global markets exposes us to ongoing risks from external factors, including volatile commodity prices, changes in international trade policies, environmental regulations, and disruptions from events like pandemics, natural disasters, or political instability in key regions where we operate or source materials. Our legacy business which is a much smaller part is in the process of being sold and we have classified it as discontinued operations.

There can be no assurance that we will successfully overcome these operational issues or resume revenue-generating activities. Failure to do so could result in a material adverse effect on our financial condition, stock price, and ability to continue as a going concern, potentially leading to delisting from Nasdaq or other exchanges, reduced access to capital, and diminished investor confidence.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

i

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering contained elsewhere in this prospectus. Because it is a summary, it does not contain all the information that you should consider before investing in our securities. You should read and carefully consider the entire prospectus before making an investment decision, especially the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and all other information included in this prospectus in its entirety before you decide whether to purchase any shares offered by this prospectus. Unless the context requires otherwise, the words “we,” “us,” “our,” “our company,” “the Company,” and “Sadot Group” refer to Sadot Group Inc., our parent company incorporated in the State of Nevada.

Our Company

Corporate Overview

Sadot Group Inc. is our parent company and is headquartered in Burleson, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global organization focused on the Agri-Foods supply-chain. As of June 30, 2025, Sadot Group consisted of one distinct operating unit and one discontinued operations.

Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods was trying to compete with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop farm in Zambia with a goal of planting commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. However, as of November 15, 2025, the value of the farm in Zambia as well as its monetization opportunity is not clear as a result of a number of factors primarily relating to litigation with Sadot Agri-Foods local partner. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain.

Sadot Restaurant Group, LLC (“Sadot Food Services”): has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. SuperFit Foods was sold in August 2024. This entire operating segment was identified as held for sale and classified as discontinued operations.

Our Industry

Sadot Agri-Foods:

Sadot LLC’s plan through its subsidiaries, Sadot Latam, Sadot Brazil, Sadot Canada, Sadot Dubai and Sadot Enterprises (Zambia Farm), was to establish and operate an integrated supply-chain within the international Agri-food commodity industry that includes shipping, sourcing, farming and production. Our focus has historically been on farming, trading and shipping food and feed commodity items such as soy meal, corn and wheat between countries via containers or cargo ships. These shipments enhance global food security by providing raw materials and ingredients to various food manufacturers as part of the overall food supply chain. Our business involves farming, commodity trading, and shipping of food and feed products, such as soybean meal, wheat, and corn, via dry bulk cargo ships across global markets. We have recently encountered substantial operational issues that have severely impacted our ability to conduct these activities effectively. These challenges include, but are not limited to, disruptions in our supply chain, such as delays in sourcing raw materials, logistical bottlenecks in shipping and transportation, and inefficiencies in our farming operations due to adverse weather conditions, labor shortages, equipment failures or litigation with our local partner. Additionally, geopolitical tensions, trade restrictions, fluctuating commodity prices, and increased competition in the agri-foods sector have compounded these issues, leading to halted or suspended trading activities and an inability to fulfill contracts or secure new ones. As a result of these operational difficulties, we have had to curtail a significant portion of our operations, which has strained our liquidity, increased our reliance on external financing, and heightened the risk of default under our existing obligations. If we are unable to resolve these operational challenges in a timely manner—through measures such as restructuring our supply chain, diversifying our sourcing strategies, or investing in improved infrastructure—our business may continue to suffer prolonged periods of inactivity. This could lead to further erosion of our market position, loss of key customers and partners, regulatory scrutiny, or even insolvency. Moreover, our dependence on global markets exposes us to ongoing risks from external factors, including volatile commodity prices, changes in international trade policies, environmental regulations, and disruptions from events like pandemics, natural disasters, or political instability in key regions where we operate or source materials.

The following reflects past operations which have resulted with only limited success:

Sadot Latam LLC (“Sadot Latam”): In May 2023, the Company expanded its Sadot Agri-Foods subsidiary within the agri-commodity sourcing and trading operations into North, Central and South America.

Sadot Enterprises Limited Ltd (“Sadot Enterprises”: Sadot Farm Operations (“Sadot Zambia” is 100% owned by Sadot Enterprises Limited, which is 70% owned by Sadot LLC) includes approximately 5,000 acres of farmland in the Mkushi Region of Zambia which was acquired in August of 2023. Farm operations are focused on the supply of grains (soy, corn and wheat) as well as tree crops (mango and avocado).

Sadot Brasil Ltda (“Sadot Brazil”): In December 2023 Sadot Agri-Foods onboarded a team of seasoned industry professionals in Brazil to form Sadot Brazil. Sadot Brazil provides access to new trade routes originating in North, Central, and South America with destinations to various markets in Central and South America, as well as considerably enhancing its sourcing capabilities in one of the most important agricultural production regions worldwide.

Sadot Canada Inc (“Sadot Canada”): In July and August 2024 the Company expanded its Sadot Agri-Foods operations with the expansion into Canada. This entity is focused on commodity trading in Canada.

Sadot Agri FZCO (“Sadot Dubai”): In September 2024 the Company expanded its Sadot Agri-Foods operation with the expansion into United Arab Emirates. This entity was established to expand our banking and financing opportunities and for agri-food sourcing and transition our Black Sea trading operations from Sadot LLC to Sadot Dubai. Sadot Dubai will focus on trades in Black Sea and European based originations with Southeast Asian & China destinations.

Sadot Food Service:

Over the past year, the Company converted all its corporately owned and operated locations into franchise owned locations or closed underperforming locations. This strategy helped position the division to potentially divest the restaurants allowing the Company to focus on its international Agri-Foods supply chain business segments. The division sold SuperFit Foods in August 2024 and currently only operates as the franchisor for Muscle Maker Grill and Pokémoto restaurants which are identified as Assets held for sale.

Our Strategy

With the substantial pivot in the company’s strategy over the past two years, the Company will be focusing its growth on the international Agri-Foods supply-chain, including farming, commodity trade and shipping operations and is actively selling its legacy restaurant business. Our goal is to continue enhancing the Sadot Group Inc. global operations by creating a comprehensive, global Agri-Foods company that encompasses farming, agricultural commodity shipping and trading, distribution and production.

Recent Developments

Equity Line

On September 23, 2025, the Company entered into the Purchase Agreement with Helena. Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to Helena, from time to time as provided therein, and Helena shall purchase from the Company, up to the Commitment Amount of the Company’s Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein.

Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver an Advance Notice to Helena to purchase a portion of the Commitment Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day.

The shares of Common Stock purchased pursuant to an Advance will be purchased at the Purchase Price equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of Helena’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of Helena’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day.

Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to Helena in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount.

Sales of shares of Common Stock to Helena under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and Helena shall not purchase, any shares of Common Stock if such issuance would cause Helena’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained.

In consideration for Helena’s execution and delivery of the Purchase Agreement, the Company issued to Helena 13,849 Commitment Fee Shares having an aggregate value equal to the Original Commitment Fee Share Amount. If the closing price of the Common Stock on the Principal Market on the Trading Day the Registration Statement is declared effective is less than the Commitment Fee Share Reference Price, the Company shall issue additional Make-Whole Shares such that the total Commitment Fee Shares equal $100,000 divided by such closing price, minus the Original Commitment Fee Share Amount. The Commitment Fee Shares will bear a standard restrictive legend and be Registrable Securities under the Purchase Agreement. On September 23, 2025, the Company entered into the Engagement Agreement with the Placement Agent. Pursuant to the Engagement Agreement, the Company agreed to pay the Placement Agent a cash fee of 1.25% of the net proceeds drawn from the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification rights, and agreements of the parties, as well as certain customary covenants. The Purchase Agreement will terminate on the earliest to occur of (i) the expiration of the Commitment Period (which commences on the date of the Purchase Agreement and expires upon termination in accordance with the Purchase Agreement), (ii) the date on which Helena shall have purchased the total Commitment Amount pursuant to the Purchase Agreement, (iii) the date the Purchase Agreement is terminated pursuant to its terms, or (iv) the date on which the Common Stock fails to be listed or quoted on the Nasdaq Capital Market or other eligible market.

The Company has agreed to file a registration statement with the SEC within 15 days of the date of the Purchase Agreement (“Filing Deadline”) and to use commercially reasonable efforts to have it declared effective in no event later than 90 calendar days following the date of the Purchase Agreement (“Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, the Company will be unable to issue Advances under the Purchase Agreement until such registration statement is filed and effective, as Helena would be unable to resell the shares without an effective Registration Statement. Such failure may constitute a material breach of the Purchase Agreement, entitling Helena to terminate the Agreement and seek other remedies, including indemnification for any losses incurred. If the registration statement is not filed on or prior to the Filing Deadline or a registration statement is not declared effective by the SEC by the Effectiveness Deadline, then, in addition to any other rights Helena may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date, the Company shall pay to Helena an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Commitment Amount.

The Company intends to use the net proceeds from any sales of Common Stock pursuant to the Purchase Agreement, if any, for working capital and general corporate purposes.

Registered Direct Offering

On September 23, 2025, the Company consummated a registered direct offering of shares of Common Stock (the “September 2025 Shares”) and pre-funded warrants to purchase shares of Common Stock (the “Pre-funded Warrants” and, together with the September 2025 Shares, the “September 2025 Securities”), for a purchase price of $6.14 per September 2025 Share and $6.1399 per Pre-funded Warrant (representing the per share purchase price minus the exercise price of $0.0001 per warrant share), resulting in aggregate gross proceeds of approximately $500,000, before deducting placement agent fees and other offering expenses. The Company intended to use the net proceeds from the sale of the Securities for general corporate purposes and working capital. The offering closed on September 23, 2025. The September 2025 Shares and the shares issuable upon exercise of the Pre-funded Warrants were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-283813) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC, and a prospectus supplement dated September 19, 2024. In connection with the offering, on September 23, 2025, the Company entered into an Engagement Agreement (the “Engagement Agreement”) with Digital Offering LLC (the “Digital Offering”), pursuant to which the Digital Offering acted as a non-exclusive placement agent for the Company in connection with the offering to the sole investor, Helena Global Investment Opportunities I Ltd (the “Investor”), on a best efforts basis, at the purchase prices noted above. Pursuant to the Engagement Agreement, the Company agreed to pay Digital Offering a cash fee of 1.25% of the net proceeds raised in connection with the sale of the Securities or drawn from the equity line of credit as further described below. The Engagement Agreement has a term commencing on the execution date and terminating automatically on the earlier of (i) the date that is two (2) months from the first date on which the offering is officially commenced, or (ii) termination by the Company. Upon termination, the Placement Agent will be entitled to collect all fees and any subsequent fees on the associated transaction for the life of the equity line of credit. Notwithstanding any termination, if at any time after termination the Company receives cash consideration from Helena, the Company shall pay Digital Offering fees in accordance with the terms of the Engagement Agreement. In connection with the offering, on September 23, 2025, the Company entered into a Securities Purchase Agreement with Helena, pursuant to which Helena agreed to purchase the Securities at the purchase prices noted above. The Securities Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations, and closing conditions.

Nasdaq

On September 9, 2025, the Company received a letter (the “Staff Determination”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that the Staff has determined that the Company’s Common Stock had a closing bid price of less than $1.00 per share over the previous 30 consecutive business days from July 28, 2025 through September 8, 2025, and, as a result, does not comply with the Rule. The Company was not eligible for the 180-calendar day compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because the Company effected a 1-for-10 reverse stock split on October 18, 2024, which occurred during the prior one-year period. The Staff Determination notified the Company that its Common Stock would be delisted from The Nasdaq Capital Market unless the Company requests a hearing. Accordingly, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company’s hearing request automatically stayed any suspension or delisting action of the Company’s securities pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. A hearing was scheduled for October 21, 2025.

On October 10, 2025, the Company received a letter from the Nasdaq Listing Qualifications Hearings Department (the “Letter”). The Letter notified the Company that it has regained compliance with the bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and is therefore in compliance with the continued listing requirements for the Nasdaq Capital Market. As a result, the hearing before the Nasdaq Hearings Panel scheduled for October 21, 2025 was cancelled. The Company’s Common Stock will continue to be listed and traded on The Nasdaq Stock Market.

Reverse Split

The Board unanimously approved a reverse split of the Company’s Common Stock at a ratio of one-for-ten (the “Reverse Stock Split”). On September 9, 2025, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split, which became effective 12:01 am eastern on September 15, 2025. As a result of the Reverse Stock Split, every 10 shares of the Company’s Common Stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our Common Stock.

December Notes

On December 3, 2024, we entered into a Purchase Agreement (the “December 2024 Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with certain institutional investors (“December 2024 Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “December 2024 Convertible Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company. Pursuant to the December 2024 Agreement, the December 2024 Convertible Notes were issued with an original issue discount of 20%. On July 23, 2025, the Company entered into an Amendment and Waiver with the December 2024 Purchasers, amending the certain December 2024 Agreement and the December 2024 Notes. On September 22, 2025, the Company and the December 2024 Purchasers entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the December 2024 Notes from 19% to 21% and agreed to a lock up of 30 days. On October 15, 2025, the Company agreed to waive a lock up agreement previously entered with the December 2024 Purchasers.

 October 2024 Notes

On October 22, 2024, the Company entered into a Securities Purchase Agreement with an accredited investor (the “October 2024 Purchaser”), pursuant to which the Company issued a convertible promissory note (the “October 2024 Note”) in the principal amount of $1,375,000 for a purchase price of $1,100,000, reflecting an original issue discount of $275,000. The October 2024 Note was originally due on April 10, 2025, and bears interest payable on the maturity date. On July 23, 2025, the Company entered into an amendment to the October 2024 Note. On September 22, 2025, the Company and the October 2024 Purchaser entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the October 2024 Notes from 6% to 6.5% and agreed to a lock up of 30 days. On October 15, 2025, the Company agreed to waive a lock up agreement previously entered with the October 2024 Purchaser.

Legal Proceedings

Star Fund

On September 3, 2025, Star Fund I LP (“Star Fund”) filed a complaint against the Company, its subsidiary Sadot Latam LLC (“Sadot Latam”), Lombard Trading International Corp. (“Lombard”), and Goldengrain International, Inc. in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida. The complaint alleges, among other things, breach of contract, fraudulent misrepresentation, negligent misrepresentation, fraudulent concealment, breach of promissory note, breach of parent company guaranty, breach of account debtor obligations, imposition of constructive trust, unjust enrichment, conversion, and violation of Florida Statutes § 679.4061, arising from a factoring agreement pursuant to which Star Fund advanced approximately $2.5 million to Sadot Latam, secured by a parent company guaranty from the Company, in reliance on representations regarding a $2,941,176.33 invoice purportedly owed by Lombard. Star Fund seeks damages in excess of $2.9 million, plus interest, attorneys’ fees, punitive damages where applicable, and other relief. The Company believes the claims are without merit and intends to defend the action vigorously. As of November 2025, Star Fund is seeking a judgement against both Sadot Latam and Sadot Group and a hearing is scheduled to take place on November 26, 2025.

Lombard

On November 7, 2024, Lombard Trading International Corp. filed an Amended Complaint against the Company and Sadot Latam, LLC in the 11th Judicial Circuit of Florida in and for Miami-Dade County, Florida (Case No.: 2024-020971-CA-01). The Amended Complaint alleges unjust enrichment, conversion, fraud, conspiracy and civil theft related to a commodities transaction. The plaintiff claims that the Company failed to pay upon delivery of certain goods and is seeking damages in the amount of $7.4 million. The Company denies these allegations and intends to vigorously defend against the claims. On August 1, 2025, the court dismissed Lombard’s third motion in its entirety and the case will now be fixed for a hearing to deal with Sadot’s motion to dismiss the claims advanced by Lombard. While the Company believes it has meritorious defenses, it cannot predict the outcome of this matter or reasonably estimate the potential loss at this time.

Cropit

On March 21, 2025, Cropit Farming Limited ("Cropit") commenced legal proceedings against our subsidiary, Sadot LLC, in the Commercial Registry of the High Court of Zambia. The complaint alleges that certain agreements between the parties are invalid under Zambian law, and seeks rescission of these agreements, return of assets, and damages of approximately $6.7 million USD and 181,003 Zambian Kwacha.

Sadot LLC has filed a response denying all allegations and has asserted substantial counterclaims. The counterclaims seek a declaration that the agreements are valid and enforceable, specific performance of the agreements, injunctive relief to protect contractual rights, damages for breach of contract, reputational damages, damages for loss of use of land, punitive damages of 5 million Zambian Kwacha, interest, and costs.

As of August 2, 2025, the Company considers that all attempts of mediation were considered failed. The without prejudice mediation proceedings have therefore concluded. Sadot LLC filed for an injunction seeking court injunctions against their joint venture partner Cropit over serious breaches of their 2023 Joint Venture Agreement. Sadot asked the court to stop Cropit from: misappropriating company funds (approximately $0.4 million already spent without authorization), blocking access to farms and financial records, unilaterally hiring/firing staff, and making unauthorized high-value commitments. Sadot is demanding Cropit transfer five parcels of farmland to the joint venture company as contractually obligated - land transfers that Cropit has withheld despite Sadot already paying to discharge ABSA Bank's charges per the terms of the Joint Venture Agreement. Sadot claims these breaches have caused losses exceeding $1.6 million, prevented bank financing, and resulted in the loss of a potential investment funds. Sadot also intends to pursue damages under arbitration pursuant the ICC rules.

Management, in consultation with legal counsel, believes Sadot LLC has strong defensible positions with respect to this matter and intends to vigorously defend against the claims while pursuing its counterclaims. Based on current information, management does not believe that the ultimate resolution of this matter will have a material adverse effect on the Company's financial position or results of operations. However, litigation is inherently unpredictable, and we cannot provide assurances regarding the outcome.

The Company has not recorded any material liabilities in connection with this matter as a loss is neither probable nor reasonably estimable at this time. The Company will continue to evaluate this matter and will establish reserves if and when appropriate.

Nuval

Nuval Trade S.A. (“Nuval”) initiated an arbitration against the Company in London, England on August 27, 2024. Nuval claims $12,025,396.32 plus interest for non-delivery under two FOB Argentine soybean meal contracts, alleging repudiatory breach and fraud. Nuval claims that Sadot sent copies of relevant documents but failed to tender original documentation. It is Sadot’s position that on October 17, 2024, Sadot and Lombard executed a Settlement Agreement for staged document release via tripartite framework. However, the vessel refused to split bills of lading and Nuval refused to provide letters of indemnity for discharge. Sadot contends Nuval breached the agreement between the parties and that document tender obligations shifted to Lombard after Sadot's initial payment, Nuval's refusal to cooperate prevented performance, and terminations were wrongful. Sadot is seeking dismissal with costs.

Board of Directors

On September 23, 2025, Ray Shankar notified the Company of his resignation as a member of the Company’s Board of Directors (the “Board”), effective immediately. In connection with his resignation from the Board, Mr. Shankar also resigned from his positions as a member of the Board’s Nominating and Corporate Governance Committee and as Chairman of the Compensation Committee. Mr. Shankar’s resignation was a result of Mr. Shankar’s increasing demands of his full time professional role and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company intends to identify and appoint a director to the Nominating and Governance Committee and the Compensation Committee, as appropriate, in order to maintain compliance with all applicable NASDAQ listing requirements, including those related to committee composition and independence.

On October 10, 2025, Na Yeon Hannah Oh notified the Company of her resignation as a member of the Board, effective immediately. In connection with her resignation from the Board, Ms. Oh also resigned from her position as a member of the Board’s Sustainability Committee. Ms. Oh’s resignation was a result of Ms. Oh’s professional commitments and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 29, 2025, the Board increased the size of the Board from five to six and appointed Haggai Ravid, Chief Executive Officer of the Company, as a director.

On October 29, 2025, David Errington, Ahmed Khan, Benjamin Petel, Stephen A. Spanos and Claudio Torres tendered their resignations as members of the Board. Such resignations were effective immediately upon acceptance by the Board and were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Immediately following the acceptance of the foregoing resignations on October 30, 2025, the Board:

●	appointed Sean Schnapp, Alexander David, Liat Franco and Yuriy Shirinyan as directors of the Company to fill the vacancies created thereby; and

●	reconstituted the Board’s standing committees as described below.

Secured Promissory Note

On October 29, 2025, the Company entered into a Secured Promissory Note (the “Note”) with an individual lender (the “Lender”), pursuant to which the Company received financing in the principal amount of $238,986.87.

The Note bears interest at a rate of 10% per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. The entire unpaid principal balance, together with all accrued and unpaid interest, is due and payable in one lump sum payment on October 29, 2026 (the “Maturity Date”). The Company may prepay the Note, in whole or in part, at any time without premium or penalty.

The Note is secured by a security interest in all assets of the Company, whether now owned or hereafter acquired, including but not limited to accounts, equipment, inventory, intellectual property, and all other personal property (collectively, the “Collateral”). The Lender has filed or will promptly file a UCC-1 Financing Statement with the appropriate filing offices to perfect the security interest in the Collateral.

The Note contains customary events of default, including failure to pay amounts when due (with a five-day cure period), material misrepresentations, and bankruptcy or insolvency events. Upon an event of default, the entire unpaid principal balance and all accrued interest become immediately due and payable, and the default interest rate increases to the lesser of 15% per annum or the maximum rate permitted by law. Upon default, the Lender has all rights and remedies of a secured party under the Uniform Commercial Code.

Corporate Information

Our principal executive offices are located at 295 E. Renfro Street, Suite 209, Burleson, Texas 76028, and our telephone number at that address is (832) 604-9568. Our website is https://www.sadotgroupinc.com. The information contained on, or that can accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock outstanding before this offering:	1,292,080 shares of Common Stock

Common Stock offered by the Selling Stockholder:	Up to 400,000 shares of Common Stock being registered for sale in accordance with the terms of the Purchase Agreement.

Common Stock outstanding after this offering:	1,692,080 shares of Common Stock (assuming the issuance of all shares of Common Stock issuable under the Purchase Agreement)

Use of proceeds:	We are not selling any Common Stock covered by this prospectus. As such, we will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholder named in this prospectus. We may receive up to $10,000,000 in aggregate gross proceeds from Helena under the Purchase Agreement in connection with sales of the shares of our Common Stock registered under this prospectus. However, the actual proceeds from Helena may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold. We intend to use the net proceeds obtained under the Purchase Agreement for working capital and other general corporate purpose.

Nasdaq symbol:	SDOT

Transfer agent:	The transfer agent and registrar for our Common Stock is Computershare, Inc.

Risk factors:	Investing in our Common Stock involves a high degree of risk. As an investor you should not buy our Common Stock unless you are able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following selected historical statements of operations for the fiscal years ended December 31, 2024 and 2023 and six-month periods ended June 30, 2025 and 2024, and balance sheet data as of June 30, 2025, December 31, 2024 and 2023 have been derived from our audited consolidated financial statements and unaudited interim condensed consolidated financial statements for those periods included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Consolidated Results of Operations Data

	For the years ended December 31,
	2024	2023
	US$’000	US$’000
Commodity Sales	700,937	717,506
Gross Profit	5,116	9,635
Net Income/(loss) for continuing operations	5,629	(5,292)
Net Income/(loss)	3,736	(8,042)
Net Income/(loss) attributable to Sadot Group Inc.	3,992	(7,842)
Net loss

	For the three-month periods ended June 30,		For the six-month periods ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Commodity Sales	114,338	173,293	246,506	279,800
Gross Profit	4,987	5,788	10,999	8,598
Net Income for continuing operations	341	2,275	1,054	3,053
Net Income	286	2,317	1,016	2,004
Net Income attributable to Sadot Group Inc.	389	2,369	1,327	2,104

Selected Consolidated Balance Sheet Data

	As of June 30,	As of December 31,
	2025 (unaudited)	2024	2023

Cash	422	1,786	1,354
Working capital	24,193	20,509	8,269
Total assets	130,629	164,654	178,091
Total liabilities	94,690	132,281	153,834
Total stockholders’ equity	35,939	32,373	24,257

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making any investment decision, you should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our Common Stock could decline, and you could lose all or part of your investment. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We face significant operational challenges in our global agri-foods operations, which have resulted in a significant curtailing of our operations and could materially adversely affect our business, financial condition, results of operations, and future prospects.

Our business involves farming, commodity trading, and shipping of food and feed products, such as soybean meal, wheat, and corn, via dry bulk cargo ships across global markets. We have recently encountered substantial operational issues that have severely impacted our ability to conduct these activities effectively. These challenges include, but are not limited to, disruptions in our supply chain, such as delays in sourcing raw materials, logistical bottlenecks in shipping and transportation, and inefficiencies in our farming operations due to adverse weather conditions, labor shortages, equipment failures or litigation with its local partner. Additionally, geopolitical tensions, trade restrictions, fluctuating commodity prices, and increased competition in the agri-foods sector have compounded these issues, leading to halted or suspended trading activities and an inability to fulfill contracts or secure new ones.

As a result of these operational difficulties, we have had to curtail a significant portion of our operations, which has strained our liquidity, increased our reliance on external financing, and heightened the risk of default under our existing obligations. If we are unable to resolve these operational challenges in a timely manner—through measures such as restructuring our supply chain, diversifying our sourcing strategies, or investing in improved infrastructure—our business may continue to suffer prolonged periods of inactivity. This could lead to further erosion of our market position, loss of key customers and partners, regulatory scrutiny, or even insolvency. Moreover, our dependence on global markets exposes us to ongoing risks from external factors, including volatile commodity prices, changes in international trade policies, environmental regulations, and disruptions from events like pandemics, natural disasters, or political instability in key regions where we operate or source materials.

There can be no assurance that we will successfully overcome these operational issues or resume revenue-generating activities. Failure to do so could result in a material adverse effect on our financial condition, stock price, and ability to continue as a going concern, potentially leading to delisting from Nasdaq or other exchanges, reduced access to capital, and diminished investor confidence.

We will need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

In order to continue operating, we may need to obtain additional financing, either through borrowings, private placements, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

We require significant capital in relation to our Sadot operations, including continuing access to credit markets, to operate our current business and fund our growth strategy. Our working capital requirements, including margin requirements on open positions on futures exchanges, are directly affected by the price of agricultural commodities, which may fluctuate significantly and change quickly. Moreover, the expansion of our business and pursuit of acquisitions or other business opportunities may require significant amounts of capital. Access to credit markets and pricing of our capital is dependent upon maintaining sufficient credit ratings from credit rating agencies. Sufficient credit ratings allow us to access cost competitive tier one commercial paper markets. If we are unable to maintain sufficiently high credit ratings, access to these commercial paper and other debt markets and costs of borrowings could be adversely affected. If we are unable to generate sufficient cash flow or maintain access to adequate external financing, including as a result of significant disruptions in the global credit markets, it could restrict our current operations and our growth opportunities. We manage this risk with constant monitoring of credit/liquidity metrics, cash forecasting, and routine communications with credit rating agencies regarding risk management practices.

If we need to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities could dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Our indebtedness could negatively affect our financial condition, decrease our liquidity and impair our ability to operate the business.

If cash on hand is insufficient to pay our obligations or margin calls as they come due at a time when we are unable to draw on our credit facility, it could have an adverse effect on our ability to conduct our business. Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash is dependent on various factors. These factors include general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Certain of our long-term borrowings include provisions that require minimum levels of working capital and equity and impose limitations on additional debt. Our ability to satisfy these provisions can be affected by events beyond our control, such as the demand for and the fluctuating price of commodities. Noncompliance with these provisions could result in default and acceleration of long-term debt payments.

We are subject to global and regional economic downturns and related risks.

The level of demand for our products is affected by global and regional demographic and macroeconomic conditions, including population growth rates and changes in standards of living. A significant downturn in global economic growth, or recessionary conditions in major geographic regions, may lead to reduced demand for agricultural commodities and food products, which could adversely affect our business and results of operations. Further, deteriorating economic and political conditions in our major markets, such as inflation, increased unemployment, decreases in disposable income, declines in consumer confidence, uncertainty about economic stability, or economic slowdowns or recessions, could cause a decrease in demand for our products.

Additionally, weak global economic conditions and adverse conditions in global financial and capital markets, including rising interest rates and constraints on the availability of credit, have in the past adversely affected, and may in the future adversely affect, the financial condition and creditworthiness of the financial institutions that serve as our lenders and as counterparties to the over-the-counter derivative instruments we use to manage risks and some of our customers, suppliers, and other counterparties, which in turn may negatively impact our financial condition and results of operations.

We expect the pressures of input cost inflation to continue into 2025. Brazil is experiencing a slowing GDP growth rate coupled with relatively high interest rates, which may result in an uncertain economic and political environment that could in turn lead to reduced demand for our refined and specialty oils and milling products in the country. Argentina has experienced hyperinflation, high fiscal deficit and negative GDP growth in recent quarters, and faces additional uncertainty in connection with the newly-elected President’s anticipated economic and monetary policies. Additionally, a slowdown in China’s economy over a prolonged period, including as a result of population decline, real estate crisis and other factors, could lead to reduced global demand for agricultural commodities. To the extent that such economic and political conditions negatively impact consumer and business confidence and consumption patterns or volumes, our business and results of operations could be significantly and adversely affected.

We are exposed to adverse weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and may adversely affect the availability, quality and price of agricultural commodities and agricultural commodity products, as well as our operations and operating results.

Our headquarters, trade offices, franchised restaurant locations, and farms, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, droughts, blizzards, hurricanes, tornadoes, fires or earthquakes.

Adverse weather conditions have historically caused volatility in the agricultural commodity industry and consequently in our operating results by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of the agricultural commodities that we sell and use in our business, and negatively affect the creditworthiness of agricultural producers who do business with us. Our farming operations are currently solely located in the Mkushi region of Zambia. In this region, adverse weather during the fertilizer application, planting, and harvest seasons can have negative impacts on our crop yields and planting cycles. Adverse crop conditions in the Mkushi region can increase the input costs or lower the market value of our products relative to other market participants that do not have the same geographic concentration.

Severe adverse weather conditions, such as hurricanes and severe storms, may also result in extensive property damage, extended business interruption, personal injuries, and other loss and damage to us. Our operations also rely on dependable and efficient transportation services, including transportation by ocean vessel, river barges, rail, and truck. A disruption in transportation services as a result of weather conditions, such as low river levels following periods of drought, may also have a significant adverse impact on our operations and related supply chains.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing sea levels, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location, costs and competitiveness of agricultural commodity production and related storage and processing facilities and the supply and demand for agricultural commodities.

These events also could have indirect consequences such as increases in the cost of insurance if they result in significant loss of property or other insurable damage and the effect could be material to our results of operations, liquidity or capital resources.

We are subject to economic, political, and other risks of doing business globally and in emerging markets.

We are a global business with a substantial majority of our assets and operations located outside the United States. In addition, our business strategies may involve expanding or developing our business in emerging market regions, including South American, Eastern Europe, Asia-Pacific, the Middle East, and Africa. Due to the international nature of our business, we are exposed to various risks of international operations, including:

●	adverse trade policies or trade barriers on agricultural commodities and commodity products;

●	new and developing requirements related to GHG emissions and other climate change initiatives and workforce diversity;

●	and inclusion mandates;

●	inflation, hyperinflation, and adverse economic effects resulting from governmental attempts to control inflation, such as the imposition of wage and price controls and higher interest rates. For example, inflation rates in many countries in which we operate are currently at the highest levels in decades, resulting in tighter monetary policies, including higher interest rates;

●	changes in laws and regulations or their interpretation or enforcement in the countries in which we operate, including the effects of complying with tax law on us and our shareholders;

●	difficulties in enforcing agreements or judgments and collecting receivables in foreign jurisdictions;

●	exchange controls or other currency restrictions and limitations on the movement of funds, such as on the remittance of dividends and/or reimbursements by subsidiaries;

●	inadequate infrastructure and logistics challenges;

●	sovereign risk and the risk of government intervention, including through expropriation, or regulation of the economy or natural resources, including restrictions on foreign ownership of land or other assets;

●	the requirement to comply with a wide variety of laws and regulations that apply to international operations, including, without limitation, economic sanctions regulations, labor laws, import and export regulations and anti-corruption and anti-bribery laws;

●	challenges in maintaining an effective internal control environment with operations in multiple international locations, including language differences, varying levels of U.S. GAAP expertise in international locations and multiple financial information systems;

●	changes in a country’s or region’s economic or political condition; and

●	labor disruptions, civil unrest, significant political instability, coup attempts, wars or other armed conflict or acts of terrorism.

These risks could adversely affect our operations, business strategies, and operating results.

As a result of our international operations, we are also exposed to currency exchange rate fluctuations. Changes in exchange rates between the U.S. dollar and other foreign currencies, particularly the Brazilian Real, Canadian dollar, Zambian Kwacha, and the euro affect our revenues and expenses that are denominated in local currencies, affect farm economics in those regions and may also have a negative impact on the value of our assets located outside of the United States.

Additionally, there continues to be a great deal of uncertainty regarding U.S. and global trade policies for companies with multinational operations like ours. In recent years, there has been an increase in populism and nationalism in various countries around the world and consequently historical free trade principles are being challenged. As we continue to operate our business globally, our success will depend, in part, on the nature and extent of any such changes and how well we are able to anticipate, respond to and effectively manage any such changes.

Our Company is subject to numerous laws, regulations, and mandates globally which could adversely affect our operating results and forward strategy.

Our Company does business globally, connecting crops and markets in various countries, and is required to comply with laws and regulations administered by the United States federal government as well as state, local, and non-U.S. governmental authorities in numerous areas including: accounting and income taxes, anti-corruption, anti-bribery, global trade, trade sanctions, environmental, product safety, and handling and production of regulated substances. Our Company might face challenges from U.S. and foreign tax authorities regarding the amount of taxes due including questions regarding the timing, amount of deductions, the allocation of income among various tax jurisdictions and further risks related to changing tax laws domestically and globally. Any failure to comply with applicable laws and regulations or appropriately resolve these challenges could subject our Company to administrative, civil, and criminal remedies, including fines, penalties, disgorgement, injunctions, and recalls of its products and damage to its reputation.

Government policies, mandates, and regulations specifically affecting the agricultural sector and related industries; regulatory policies or matters that affect a variety of businesses; taxation polices; and political instability could adversely affect our Company’s operating results.

Agricultural production and trade flows are subject to government policies, mandates, regulations and trade agreements, including taxes, tariffs, duties, subsidies, incentives, foreign exchange rates and import and export restrictions, including policies related to genetically modified organisms, traceability standards, sustainable practices, product safety and labeling, renewable fuels, and low carbon fuel mandates. These policies can influence the planting of certain crops; the location and size of crop production; whether unprocessed or processed commodity products are traded; the volume and types of imports and exports; the availability and competitiveness of feedstocks as raw materials; the viability and volume of production of certain of our products; and industry profitability. International trade regulations can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Regulations of financial markets and instruments, including the Dodd-Frank Act, Consumer Protection Act, and the European Market Infrastructure Regulation, create uncertainty and may lead to additional risks and costs, and could adversely affect our futures commission merchant business and our agricultural commodity risk management practices. Future government policies may adversely affect the supply of, demand for, and prices of our products; adversely affect our ability to deploy adequate hedging programs; restrict our ability to do business in our existing and target markets; and adversely affect our revenues and operating results.

Our Company’s operating results could be affected by political instability and by changes in monetary, fiscal, trade, and environmental policies, laws, regulations, and acquisition approvals, creating risks including, but not limited to: changes in a country’s or region’s economic or political conditions, local labor conditions and regulations, and safety and environmental regulations; reduced protection of intellectual property rights; changes in the regulatory or legal environment; restrictions on currency exchange activities; currency exchange fluctuations; burdensome taxes and tariffs; enforceability of legal agreements and judgments; adverse tax, administrative agency or judicial outcomes; and regulation or taxation of greenhouse gases. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities, and war, could limit our ability to transact business in these markets. Our Company benefits from the free flow of agricultural and food and feed ingredient products from the U.S. and other sources to markets around the world. Increases in tariff and restrictive trade activities around the world (e.g., the U.S.-China trade relations dispute, Iran sanctions) could negatively impact our ability to enter certain markets or the price of products may become less competitive in those markets. Proposed tariffs on imports into the United States, potential retaliatory tariffs on U.S. exports, and potential renegotiation of trade deals may impact our existing or planned operations or strategic ventures and could adversely affect our business, financial condition, results of operations and cash flows.

Our strategy involves expanding the volume and diversity of crops it merchandises and processes, expanding the global reach of our core model, expanding our value-added product portfolio, and expanding the sustainable agriculture programs and partnerships it participates in. Government policies including, but not limited to, antitrust and competition law, trade restrictions, food safety regulations, sustainability requirements and traceability, can impact our ability to execute this strategy successfully.

Upon the expansion of our operations internationally, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws.

We have expanded our operations outside the United States for both our restaurant divisions and Sadot. The U.S. Foreign Corrupt Practices Act, and other similar anti-bribery and anti-kickback laws and regulations, generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure you that we will be successful in preventing our franchisees or other agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

The availability and prices of the agricultural commodities and agricultural commodity products we procure, transport, store, process, and merchandise can be affected by climate change, weather conditions, disease, government programs, competition, and various other factors beyond our control and could adversely affect our operating results.

The availability and prices of agricultural commodities are subject to wide fluctuations, including impacts from factors outside our control, such as changes in weather conditions, climate change, rising sea levels, crop disease, plantings, government programs and policies, competition and changes in global demand, which could adversely affect our operating results. Our Company uses a global network of procurement, processing, as well as robust communications between global commodity merchandiser teams, to continually assess price and basis opportunities. Management-established limits (including a corporate wide value-at-risk metric), with robust internal reporting, help to manage risks in pursuit of driving performance. Additionally, we depend globally on agricultural producers to ensure an adequate supply of agricultural commodities.

Reduced supply of agricultural commodities could adversely affect our profitability by increasing the cost of raw materials and/or limiting our ability to procure, transport, store, process, and merchandise agricultural commodities in an efficient manner. High and volatile commodity prices can place more pressures on short-term working capital funding. Conversely, if supplies are abundant and crop production globally outpaces demand for more than one or two crop cycles, price volatility is somewhat diminished. This could result in reduced operating results due to the lack of supply chain dislocations and reduced market spread and basis opportunities.

Advances in technology, such as seed and crop protection, farming techniques, storage and logistics, and speed of information flow, may reduce the significance of dislocations and arbitrage opportunities in the agricultural global markets, which may reduce the earnings potential of agricultural merchandisers and processors.

We are required to carry significant amounts of inventory across all of our businesses. If a substantial portion of our inventory becomes damaged or obsolete, its value would decrease, and have an adverse impact on the Company’s financial results.

We are exposed to the risk of a decrease in the value of our inventories due to a variety of circumstances in all of our businesses. For example, within our Sadot Agri-Foods business, there is the risk that the quality of our inventory could deteriorate due to damage, moisture, insects, disease or foreign material. If the quality of our inventory were to deteriorate below an acceptable level, the value of our inventory could decrease significantly. In our Sadot farming operations business, planted acreage, and consequently the volume of fertilizer and crop protection products applied, is partially dependent upon government programs and the producer’s perception of demand. Technological advances in agriculture, such as genetically engineered seeds that resist disease and insects, or that meet certain nutritional requirements, could also affect the demand for our crop nutrients and crop protection products. Either of these factors could render some of our inventory obsolete or reduce its value.

We face increasing exposure to country risk in countries that face financial, political, and economic unrest through unsecured credit, inventory, forward contract risk or payment origination that could adversely affect our future results of operations, financial position, and cash flows.

We have increased our international supply chain operations and exposure. With the increased international presence comes additional country risk through trade flows around the globe with direct exposure to the counterparty, via contract mark-to-market exposure, unsecured accounts receivable or inventory in the country. In certain areas in which we trade (both origination and destination) country risk is more prevalent given the country’s political and/or economic situations. The addition of purchases and sales of grain in vessel sized quantities to support the Sadot Agri-Foods business including farming operations increases the size and potential severity of our country risk. Additionally, there could be a rapid increase in interest rates creating difficulty for our counterparties to access U.S. dollars making it difficult to collect accounts receivable timely.

We are exposed to potential business disruption including, but not limited to, disruption of transportation services, disruption in the supply, and other impacts resulting from acts of terrorism or war, natural disasters, pandemics, severe weather conditions, accidents, or other planned disruptions, which could adversely affect our operating results.

Our operations rely on dependable and efficient transportation services the disruption of which could result in difficulties supplying materials to our facilities and impair our ability to deliver products to our customers in a timely manner. Certain factors which may impact the availability of agricultural commodity raw materials are out of our control including, but not limited to, disruptions resulting from weather, high or low river water conditions, economic conditions, manufacturing delays or disruptions at suppliers, shortage of materials, interruption of energy supply and unavailable or poor supplier credit conditions.

We are continuing to enhance and deploy additional food safety and security procedures and controls to appropriately mitigate the risks of any adulteration of the Company’s products in the supply chain.

Our business is seasonal, and our results may fluctuate depending on the harvest cycle of the crops upon which we rely and seasonal fluctuations related to the sale of our consumer products.

As with any agricultural business enterprise, our business operations are seasonal in nature. For example, in our Agribusiness segment, while there is a degree of seasonality in the growing season and procurement of our principal raw materials, such as soybeans and grains, we typically do not experience material fluctuations in volume between the first and second half of the year since we are geographically diversified between the northern and southern hemispheres.

This creates price fluctuations, which result in fluctuations in our inventories and a degree of seasonality in our gross profit. In addition, certain of our consumer food products are other annual events. Seasonality could have a material adverse effect on our business and financial performance. In addition, our quarterly results may vary as a result of the effects of fluctuations in commodities prices, production yields and costs.

We are vulnerable to the effects of supply and demand imbalances in our industries.

Historically, the market for some agricultural commodities and fertilizer products has been cyclical, with periods of high demand and capacity utilization stimulating new plant investment and the addition of incremental processing or production capacity by industry participants to meet the demand. The timing and extent of this expansion may then produce excess supply conditions in the market, which, until the supply/demand balance is again restored, negatively impacts product prices and operating results. During times of reduced market demand, we may suspend or reduce production at some of our facilities. The extent to which we efficiently manage available capacity at our facilities will affect our profitability.

Our Company may fail to realize the benefits of or experience delays in the execution of its growth strategy, which encompasses organic and inorganic initiatives, including those outside the U.S. and in businesses where our Company does not currently have a large presence.

As we execute our growth strategy, through both organic and inorganic growth, we may encounter risks which could result in increased costs, decreased revenues and delayed synergies. Growth in new geographies outside the U.S. can expose us to volatile economic, political and regulatory risks that may negatively impact our operations and ability to achieve our growth strategy. Expanding businesses where we have limited presence may expose us to risks related to the inability to identify an appropriate partner or target and favorable terms, inability to retain/hire strategic talent or integration risks that may require significant management resources that would have otherwise been available for ongoing growth or operational initiatives. Acquisitions may involve unanticipated delays, costs and other problems. Due diligence performed prior to an acquisition may not identify a material liability or issue that could impact our reputation or adversely affect results of operations resulting in a reduction of the anticipated acquisition benefits. Additionally, acquisitions may involve integration risks such as: internal control effectiveness, system integration risks, the risk of impairment charges related to goodwill and other intangibles, ability to retain acquired employees and other unanticipated risks.

Failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes expansion into multiple verticals of the food supply chain, including expansion into new commodity trade routes and geographies, farming & warehousing, logistics & transportation, food processing, restaurant franchising, sustainability and carbon offsets. Our existing management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could harm our business, financial condition and results of operations.

The Company may not be able to effectively integrate businesses it acquires.

We continuously look for opportunities to enhance our existing businesses through strategic acquisitions. The process of integrating an acquired business into our existing business and operations may result in unforeseen operating difficulties and expenditures as well as require a significant amount of management resources. There is also the risk that our due diligence efforts may not uncover significant business flaws or hidden liabilities. In addition, we may not realize the anticipated benefits of an acquisition and they may not generate the anticipated financial results. Additional risks may include the inability to effectively integrate the operations, products, technologies and personnel of the acquired companies. The inability to maintain uniform standards, controls, procedures and policies would also negatively impact operations.

Failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes expansion into multiple verticals of the food supply chain, including expansion into new commodity trade routes and geographies, farming & warehousing, logistics & transportation, food processing, restaurant franchising, sustainability and carbon offsets. Our existing management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could harm our business, financial condition and results of operations.

We may not realize the anticipated benefits of acquisitions, divestitures or joint ventures.

Part of our strategy involves acquisitions, alliances and joint ventures designed to expand or optimize our portfolio of businesses. Our ability to benefit from acquisitions, joint ventures, and alliances depends on many factors, including our ability to identify suitable prospects, access funding sources on acceptable terms, negotiate favorable transaction terms, and successfully consummate and integrate any businesses we acquire. In addition, we proactively review our portfolio of businesses in order to identify opportunities to enhance shareholder value and may decide as a result of such reviews or otherwise, from time to time, to divest certain of our assets or businesses by selling them or entering into joint ventures. Our ability to successfully complete a divestiture will depend on, among other things, our ability to identify buyers that are prepared to acquire such assets or businesses on acceptable terms and to adjust and optimize our retained businesses following the divestiture.

Our acquisition, joint venture, or divestiture activities may involve unanticipated delays, costs, and other problems. If we encounter unexpected problems with acquisitions, joint ventures, or divestitures, our senior management may be required to divert attention away from other aspects of our businesses to address these problems. Additionally, we may fail to consummate proposed acquisitions, joint ventures or divestitures, after incurring expenses and devoting substantial resources, including management time, to such transactions.

Acquisitions also pose the risk that we may be exposed to successor liability relating to actions by an acquired company and its management before the acquisition. The due diligence we conduct in connection with an acquisition, the controls and policies we implement at acquired companies, and any contractual guarantees or indemnities that we receive from the sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities. A material liability associated with an acquisition could adversely affect our reputation and results of operations and reduce the benefits of the acquisition. Additionally, acquisitions involve other risks, such as differing levels of management and internal control effectiveness at the acquired entities, systems integration risks, the risk of impairment charges relating to goodwill and intangible assets recorded in connection with acquisitions, the risk of significant accounting charges and expenses resulting from the completion and integration of a sizable acquisition, the need to fund increased capital expenditures and working capital requirements, our ability to retain and motivate employees of acquired entities, compliance and reputational risks and other unanticipated problems and liabilities.

Divestitures may also expose us to potential liabilities or claims for indemnification, as we may be required to retain certain liabilities or indemnify buyers for certain matters, including legal, environmental, or litigation matters associated with the assets or businesses that we sell. The magnitude of any such retained liability or indemnification obligation may be difficult to quantify at the time of the transaction and its cost to us could ultimately exceed the proceeds we receive for the divested assets or businesses. Divestitures also have other inherent risks, including possible delays in closing transactions (including potential difficulties in obtaining regulatory approvals), the risk of lower-than-expected sales proceeds for the divested businesses and unexpected costs or other difficulties associated with the separation of the businesses to be sold from our information technology systems and other management processes, including the loss of key personnel. Further, expected cost savings or other anticipated efficiencies or benefits from divestitures may also be difficult to achieve or maximize.

Additionally, we joint ventures and investments in which we have limited control over governance, financial reporting, and operations. As a result, we face certain operating, financial, and other risks relating to these investments, including risks related to the financial strength of our joint venture partners or their willingness to provide adequate funding for the joint venture, having differing objectives from our partners, the inability to implement some actions with respect to the joint venture’s activities that we may believe are favorable if the joint venture partner does not agree, compliance risks relating to actions of the joint venture or our partners, and the risk that we will be unable to effectively work with or resolve disputes with the joint venture partner. As a result, these investments may contribute significantly less than anticipated to our earnings and cash flows.

We outsource certain aspects of our business to third-party vendors and consultants which subjects us to risks, including disruptions in our business and increased costs.

We have outsourced certain administrative functions for our business to third-party service providers. We also outsource certain information technology support services and benefit plan administration. Our Sadot Agri-Foods operations have relied on Aggia LLC FZ as third-party consultants to execute commodity trades and conduct farming operations. In the future, we may outsource other functions to achieve cost savings and efficiencies. If the service providers to which we outsource these functions do not perform effectively, we may not be able to achieve the expected cost savings and may have to incur additional costs in connection with such failure to perform. Depending on the function involved, such failures may also lead to business disruption, transaction errors, processing inefficiencies, the loss of sales and customers, the loss of or damage to intellectual property through security breach, and the loss of sensitive data through security breach or otherwise. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers or prevent us from paying our collective suppliers or employees or receiving payments on a timely basis.

In the event our consulting agreement with Aggia LLC FZ were to terminate, or were to prove unsuccessful, our food origination and trading operations would be negatively impacted and we may be forced to curtail or cease operations in this business segment.

Sadot Agri-Foods, is an international agri-commodities company engaged in the trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships to/from markets across the globe. Sadot Agri-Foods was formed as part of our diversification strategy to own and operate, through its subsidiaries, business lines throughout the food value chain and is our largest operating unit. Sadot Agri-Foods has engaged Aggia LLC FZ, a major shareholder of Sadot Group (“Aggia”) to provide critical consulting services. On November 14, 2022, the Company, Sadot LLC and Aggia entered into the Services Agreement pursuant to which Aggia agreed to provide services with respect to the operations of Sadot Agri-Foods. In the event Aggia were to terminate their agreement, our food origination and trading operations would be negatively impacted and we may be forced to curtail or cease operations in this business segment.

We face increasing competition and pricing pressure from other companies in our industries. If we are unable to compete effectively with these companies, our sales and profit margins would decrease, and our earnings and cash flows would be adversely affected.

The markets for our products in each of our business segments are highly competitive. While we have substantial operations in certain of the regions where we operate, some of our competitors are significantly larger, compete in wider markets, have greater purchasing power, and have considerably larger financial resources. We also may enter into new markets where our brand is not recognized and in which we do not have an established customer base. Competitive pressures in all of our businesses could affect the price of, and customer demand for, our products, thereby negatively impacting our profit margins and resulting in a loss of market share.

The restaurant industry is intensely competitive, and we compete with many well-established food service companies on the basis of product choice, quality, affordability, service and location. Each of our brands also competes for qualified franchisees, suitable restaurant locations and management and personnel. Some of our competitors have substantially greater financial resources, higher revenues and greater economies of scale than we do. These advantages may allow them to implement their operational strategies more quickly or effectively than we can or benefit from changes in technologies, which could harm our competitive position. If we are unable to maintain our competitive position, we could experience lower demand for products, downward pressure on prices, reduced margins, an inability to take advantage of new business opportunities, a loss of market share, reduced franchisee profitability and an inability to attract qualified franchisees in the future. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

The interests of our franchisees may conflict with ours or yours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.

Franchisees, as independent business operators, may from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the franchise agreement and the terms and conditions of the franchisee/franchisor relationship. This may lead to disputes with our franchisees, and we expect such disputes to occur from time to time in the future as we continue to offer franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our franchisees will be diverted from our restaurants, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.

In addition, various state and federal laws govern our relationship with our franchisees and our potential sale of a franchise. A franchisee and/or a government agency may bring legal action against us based on the franchisee/franchisor relationships that could result in the award of damages to franchisees and/or the imposition of fines or other penalties against us.

We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

Franchisees are independent business operators and are not our employees, and we do not exercise control over the day-to-day operations of their restaurants. We provide training and support to franchisees, and set and monitor operational standards, but the quality of franchised restaurants may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and train qualified managers and other restaurant personnel. If franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could decline significantly, which would reduce our royalty and other revenues, and the impact on profitability could be greater than the percentage decrease in royalties and fees.

The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

We have registered Sadot®, Pokémoto®, Muscle Maker Grill® and other certain names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office and Muscle Maker Grill® in one foreign country. Our brand campaign, Great Food with Your Health in Mind™ and Get in the Aloha State of Mind™ have also been approved for registration with the United States Patent and Trademark Office. In addition, the Sadot, Muscle Maker Grill and Pokémoto logos, recipes, website name and addresses (www.sadotgroupinc.com, www.musclemakergrill.com and www.pokemoto.com) and Facebook, Instagram, Linkedin, Twitter and other social media and internet accounts are our intellectual property as well as Muscle Maker Grill and Pokémoto recipes and trade dress. We maintain the recipe for our healthy inspired recipes, as well as certain proprietary standards, specifications and operating procedures, as trade secrets or confidential proprietary information. The success of our business strategy depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and develop our branded products. If our efforts to protect our intellectual property are not adequate, or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded products to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in the United States and in foreign countries will be adequate. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

As of November 2025 we are in the last phase of negotiations and closing of the restaurant transaction. There is no assurance that given the demand by parties holding a secured lien over the assets that we will be able to sell the restaurants in a timely manner or at all.

Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in overall or restaurant revenues. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

Our information technology systems, processes and sites may suffer interruptions, security breaches or failures that may adversely affect our ability to conduct our business

We rely on certain key information technology systems, some of which are dependent on services provided by third parties, to provide critical data and services for internal and external users, including procurement and inventory management, transaction processing, financial, commercial and operational data, human resources management, legal and tax compliance, and other information and processes necessary to operate and manage our business. If we or our third party service providers do not respond or perform effectively in connection with a cybersecurity breach or system failure, our business may be impacted.

Increased global cybersecurity vulnerabilities, threats and more sophisticated and targeted cybersecurity attacks pose a potentially significant risk to the security of our information technology systems, networks and services, as well as the confidentiality, availability and integrity of our data and the confidential data of our employees, customers, suppliers and other third parties that we may hold. Such vulnerabilities include, among other things, social engineering threats and more sophisticated computer crime, including advanced persistent threats and zero-day vulnerability exploits. We may incur significant costs in protecting against potential security breaches, cyber-based attacks, or other cybersecurity incidents. We and our third-party service providers are targeted by malicious actors and expect such incidents to continue and the frequency and severity of such attacks to increase. While we have implemented cybersecurity and data protection measures, our efforts to minimize the risks and impacts of cyberattacks and protect our information technology systems may be insufficient and we may experience significant breaches or other failures or disruptions that could compromise our systems and the information we store and, ultimately, affect our business operations and results of operations. Additionally, hybrid or remote work arrangements among our employees and employees of our third-party providers present additional operational risks to our information technology systems, including, but not limited to, increased risks of cyberattacks and security breaches. We are also exposed to the risk of insider threat attacks. New technology that could result in greater operational efficiency may further expose our computer systems to the risk of cyberattacks.

In addition, the risk of cybersecurity incidents, including cyberattacks against the Ukrainian government and other countries in the region, has increased in connection with the ongoing Ukraine-Russia war, driven by justifications such as retaliation for the sanctions imposed in conjunction with the war, or in response to certain companies’ continued operations in Russia. It is possible that these attacks could have collateral effects on additional critical infrastructure and financial institutions globally. While we no longer have operations in Russia, we do have operations in the region that, along with our operations globally, could be adversely affected by these attacks, including cyber-based attacks against our information technology systems, or be at risk to collateral effects of such attacks. While we have taken actions to mitigate such potential risks, the proliferation of malware from the war into systems unrelated to the war, or cyberattacks against U.S. companies in retaliation for U.S. sanctions against Russia, or U.S. support of Ukraine, could also adversely affect our operations.

We have implemented security policies, training programs, measures and disaster recovery plans designed to prevent, detect and mitigate cyber-based attacks, and to protect the security and continuity of our networks and critical systems. These measures may not adequately prevent adverse events such as breaches or failures from occurring, or mitigate their severity if they do occur.

If our information technology systems are breached, damaged or fail to function properly due to any number of causes, such as security breaches or cyber-based attacks, systems implementation difficulties, catastrophic events or power outages, and our security, contingency disaster recovery, or other risk mitigation plans do not effectively mitigate these occurrences on a timely basis, we may experience a material disruption in our ability to manage our business operations and produce financial reports, as well as significant costs and lost business opportunities until they are remediated. Further, our sensitive information may be compromised and we may suffer representational harm.

We are also subject to a variety of laws and regulations regarding data privacy, data protection, and data security, including laws related to the collection, storage, handling, use, disclosure, transfer, and security of personal information. Data privacy regulations continue to evolve, and non-compliance with such regulations, including as a result of adoption of emerging technologies, such as artificial intelligence, could subject the Company to legal claims or proceedings, potential regulatory fines and penalties and damage to our reputation. These factors may adversely impact our business, results of operations, and financial condition, as well as our competitive position.

Human capital requirements may not be sufficient to effectively support global operations.

Our global operations function with trained individuals necessary for the warehousing, and shipping of raw materials for products used in other areas of manufacturing or sold as inputs or products to third-party customers. Our Company has various methods and tactics to mitigate potential shortfalls.

Matters relating to employment and labor law may adversely affect our business.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Significant additional government regulations and new laws, including mandating increases in minimum wages, changes in exempt and non-exempt status, or mandated benefits such as health insurance could materially affect our business, financial condition, operating results or cash flow. Furthermore, if our or our franchisees’ employees unionize, it could materially affect our business, financial condition, operating results or cash flow.

We are also subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination or violation of wage and labor laws. Such claims could also be asserted against us by employees of our franchisees. Moreover, claims asserted against franchisees may at times be made against us as a franchisor. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

In addition, various states in which we operate are considering or have already adopted new immigration laws or enforcement programs, and the United States Congress and Department of Homeland Security from time to time consider and may implement changes to federal immigration laws, regulations or enforcement programs as well. Some of these changes may increase our obligations for compliance and oversight, which could subject us to additional costs and make our hiring process more cumbersome or reduce the availability of potential employees. Although we require all workers to provide us with government-specified documentation evidencing their employment eligibility, some of our employees may, without our knowledge, be unauthorized workers. Unauthorized workers are subject to deportation and may subject us to fines or penalties, and if any of our workers are found to be unauthorized, we could experience adverse publicity that negatively impacts our brand and may make it more difficult to hire and keep qualified employees. Termination of a significant number of employees who were unauthorized employees may disrupt our operations, cause temporary increases in our labor costs as we train new employees and result in additional adverse publicity. We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on our business, financial condition and results of operations.

Finally, the Company has employees who reside in different countries around the world who have specific labor law requirements we are subject to follow.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers, significant employees and expertise of our hired consultants. Our executive officers, significant employees and hired consultants have significant experience in food service, international and agri-foods industries. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

Our risk management strategies may not be effective.

Our business is affected by fluctuations in agricultural commodity prices, transportation costs, energy prices, interest rates, and foreign currency exchange rates. We engage in hedging transactions to manage these risks. However, our exposures may not always be fully hedged, and our hedging strategies may not be successful in minimizing our exposure to these fluctuations. In addition, our risk management strategies may seek to position our overall portfolio relative to expected market movements. While we have implemented a broad range of risk monitoring and control procedures and policies to mitigate potential losses, they may not in all cases be successful in anticipating a significant risk exposure and protecting us from losses that have the potential to impair our financial position.

Risks Related to Ownership of Our Common Stock and Lack of Liquidity

As a smaller reporting company, we are exempt from certain disclosure requirements, which could make our Common Stock less attractive to the potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

We have a limited number of authorized shares of common stock, which may restrict our ability to raise additional capital without shareholder approval.

Our Articles of Incorporation, as amended, authorizes the issuance of only 2,000,000 shares of common stock, of which approximately 1,300,000 shares are issued and outstanding. This leaves approximately 700,000 shares of common stock available for future issuance without further shareholder approval, which will be further reduced if we implement the Purchase Agreement with Helena. If we seek to raise additional capital through the issuance of equity securities, including in public or private offerings, pursuant to employee equity incentive plans, upon exercise of outstanding warrants or options, or in connection with acquisitions or other strategic transactions, we may exhaust our remaining authorized but unissued shares. In such event, we would be unable to issue additional shares of common stock unless and until our shareholders approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock. Obtaining such shareholder approval requires the solicitation of proxies, the preparation and filing of a proxy statement with the SEC, and the holding of a special or annual meeting of shareholders, which processes are time-consuming, costly, and uncertain in outcome. There can be no assurance that our shareholders will approve any proposed increase in authorized shares, or that such approval will be obtained on a timely basis, if at all. If we are unable to obtain shareholder approval to increase our authorized shares, or if there are delays in doing so, we may be precluded from pursuing capital-raising opportunities, funding our operations, executing acquisitions, or satisfying existing obligations, any of which could materially and adversely affect our liquidity, financial condition, and results of operations. In addition, the need to seek shareholder approval for an increase in authorized shares may deter potential investors or limit our flexibility in responding to market conditions or strategic opportunities.

We are subject to significant pending litigation that, if resolved unfavorably, could result in substantial monetary damages exceeding our current financial resources and potentially lead to bankruptcy.

We are involved in multiple material legal proceedings with aggregate claimed damages that would exceed our cash availability (excluding interest, punitive damages, and counterclaim-related exposures). These include a lawsuit in Zambia seeking rescission of agreements and damages, and an arbitration in London for alleged non-delivery and breach of contract. Although we believe we have meritorious defenses and have asserted substantial counterclaims, litigation outcomes are inherently uncertain. An adverse judgment or series of judgments in one or more of these matters could require payments that exceed our available cash, insurance coverage, and access to capital, which could materially impair our liquidity, force us to seek additional financing on unfavorable terms, or result in insolvency or bankruptcy proceedings.

We are an emerging growth company and subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	Taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	Being exempt from the requirement to hold a non-binding advisory vote on executive compensations and stockholder approval of a golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

As a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we have incurred significant legal, accounting and other expenses that we did not incur as a private company. In addition, the rules of the SEC and those of The NASDAQ Stock Market LLC (“NASDAQ”), NASDAQ Capital Market has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts.

We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the exchange we are listed on, the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Our stock price may be volatile.

The market price of our Common Stock has been highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the following:

●	services by us or our competitors;

●	additions or departures of key personnel;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. In addition, we may incur debt financing to further finance our operations, the governing documents of which may contain restrictions on our ability to pay dividends.

If we are unable to maintain listing of our securities on the NASDAQ Capital Market or another reputable stock exchange, it may be more difficult for our stockholders to sell their securities.

NASDAQ requires listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, NASDAQ should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NYSE American or NASDAQ Capital Market and if the price of our Common Stock is less than $5.00 per share, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive; (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Provisions in our articles of incorporation and bylaws and Nevada law may discourage, delay or prevent a change of control of our Company and, therefore, may depress the trading price of our stock.

Our articles of incorporation and bylaws contain certain provisions that may discourage, delay or prevent a change of control that our stockholders may consider favorable. These provisions:

●	prohibit stockholder action to elect or remove directors by majority written consent;

●	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

●	prohibit our stockholders from calling a special meeting of stockholders; and

●	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

Risks Related to the Equity Line

Substantial blocks of our common stock may be sold into the market as a result of the shares sold to Helena under the Purchase Agreement, which may cause the price of our common stock to decline.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

On September 23, 2025, the Company entered into the Purchase Agreement with Helena. Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to Helena, from time to time as provided therein, and Helena shall purchase from the Company, up to the Commitment Amount of the Company’s Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein. Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver an Advance Notice to Helena to purchase a portion of the Commitment Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. The shares of Common Stock purchased pursuant to an Advance will be purchased at the Purchase Price equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of Helena’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of Helena’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day.

Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to Helena in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount. Sales of shares of Common Stock to Helena under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and Helena shall not purchase, any shares of Common Stock if such issuance would cause Helena’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained.

Any issuance of shares of common stock pursuant to this facility will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Helena at any one time or in total, or the actual gross proceeds resulting from those sales.

We generally have the right to control the timing and amount of any sales of our shares of common stock to Helena under the Purchase Agreement. Sales of our common stock, if any, to Helena under the Purchase Agreement will depend upon market conditions and other factors. We may ultimately decide to sell to Purchase Agreement all, some or none of the shares of our common stock that may be available for us to sell to Helena pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by Helena for the shares of common stock that we may elect to sell to Helena under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable the pricing period, it is not possible for us to predict, as of the date hereof and prior to any such sales, the number of shares of common stock that we will sell to Helena under the Purchase Agreement, the purchase price per share that Helena will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Helena under the Purchase Agreement, if any.

In addition, we will not be able to issue shares of common stock in excess of 20% of our issuance and outstanding shares of common stock as of the date of the Purchase Agreement until approved by the shareholders of the Company under the Purchase Agreement in accordance with applicable Nasdaq rules. Depending on the market prices of our common stock in the future, this could be a significant limitation on the amount of funds we are able to raise pursuant to the Purchase Agreement. Other limitations in the Purchase Agreement, including the Ownership Limitation, and our ability to meet the conditions necessary to deliver an Advance Notice, could also prevent us from being able to raise funds up to the $10.0 million commitment amount.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $10.0 million of our common stock to Helena, only 386,151 shares of our common stock have been registered for resale by Helena under the registration statement consisting of (i) the 13,849 commitment shares that we issued to Helena upon execution of the Purchase Agreement as consideration for its commitment to purchase our common stock under the Purchase Agreement and (ii) up to 386,151 shares of common stock that we may elect to sell to Helena, in our sole discretion, from time to time from and after the date of, and pursuant to, the Purchase Agreement. Even if we elect to sell to Helena all of the shares of common stock that have been registered for resale, depending on the market prices of our common stock at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $10.0 million commitment amount under the Purchase Agreement, which could materially adversely affect our liquidity.

If we desire to issue and sell to Helena under the Purchase Agreement more than the 386,151 shares registered, and the Exchange Cap provisions and other limitations in the Purchase Agreement would allow us to do so, we would need to file with the SEC one or more additional registration statements to register under the Securities Act the resale by Helena of any such additional shares of our common stock and the SEC would have to declare such registration statement or statements effective before we could sell additional shares.

Further, the resale by Helena of a significant amount of shares registered for resale at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.

The sale and issuance of our shares of Common Stock to Helena will cause dilution to our existing shareholders, and the sale of the shares of Common Stock acquired by Helena, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

The purchase price for the shares that we may sell to Helena under the Purchase Agreement will fluctuate based on the price of our shares of Common Stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Common Stock to fall. If and when we do sell shares to Helena, Helena may resell all, some, or none of those shares at its discretion, subject to the terms of the Purchase Agreement. Therefore, sales to Helena by us could result in substantial dilution to the interests of other holders of our shares of Common Stock. Additionally, the sale of a substantial number of shares of Common Stock to Helena, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of shares of Common Stock by Helena in the public market or otherwise, or the perception that such sales could occur, could also harm the prevailing market price of our shares of Common Stock.

Following these issuances described above and as restrictions on resale end and registration statements are available for use, the market price of our shares of Common Stock could decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our shares of Common Stock.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Helena. If and when we do elect to sell shares of our common stock to Helena pursuant to the Purchase Agreement, Helena may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Helena in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Helena in this offering as a result of future sales made by us to Helena at prices lower than the prices such investors paid for their shares in this offering.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

The extent to which we rely on Helena as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, our ability to meet the conditions necessary to deliver Advance Notices under the Purchase Agreement, the impacts of the Exchange Cap and the Ownership Limitation and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the Purchase, if any, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed towards servicing our Sadot Agri-Foods, Sadot restaurant group and Sadot farming operations. The fact that we have a limited operating history with respect to the Agri-Foods and farming operations business means we have limited historical data on the demand for our services. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.

We entered into the Purchase Agreement whereby we will have the right, but not the obligation, to sell to Helena up to $10.0 million of our shares of common stock. However, our right to sell shares under the Purchase Agreement is subject to certain conditions that may not be satisfied. Accordingly, we may not be able to utilize this facility to raise additional capital when, or in the amounts, we may require.

As an early-stage growth company, our ability to access capital is critical. We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to use the Purchase Agreement, if the conditions for its use are satisfied and seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.

Management will have broad discretion as to the use of the proceeds from the Purchase Agreement, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the Purchase Agreement to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital and general corporate purposes that may not improve our financial condition or advance our business objectives.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements”. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “might,” “likely to,” “aim,” “goal,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, our actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect our actual performance. These forward-looking statements include, but are not limited to, statements about our future financial performance, including the following:

●	our ability to generate revenue and profit;

●	our ability to expand our business model;

●	our ability to manage or expand operations;

●	our ability to maintain adequate control of our expenses as we seek to grow;

●	our ability to establish or protect our intellectual property;

●	our ability to implement marketing and sales strategies and adapt and modify them as needed; and

●	our implementation of required financial, accounting and disclosure controls and procedures and related corporate governance policies.

Although the forward-looking statements included herein, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including by the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

EQUITY LINE FINANCING

This prospectus relates to the offer and sale from time to time by Helena of up to the Commitment Amount in shares of Common Stock of Sadot Group that may be issued by us to Helena pursuant to that certain Purchase Agreement. From time to time, we may register additional shares of Common Stock pursuant to the Purchase Agreement, in excess of the 400,000 shares initially registered under the registration statement of which this prospectus forms a part. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. The actual number of shares of our Common Stock issuable will vary depending on the then-current market price of shares of our Common Stock sold to Helena under the Purchase Agreement, but will not exceed the number set forth on the cover page of this prospectus unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”). See “Selling Stockholder” beginning on page 72 of this prospectus for additional information regarding Helena.

Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to Helena, from time to time as provided therein, and Helena shall purchase from the Company, up to the Commitment Amount of the Company’s Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein.

Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver written notices (each, an “Advance Notice”) to Helena to purchase a portion of the Commitment Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price (the “Purchase Price”) equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of Helena’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of Helena’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day.

Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to Helena in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount.

Sales of shares of Common Stock to Helena under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and Helena shall not purchase, any shares of Common Stock if such issuance would cause Helena’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained. On September 23, 2025, the Company entered into the Engagement Agreement with the Placement Agent. Pursuant to the Engagement Agreement, the Company agreed to pay the Placement Agent a cash fee of 1.25% of the net proceeds drawn from the Purchase Agreement.

In consideration for Helena’s execution and delivery of the Purchase Agreement, the Company issued to Helena 13,849 shares of Common Stock or Commitment Fee Shares having an aggregate value of $100,000, calculated as $100,000 divided by the lowest one-day VWAP during the five (5) Trading Days immediately preceding the entry into the Purchase Agreement (the “Original Commitment Fee Share Amount”). If the closing price of the Common Stock on the Principal Market on the Trading Day the Registration Statement is declared effective is less than the Commitment Fee Share Reference Price, the Company shall issue additional Make-Whole Shares such that the total Commitment Fee Shares equal $100,000 divided by such closing price, minus the Original Commitment Fee Share Amount. The Commitment Fee Shares will bear a standard restrictive legend and be Registrable Securities under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification rights, and agreements of the parties, as well as certain customary covenants.

The Purchase Agreement will terminate on the earliest to occur of (i) the expiration of the Commitment Period (which commences on the date of the Purchase Agreement and expires upon termination in accordance with the Purchase Agreement), (ii) the date on which Helena shall have purchased the total Commitment Amount pursuant to the Purchase Agreement, (iii) the date the Purchase Agreement is terminated pursuant to its terms, or (iv) the date on which the Common Stock fails to be listed or quoted on the Nasdaq Capital Market or other eligible market.

The Company has agreed to file a registration statement with the SEC within 15 days of the date of the Purchase Agreement (“Filing Deadline”) and to use commercially reasonable efforts to have it declared effective in no event later than 90 calendar days following the date of the Purchase Agreement (“Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, the Company will be unable to issue Advances under the Purchase Agreement until such registration statement is filed and effective, as Helena would be unable to resell the shares without an effective Registration Statement. Such failure may constitute a material breach of the Purchase Agreement, entitling Helena to terminate the Agreement and seek other remedies, including indemnification for any losses incurred. If the registration statement is not filed on or prior to the Filing Deadline or a registration statement is not declared effective by the SEC by the Effectiveness Deadline, then, in addition to any other rights Helena may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date, the Company shall pay to Helena an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Commitment Amount.

The Company intends to use the net proceeds from any sales of Common Stock pursuant to the Purchase Agreement, if any, for working capital and general corporate purposes.

We are registering the shares on behalf of Helena, to be offered and sold by it from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by Helena pursuant to this prospectus. We may receive up to $10,000,000 in aggregate gross proceeds from Helena under the Purchase Agreement in connection with sales of the shares of our Common Stock pursuant to the Purchase Agreement at varying purchase prices after the date of this prospectus. However, the actual proceeds from Helena may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold. The purchase price per share that Helena will pay for shares of Common Stock purchased from us under the Purchase Agreement will fluctuate based on the market price of our shares at the time we elect to sell shares to Helena and, further, to the extent that the Company sells shares of Common Stock under the Purchase Agreement, substantial amounts of shares could be issued and resold, which would cause dilution and may impact the Company’s stock price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder pursuant to this prospectus. We may receive up to $10,000,000 in aggregate gross proceeds from Helena under the Purchase Agreement in connection with sales of the shares of our Common Stock pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds from Helena may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold.

We intend to use the proceeds from the Purchase Agreement, if any, for working capital and other general corporate purposes. Pending these uses, we may invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

Our expected use of proceeds from the Purchase Agreement described above represents our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described in the section titled “Risk Factors” in this prospectus and the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may find it necessary or advisable to use the net proceeds for other purposes. We will have broad discretion over how to use the net proceeds to us under the Purchase Agreement.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Sadot Group Inc. is our parent company and is headquartered in Burleson, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global organization focused on the Agri-Foods supply-chain. As of June 30, 2025, Sadot Group consisted of 1 distinct operating unit and 1 discontinued operations.

Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

Sadot Restaurant Group, LLC (“Sadot Food Services”): has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. SuperFit Foods was sold in August 2024. This entire operating segment was identified as held for sale. Please see Note 3 – Assets held for sale and Note 4 – Discontinued operations for further details.

Key Financial Definitions

We review a number of financial and operating metrics, including the following key metrics and non-GAAP measures, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Governmental and other economic factors affecting our operations may vary.

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Commodity sales	114,338	173,293	246,506	279,800

Other revenues	52	—	52	—
Cost of goods sold	(109,403)	(167,505)	(235,559)	(271,202)
Gross profit	4,987	5,788	10,999	8,598

Depreciation and amortization expenses	(27)	(92)	(54)	(183)

Stock-based expenses	(419)	(1,921)	(1,847)	(2,717)
Sales, general and administrative expenses	(2,771)	(1,701)	(5,852)	(3,093)
Income from operations	1,770	2,074	3,246	2,605

EBITDA	1,550	3,422	3,938	3,430
EBITDA attributable to Sadot Group Inc.	1,653	3,474	4,159	3,530

Our key business and financial metrics are explained in detail below.

Revenues

Our revenues are derived from Commodity sales. Commodity sales revenues are comprised of revenues generated from the purchase and sales of physical food and feed commodities related to our trading, farming operations and management fees received for performing certain management services under contract.

Cost of Goods Sold

Cost of goods sold includes commodity costs, labor, rent and other operating expenses.

Reclassification

During the three and six months ended June 30, 2025, the Company reclassified gains previously recognized in Other income related to the fair value remeasurement of certain financial instruments into Cost of goods sold (“COGS”). The reclassification was made to better reflect the nature and function of these instruments, which are economically linked to the Company’s inventory procurement, sales activities and to be consistent with our competitors. Management determined that presenting the related gains in COGS more accurately reflects the impact of these instruments on the Company’s gross margin and provides more decision-useful information to financial statement users. This change in presentation had no impact on net income, total comprehensive income, or earnings per share for the period.

Depreciation and Amortization Expenses

Depreciation and amortization expenses primarily consist of the depreciation of property and equipment.

Stock-Based Expenses

Stock-based expenses include all expenses that are paid with stock. This includes stock-based consulting fees due to Aggia and other consultants, stock compensation paid to our board of directors, and stock compensation paid to employees. The consulting fees due to Aggia are related to ongoing Sadot Agri-Foods and expansion of the global agri-foods commodities business. Based on the initial Services Agreement with Aggia LLC FZ, a Company formed under the laws of United Arab Emirates (“Aggia”), the consulting fees were calculated at approximately 80.0% of the Net Income generated by Sadot Agri-Foods through March 31, 2023. As of April 1, 2023, the consulting agreement was amended to calculate consulting fees on 40.0% of the Net income generated by Sadot LLC. Aggia waived the consulting fee of 40% on Net income generated by Sadot LLC for the three months ended June 30, 2025. Stock-based expenses were $0.4 million and $1.9 million, for the three months ended June 30, 2025 and 2024 and $1.8 million and $2.7 million, for the six months ended June 30, 2025 and 2024, respectively, and are recorded in the accompanying Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss).

Sales, General and Administrative Expenses

Sales, general and administrative expenses include expenses associated with corporate and administrative functions that support our operations, including wages, benefits, travel expense, legal and professional fees, training, investor relations and other corporate costs. We incur incremental Sales, general and administrative expenses as a result of being a publicly listed company on the NASDAQ capital market.

Other (Expense) / Income

Total Other (expense) / income listed below the Loss from operations in the accompanying Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss) consists of Change in fair value of stock-based compensation, loss on debt extinguishment and Interest expense, net.

Loss on debt extinguishment

Loss on debt extinguishment consist of the loss related to the exchange of stock for debt repayment, which is calculated using the variance between the agreed upon price per share of stock and the fair value of the stock on the date of the exchange and the gain recognized due to writing off accounts payable that have passed the statue of limitations and no longer deemed payable.

Income Tax Benefit / (Expense)

Income tax benefit / (expense) represent federal, state and local current and deferred income tax expense.

Net Income (Loss) Attributable to Non-controlling Interests

Net loss attributable to non-controlling interests were $0.1 million and $0.1 million for the three months ended June 30, 2025 and 2024, respectively. and $0.2 million and $0.1 million for the six months ended June 30, 2025 and 2024, respectively. During the year ended December 31, 2023 the Company created a joint-venture in which the Company has a 70% interest and the third-party equity ownership has a 30% Non-controlling interest.

Non-GAAP Measures

EBITDA and EBITDA Margin are non-GAAP measures. We define EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. We believe that EBITDA and EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate our operating results and ongoing profitability because they permit investors to evaluate our recurring profitability from our ongoing operating activities.

EBITDA and EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.

Reconciliations of EBITDA and Other Non-GAAP Measures

The following table presents a reconciliation of EBITDA from the most comparable U.S. GAAP measure, Net income and the calculations of the Net income Margin and EBITDA Margin for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Net income	286	2,317	1,106	2,004
Adjustments to EBITDA:
Depreciation and amortization expenses	27	92	54	183
Interest expense, net	1,237	1,008	2,778	1,236
Income tax expense	—	5	—	7
EBITDA	1,550	3,422	3,938	3,430
EBITDA attributable to non-controlling interest	103	52	221	100
EBITDA attributable to Sadot Group Inc.	1,653	3,474	4,159	3,530
Gross Profit	4,987	5,788	10,999	8,598
Gross Profit attributable to Sadot Group Inc.	5,090	5,840	11,220	8,698

Net income margin attributable to Sadot Group Inc.	0.3%	1.3%	0.4%	0.7%
EBITDA margin attributable to Sadot Group Inc.	1.4%	2.0%	1.7%	1.3%

Unaudited Condensed Consolidated Results of Operations - Three Months Ended June 30, 2025 Compared to the Three Months Ended June 30, 2024

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss) for the three months ended June 30, 2025 and 2024, respectively:

	Three Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Commodity sales	114,338	173,293	(58,955)	(34.0)%

Other revenues	52	—	52	NM
Cost of goods sold	(109,403)	(167,505)	58,102	(34.7)%
Gross profit	4,987	5,788	(801)	(13.8)%

Depreciation and amortization expenses	(27)	(92)	65	(70.7)%

Stock-based expenses	(419)	(1,921)	1,502	(78.2)%
Sales, general and administrative expenses	(2,771)	(1,701)	(1,070)	62.9%
Income from operations	1,770	2,074	(304)	(14.7)%

Interest expense, net	(1,237)	(1,008)	(229)	22.7%
Change in fair value of stock-based compensation	—	1,214	(1,214)	(100.0)%

Loss on debt extinguishment	(192)	—	(192)	NM
Income for continuing operations before income tax	341	2,280	(1,939)	85.0%
Income tax expense	—	(5)	5	(100.0)%
Net income for continuing operations	341	2,275	(1,934)	85.0%
Net income / (loss) for discontinued operations	(55)	42	(97)	231.0%
Net loss attributable to non-controlling interest	103	52	51	98.1%
Net income attributable to Sadot Group Inc.	389	2,369	(1,980)	83.6%

NM= not meaningful

The following table sets forth our results of operations as a percentage of total revenue for each period presented preceding:

	Three Months Ended June 30,
	2025 (unaudited)	2024 (unaudited)
Commodity sales	100.0%	100.0%
Other revenues	—%	—%
Cost of goods sold	(95.6)%	(96.7)%
Gross profit	4.4%	3.3%
Depreciation and amortization expenses	—%	(0.1)%
Stock-based expenses	(0.4)%	(1.1)%
Sales, general and administrative expenses	(2.4)%	(1.0)%
Income from operations	1.6%	1.2%
Interest expense, net	(1.1)%	(0.6)%
Change in fair value of stock-based compensation	—%	0.7%
Loss on debt extinguishment	(0.2)%	—%
Income for continuing operations before income tax	0.3%	1.3%
Income tax expense	—%	—%
Net income for continuing operations	0.3%	1.3%
Net income / (loss) for discontinued operations	—%	—%
Net loss attributable to non-controlling interest	0.2%	—%
Net income attributable to Sadot Group Inc.	0.3%	1.4%

Gross Profit

	Three Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Commodity sales	114,338	173,293	(58,955)	(34.0)%
Other revenues	52	—	52	NM
Cost of goods sold	(109,403)	(167,505)	58,102	(34.7)%
Gross profit	4,987	5,788	(801)	(13.8)%

NM= not meaningful

Our gross (loss) profit totaled $5.0 million profit for the three months ended June 30, 2025, compared to $5.8 million profit for the three months ended June 30, 2024. The $0.8 million decrease is primarily attributed to a decrease in Commodity sales partially offset by a decrease in Cost of goods sold.

We generated Commodity sales of $114.3 million for the three months ended June 30, 2025, compared to $173.3 million for the three months ended June 30, 2024. This represented a decrease of $59.0 million, which is primarily due to the Company not taking on trades with unfavorable margins.

We generated Other revenues of $0.1 million for the three months ended June 30, 2025, compared to nil for the three months ended June 30, 2024. This represented an increase of $0.1 million, which is attributable to management fees income due to a new management service offered.

Cost of goods sold for the three months ended June 30, 2025, totaled $109.4 million compared to $167.5 million for the three months ended June 30, 2024. The $58.1 million or 34.7% change is a direct result of the decrease in sales, reclassifying Sadot Agri Foods consulting fees to sales, general and administrative cost in 2025 and the reclass of gain on derivative contracts.

Depreciation and Amortization Expenses

	Three Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Depreciation and amortization expenses	(27)	(92)	65	(70.7)%

Depreciation and amortization expenses for the three months ended June 30, 2025, totaled $27.0 thousand compared to $0.1 million, for the three months ended June 30, 2024. The $0.1 million decrease is mainly attributed to Farm related assets being fully depreciated in 2024.

Stock-Based Expenses

	Three Months Ended June 30,		Variance
	2025	2024	$	%
	$’000	$’000	$’000
Stock-based expenses	(419)	(1,921)	1,502	(78.2)%

Stock-based expenses for the three months ended June 30, 2025, totaled $0.4 million compared to $1.9 million for the three months ended June 30, 2024. The $1.5 million decrease in Stock-based expenses is primarily the result Aggia waiving the 40% of the Net income due to them for consulting fees. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 40.0% of the Net income generated by Sadot Agri-Foods. This expense is paid in the vesting in restricted stock that was issued to Aggia in 2024 and this was waived by Aggia for the three months ended June 30, 2025

Sales, General and Administrative Expenses

	Three Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Sales, general and administrative expenses	(2,771)	(1,701)	(1,070)	62.9%

Sales, general and administrative expenses for the three months ended June 30, 2025, totaled $2.8 million compared to $1.7 million for the three months ended June 30, 2024. The $1.1 million increase was primarily attributable to an increase in consulting fees as a result of reclassifying Sadot Agri Foods consulting fees from cost of goods sold in 2025.

Other Income / (Expense)

	Three Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Total other income / (expense), net	(1,429)	206	(1,635)	(794)%

Other income for the three months ended June 30, 2025, totaled $1.4 million expense compared to $0.2 million income for the three months ended June 30, 2024. The $1.6 million decrease in income was primarily attributable to a $1.2 million decrease in income due to the change in fair value of stock-based compensation due to Aggia waiving its consulting fees and vesting of stock, a $0.2 million increase in expense due to the on Loss on extinguishment of debt and a $0.2 million increase in interest expense.

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss) for the three months ended June 30, 2025, by our operating segments:

	Three Months Ended June 30, 2025 (unaudited)
	Sadot food service	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Commodity sales	—	114,338	—	114,338
Other revenues	—	52	—	52
Cost of goods sold	—	(109,403)	—	(109,403)
Gross profit	—	4,987	—	4,987
Depreciation and amortization expenses	—	(26)	(1)	(27)
Stock-based expenses	—	—	(419)	(419)
Sales, general and administrative expenses	—	(1,677)	(1,094)	(2,771)
Income / (loss) from operations	—	3,284	(1,514)	1,770
Interest income / (expense), net	—	53	(1,290)	(1,237)
Loss on debt extinguishment	—	—	(192)	(192)
Income / (loss) for continuing operations before income tax	—	3,337	(2,996)	341
Income tax expense	—	—	—	—
Net income / (loss) for continuing operations	—	3,337	(2,996)	341
Loss for discontinued operations, net of income tax	(55)	—	—	(55)
Net income / (loss)	(55)	3,337	(2,996)	286
Net loss attributable to non-controlling interest	—	103	—	103
Net income / (loss) attributable to Sadot Group Inc.	(55)	3,440	(2,996)	389
Total assets	4,927	125,472	230	130,629

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss) for the three months ended June 30, 2024, by our operating segments:

	Three Months Ended June 30, 2024 (unaudited)
	Sadot food service	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Commodity sales	—	173,293	—	173,293
Cost of goods sold	—	(167,505)	—	(167,505)
Gross profit	—	5,788	—	5,788
Depreciation and amortization expenses	—	(92)	—	(92)
Stock-based expenses	—	—	(1,921)	(1,921)
Sales, general and administrative expenses	—	(847)	(854)	(1,701)
Income / (loss) from operations	—	4,849	(2,775)	2,074

Interest expense , net	—	(131)	(877)	(1,008)
Change in fair value of stock-based compensation	—	—	1,214	1,214
Income / (loss) for continuing operations before income tax	—	4,718	(2,438)	2,280
Income tax expense	—	—	(5)	(5)
Net income / (loss) for continuing operations	—	4,718	(2,443)	2,275
Income for discontinued operations, net of income tax	42	—	—	42
Net income / (loss)	42	4,718	(2,443)	2,317
Net loss attributable to non-controlling interest	—	52	—	52
Net income / (loss) attributable to Sadot Group Inc.	42	4,770	(2,443)	2,369
Total assets	6,335	152,503	6,936	165,774

Unaudited Condensed Consolidated Results of Operations - Six Months Ended June 30, 2025 Compared to the Six Months Ended June 30, 2024

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss) for the six months ended June 30, 2025 and 2024, respectively:

	Six Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Commodity sales	246,506	279,800	(33,294)	(11.9)%
Other revenues	52	—	52	NM
Cost of goods sold	(235,559)	(271,202)	35,643	(13.1)%
Gross profit	10,999	8,598	2,401	27.9%
Depreciation and amortization expenses	(54)	(183)	129	(70.5)%
Stock-based expenses	(1,847)	(2,717)	870	(32.0)%
Sales, general and administrative expenses	(5,852)	(3,093)	(2,759)	89.2%
Income from operations	3,246	2,605	641	24.6%
Interest expense, net	(2,778)	(1,236)	(1,542)	124.8%
Change in fair value of stock-based compensation	778	1,691	(913)	(54.0)%
Loss on debt extinguishment	(192)	—	(192)	NM
Income / (Loss) Before Income Tax	1,054	3,060	(2,006)	65.6%
Income tax expense	—	(7)	7	(100.0)%
Net income for continuing operations	1,054	3,053	(1,999)	65.5%
Net income / (loss) for discontinued operations	52	(1,049)	1,101	105.0%
Net loss attributable to non-controlling interest	221	100	121	121.0%
Net income attributable to Sadot Group Inc.	1,327	2,104	(777)	36.9%

NM= not meaningful

The following table sets forth our results of operations as a percentage of total revenue for each period presented preceding:

	Six Months Ended June 30, (unaudited)
	2025	2024
Commodity sales	100.0%	100.0%
Other revenues	—%	—%
Cost of goods sold	(95.5)%	(96.9)%
Gross profit	4.5%	3.1%
Depreciation and amortization expenses	—%	(0.1)%
Stock-based expenses	(0.7)%	(1.0)%
Sales, general and administrative expenses	(2.4)%	(1.1)%
Income from operations	1.3%	0.9%
Interest expense, net	(1.1)%	(0.4)%
Change in fair value of accrued compensation	0.3%	0.6%
Loss on debt extinguishment	(0.1)%	—%
Income for continuing operations before income tax	0.4%	1.1%
Income tax expense	—%	—%
Net income for continuing operations	0.4%	1.1%
Net income / (loss) for discontinued operations	—%	(0.4)%
Net loss attributable to non-controlling interest	0.2%	—%
Net income attributable to Sadot Group Inc.	0.5%	0.8%

Gross Profits

	Six Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Revenues:
Commodity sales	246,506	279,800	(33,294)	(11.9)%
Other revenues	52	—	52	NM
Cost of goods sold	(235,559)	(271,202)	35,643	(13.1)%
Gross profit	10,999	8,598	2,401	27.9%

NM= not meaningful

Our gross profit totaled $11.0 million for the six months ended June 30, 2025, compared to $8.6 million for the six months ended June 30, 2024. The $2.4 million increase is primarily attributed to a decrease in Cost of goods sold and an increase in other revenues, partially offset by a decrease in Commodity sales.

We generated Commodity sales of $246.5 million for the six months ended June 30, 2025. Commodity sales for the six months ended June 30, 2024 was $279.8 million. This represented a decrease of $33.3 million, which is primarily due to the Company not taking on trades with unfavorable margins.

We generated Other revenues of $0.1 million or the six months ended June 30, 2025, compared to nil for the six months ended June 30, 2024. This represented an increase of $0.1 million, which is attributable to management fees income due to a new management service offered.

Cost of goods sold for the six months ended June 30, 2025, totaled $235.6 million. The Cost of goods sold for the six months ended June 30, 2024 was $271.2 million. The $35.6 million change is primarily due to a direct result of the decrease in sales, reclassifying Sadot Agri Foods consulting fees to sales, general and administrative cost in 2025 and the reclass of gain on derivative contracts.

Depreciation and Amortization Expenses

	Six Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Depreciation and amortization expenses	(54)	(183)	129	(70.5)%

Depreciation and amortization expenses for the six months ended June 30, 2025 totaled $0.1 million compared to $0.2 million, for the six months ended June 30, 2024. The $0.1 million decrease is mainly attributed to Farm related assets being fully depreciated in 2024.

Stock-Based Expenses

	Six Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Stock-based expenses	(1,847)	(2,717)	870	(32.0)%

Stock-based expenses for the six months ended June 30, 2025, totaled $1.8 million compared to $2.7 million for the six months ended June 30, 2024. The $0.9 million decrease in Stock-based expenses is primarily the result Aggia waiving the 40% of the Net income due to them for consulting fees. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 40.0% of the Net income generated by Sadot Agri-Foods. This expense is paid in the vesting in restricted stock that was issued to Aggia in 2025 and this was waived by Aggia for the three months ended June 30, 2025

Sales, General and Administrative Expenses

	Six Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Sales, general and administrative expenses	(5,852)	(3,093)	(2,759)	89.2%

Sales, general and administrative expenses for the six months ended June 30, 2025 totaled $5.9 million, compared to $3.1 million, for the six months ended June 30, 2024. The $2.8 million increase was primarily attributable to an increase in consulting fees as a result of reclassifying Sadot Agri Foods consulting fees from cost of goods sold.

Total Other Income, Net

	Six Months Ended June 30,		Variance
	2025 (unaudited)	2024 (unaudited)	$	%
	$’000	$’000	$’000
Total other income / (expense), net	(2,192)	455	(2,647)	(581.8)%

Total other income / (expense), net for the six months ended June 30, 2025 totaled $2.2 million compared to $0.5 million loss, for the six months ended June 30, 2024. The $2.6 million decrease in Total other income / (expense), net was attributable to a $1.5 million increase in Interest expense and a $0.2 million increase on Loss on extinguishment of debt, partially offset by a decrease of $0.9 million gain in the Change in fair value of accrued compensation.

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss) for the six months ended June 30, 2025 and 2024, by our operating segments:

	Six Months Ended June 30, 2025 (unaudited)
	Sadot food service	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Commodity sales	—	246,506	—	246,506
Other revenues	—	52	—	52
Cost of goods sold	—	(235,559)	—	(235,559)
Gross profit	—	10,999	—	10,999
Depreciation and amortization expenses	—	(52)	(2)	(54)
Stock-based expenses	—	—	(1,847)	(1,847)
Sales, general and administrative expenses	—	(3,462)	(2,390)	(5,852)
Income / (loss) from operations	—	7,485	(4,239)	3,246
Interest expense, net	—	(700)	(2,078)	(2,778)
Change in fair value of stock-based compensation	—	—	778	778
Loss on debt extinguishment	—	—	(192)	(192)
Income / (loss) for continuing operations before income tax	—	6,785	(5,731)	1,054
Income tax expense	—	—	—	—
Net income / (loss) for continuing operations	—	6,785	(5,731)	1,054
Income for discontinued operations, net of income tax	52	—	—	52
Net income / (loss)	52	6,785	(5,731)	1,106
Net loss attributable to non-controlling interest	—	221	—	221
Net income / (loss) attributable to Sadot Group Inc.	52	7,006	(5,731)	1,327
Total assets	4,927	125,472	230	130,629

	Six Months Ended June 30, 2024 (unaudited)
	Sadot food service	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Commodity sales	—	279,800	—	279,800
Cost of goods sold	—	(271,202)	—	(271,202)
Gross profit	—	8,598	—	8,598
Depreciation and amortization expenses	—	(183)	—	(183)
Stock-based expenses	—	—	(2,717)	(2,717)
Sales, general and administrative expenses	—	(1,577)	(1,516)	(3,093)
Income / (loss) from operations	—	6,838	(4,233)	2,605
Interest expense , net	—	(185)	(1,051)	(1,236)
Change in fair value of stock-based compensation	—	—	1,691	1,691
Income / (loss) for continuing operations before income tax	—	6,653	(3,593)	3,060
Income tax expense	—	—	(7)	(7)
Net income / (loss) for continuing operations	—	6,653	(3,600)	3,053
Loss for discontinued operations, net of income tax	(1,049)	—	—	(1,049)
Net income / (loss)	(1,049)	6,653	(3,600)	2,004
Net loss attributable to non-controlling interest	—	100	—	100
Net income / (loss) attributable to Sadot Group Inc.	(1,049)	6,753	(3,600)	2,104
Total assets	6,335	152,503	6,936	165,774

Consolidated Results of Operations - Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

The following table represents selected items in our Consolidated Statements of Operations for the years ended December 31, 2024 and 2023, respectively:

	For the Years Ended December 31,		Variance
	2024	2023	$	%
	$’000	$’000	$’000
Commodity sales	700,937	717,506	(16,569)	(2.3)%
Cost of goods sold	(695,821)	(707,871)	12,050	(1.7)%
Gross profit	5,116	9,635	(4,519)	(46.9)%
Depreciation and amortization expenses	(259)	(1,143)	884	(77.3)%
Pre-opening expenses	—	(336)	336	(100.0)%
Stock-based expenses	(6,662)	(6,192)	(470)	7.6%
Sales, general and administrative expenses	(9,659)	(8,968)	(691)	7.7%
Loss from continuing operations	(11,464)	(7,004)	(4,460)	63.7%
Other income	—	308	(308)	(100.0)%
Interest expense, net	(4,649)	(468)	(4,181)	893.4%
Change in fair value of stock-based compensation	4,116	1,339	2,777	207.4%
Warrant modification expense	—	(958)	958	(100.0)%
Gain on fair value remeasurement	17,111	1,491	15,620	1047.6%
Gain on sale of trading securities	518	—	518	NM
Income / (loss) for continuing operations before income tax	5,632	(5,292)	10,924	(206.4)%
Income tax benefit / (expense)	(3)	15	(18)	(120.0)%
Net income / (loss) for continuing operations	5,629	(5,277)	10,906	(206.7)%
Net loss for discontinued operations	(1,893)	(2,765)	872	(31.5)%
Net loss attributable to non-controlling interest	256	218	38	17.4%
Net income / (loss) attributable to Sadot Group Inc.	3,992	(7,824)	11,816	(151.0)%

NM= not meaningful

The following table sets forth our results of operations as a percentage of total revenue for each period presented preceding:

	For the Years Ended December 31,
	2024	2023
Commodity sales	100.0%	100.0%
Cost of goods sold	(99.3)%	(98.7)%
Gross profit	0.7%	1.3%
Depreciation and amortization expenses	—	(0.2)%
Pre-opening expenses	—	—
Stock-based expenses	(1.0)%	(0.9)%
Sales, general and administrative expenses	(1.4)%	(1.2)%
Loss from continuing operations	(1.7)%	(1.0)%
Other income	—	—
Interest expense, net	(0.7)%	(0.1)%
Change in fair value of stock-based compensation	0.6%	0.2%
Warrant modification expense	—	(0.1)%
Gain on fair value remeasurement	2.4%	0.2%
Gain on sale of trading securities	0.1%	—
Income / (loss) for continuing operations before income tax	0.7%	(0.7)%
Income tax benefit / (expense)	—	—
Net income / (loss) for continuing operations	0.7%	(0.7)%
Net loss for discontinued operations	(0.3)%	(0.4)%
Net loss attributable to non-controlling interest	—	—
Net income / (loss) attributable to Sadot Group Inc.	0.4%	(1.1)%

Gross Profit

	For the Years Ended December 31,		Variance
	2024	2023	$	%
	$’000	$’000	$’000
Commodity sales	700,937	717,506	(16,569)	(2.3)%
Cost of goods sold	(695,821)	(707,871)	12,050	(1.7)%
Gross profit	5,116	9,635	(4,519)	(46.9)%

NM= not meaningful

Our gross profit totaled $5.1 million for the year ended December 31, 2024, compared to $9.6 million for the year ended December 31, 2023. The $4.5 million decrease is primarily attributed to a decrease in Commodity sales and corresponding decrease in Cost of goods sold.

We generated Commodity sales of $700.9 million for the year ended December 31, 2024, compared to $717.5 million for the year ended December 31, 2023. The $16.6 million decrease or 2.3% is attributable to a which is attributable to a decline in global prices of staple commodities, market seasonality, the largest global consumer being out of the market for the beginning of 2024.

Cost of goods sold for the years ended December 31, 2024 and 2023 totaled $695.8 million and $707.9 million, respectively. The $12.1 million change is a direct result of the decrease in sales.

Depreciation and Amortization Expenses

	For the Years Ended December 31,		Variance
	2024	2023	$	%
	$’000	$’000	$’000
Depreciation and amortization expenses	(259)	(1,143)	884	(77.3)%

Depreciation and amortization expenses for the years ended December 31, 2024 and 2023 totaled $0.3 million and $1.1 million, respectively. The $0.9 million decrease is mainly attributed to moving Sadot Food Service assets to Assets Held For Sale and no longer amortizing or depreciating the assets and the closing and refranchising of corporate locations and the disposal of the corresponding assets.

Pre-opening Expenses

	For the Years Ended December 31,		Variance
	2024	2023	$	%
	$’000	$’000	$’000
Pre-opening expenses	—	(336)	336	(100.0)%

Pre-opening expenses for the years ended December 31, 2024 and 2023, totaled nil and $0.3 million, respectively. The decrease in pre-opening expense resulted from expenses incurred in 2023 at the farm in Zambia from the time that we signed the paper work for the purchase of the farm assets and when the purchase was finalized by the Zambian government.

Stock-Based Expenses

	For the Years Ended December 31,		Variance
	2024	2023	$	%
	$’000	$’000	$’000
Stock-based expenses	(6,662)	(6,192)	(470)	7.6%

Stock-based expenses for the year ended December 31, 2024, totaled $6.7 million compared to $6.2 million for the year ended December 31, 2023. The increase in Stock-based consulting expenses is primarily the result of consulting fees due to Aggia for Sadot Agri-Foods and Farming operations and the vesting of restricted stock for employees, board of directors and consultants. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 40.0% of the Net income generated by Sadot LLC which is a decrease from 80.0% in the first quarter of 2023.

Sales, General and Administrative Expenses

	For the Years Ended December 31,		Variance
	2024	2023	$	%
	$’000	$’000	$’000
Sales, general and administrative expenses	(9,659)	(8,968)	(691)	7.7%

Sales, general and administrative expenses for the years ended December 31, 2024 and 2023 totaled $9.7 million and $9.0 million, respectively. The $0.7 million increase was primarily attributable to an increase in consulting fees due to trades in Latin America, entering the Brazil and Canada markets and increases due to increases in normal operating activities.

Total Other Income / (Expense) Accounts, Net

	For the Years Ended December 31,		Variance
	2024	2023	$	%
	$’000	$’000	$’000
Total other income / (expense), net	17,096	1,712	15,384	898.6%

Other income for the years ended December 31, 2024 and 2023 totaled $17.1 million and $1.7 million, respectively. The other income was primarily attributable to an increase of $15.6 million in the gain on the fair value remeasurement as a result of the mark to market adjustment of derivatives, an increase of $2.8 million in the Change in fair value of stock-based compensation due to the difference in the stock price at the time of the stock issuance and agreed upon price to Aggia, a decrease of $1.0 million in warrant modification expense, and an increase of $0.5 million on the Gain on sale of trading securities, partially offset by a decrease of $0.3 million in Other income and a $4.2 million increase in Interest expense, net.

The following table represents selected items in our Consolidated Statements of Operations for the year ended December 31, 2024, by our operating segments:

	For the Year Ended December 31, 2024
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Commodity sales	—	700,937	—	700,937
Cost of goods sold	—	(695,821)	—	(695,821)
Gross profit	—	5,116	—	5,116
Depreciation and amortization expenses	—	(256)	(3)	(259)
Stock-based expenses	—	—	(6,662)	(6,662)
Sales, general and administrative expenses	—	(5,219)	(4,440)	(9,659)
(Loss) / income from operations	—	(359)	(11,105)	(11,464)

Interest expense, net	—	(2,370)	(2,279)	(4,649)
Change in fair value of stock-based compensation	—	—	4,116	4,116

Gain on fair value remeasurement	—	17,111	—	17,111
Gain on sale of trading securities	—	518	—	518
Income / (loss) for continuing operations before income tax	—	14,900	(9,268)	5,632
Income tax (expense) benefit	—	(3)	—	(3)
Net Income / (loss) from continuing operations	—	14,897	(9,268)	5,629
Loss on discontinued operations	(1,893)	—	—	(1,893)
Net (loss) / income	(1,893)	14,897	(9,268)	3,736
Net loss attributable to non-controlling interest	—	256	—	256
Net (loss) / income attributable to Sadot Group Inc.	(1,893)	15,153	(9,268)	3,992
Total assets	5,196	157,881	1,577	164,654

The following table represents selected items in our Consolidated Statements of Operations for the year ended December 31, 2023, by our operating segments:

	For the Year Ended December 31, 2023
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Commodity sales	—	717,506	—	717,506
Cost of goods sold	—	(707,871)	—	(707,871)
Gross profit	—	9,635	—	9,635
Depreciation and amortization expenses	—	(151)	(992)	(1,143)
Pre-opening expenses	—	(336)	—	(336)
Stock-based expenses	—	—	(6,192)	(6,192)
Sales, general and administrative expenses	—	(1,552)	(7,416)	(8,968)
(Loss) / income from operations	—	7,596	(14,600)	(7,004)
Other income	—	—	308	308
Interest expense, net	—	(52)	(416)	(468)
Change in fair value of stock-based compensation	—	—	1,339	1,339
Warrant modification expense	—	—	(958)	(958)
Gain on fair value remeasurement	—	1,491	—	1,491
(Loss) / income before income tax	—	9,035	(14,327)	(5,292)
Income tax (expense) benefit	—	—	15	15
Net Income / (loss) from continuing operations	—	9,035	(14,312)	(5,277)
Loss on discontinued operations	(2,765)	—	—	(2,765)
Net (loss) / income	(2,765)	9,035	(14,312)	(8,042)
Net loss attributable to non-controlling interest	—	218	—	218
Net (loss) / income attributable to Sadot Group Inc.	(2,765)	9,253	(14,312)	(7,824)
Total assets	10,416	162,175	5,500	178,091

Liquidity and Capital Resources

Working Capital

We measure our liquidity in a number of ways, including the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Cash	422	1,786
Accounts Receivable, net	44,136	18,014
Inventory	49	717
Other current assets(1)	69,185	126,966
Assets held for sale(2)	4,927	5,196
Total current assets	118,719	152,679
Accounts payable and accrued expenses	34,419	28,019
Notes payable, net	11,239	7,390
Other current liabilities(3)	46,722	94,428
Liabilities held for sale(4)	2,146	2,333
Total current liabilities	94,526	132,170
Working capital(5)	24,193	20,509
Current ratio(6)	1.26	1.16

(1) Consists of VAT, prepaid expenses, derivative assets, derivative contracts, Notes receivable, current, deposit on farmland and deposit on acquisition.

(2) See Note 3 for additional information

(3) Consists of Operating lease liability, current, derivative liability, current and derivative contracts

(4) See Note 3 for additional information

(5) Working Capital is defined as Total current assets less Total current liabilities

(6) Current ratio is defined as Total current assets divided by Total current liabilities

Availability of Additional Funds

Our main financial objectives are to prudently manage financial risk, ensure access to liquidity and minimize cost of capital in order to efficiently finance our business and maintain balance sheet strength. We generally finance our ongoing operations with cash flows generated from operations, borrowings under various credit facilities and term loans. On June 30, 2025, current ratio, which equals Total current assets divided by Total current liabilities, was 1.26, an increase of 0.10, compared to current ratio of 1.16 on December 31, 2024. On June 30, 2025, working capital, which equals Total current assets less Total current liabilities, was $24.2 million an increase of $3.7 million, compared to working capital of $20.5 million on December 31, 2024. The increase in current ratio and working capital was primarily due to an increase in Accounts receivable and a decrease in Other current liabilities, partially offset by an increase in Accounts payable and accrued expenses, a decrease in Other current assets, and a decrease in Assets held for sale. While the Company maintains a base of current assets, including inventories and receivables, the timing and certainty of converting these assets into cash has presented operational challenges.

The Company continues to manage its liquidity needs through ongoing collection efforts, working capital optimization strategies, and active engagement with financing partners. There is uncertainty around the precise timing of cash inflows,

Under the factoring agreement, certain eligible receivables may be sold with recourse in exchange for an upfront advance of 85% of the net invoice value, with the remaining amount remitted upon collection, less applicable fees and reserves.

We are currently experiencing delays in converting receivables into cash, which may impact the timing of our available liquidity. We continue to actively manage collections and factoring utilization to address short-term liquidity needs and ensure ongoing operational funding.

In the event we are required to obtain additional financing, either through borrowings, private placements, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

We will need to raise additional capital. Such additional capital may not be available nor may the terms of such capital be generally acceptable. In addition, any future sale of our equity securities could dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Sources and Uses of Cash for the Six Months Ended June 30, 2025 and 2024

For the six months ended June 30, 2025, Net cash used in operating activities from continuing operation was $5.4 million compared to $10.5 million provided by operating activities for the six months ended June 30, 2024. Net cash provided by operating activities from discontinued operations was $0.1 million and $0.1 million, respectively, for the six months ended June 30, 2025 and 2024. Our Net cash used for the six months ended June 30, 2025, was primarily attributable to our Net income of $1.1 million, adjusted for net non-cash income in the aggregate amount of $2.8 million and $9.3 million of Net cash used by changes in the levels of operating assets and liabilities. Our Net cash provided for the six months ended June 30, 2024, was primarily attributable to our Net income of $2.0 million, adjusted for net non-cash income in the aggregate amount of $1.6 million and $6.9 million of Net cash used in changes in the levels of operating assets and liabilities.

For the six months ended June 30, 2025, Net cash used in investing activities was nil . For the six months ended June 30, 2024, Net cash provided by investing activities from continuing operations was $3.0 thousand, consisting of $7.0 thousand, which was used in the purchase of property and equipment, partially offset by $10.0 thousand, which was provided by the disposal of property and equipment. Net cash provided by investing activities from discontinued operations was $29.0 thousand.

For the six months ended June 30, 2025, Net cash provided by financing activities from continuing operations was $4.0 million, consisting of proceeds from notes payable of $10.0 million partially offset by repayments of various other notes payable of $6.0 million. Net cash used in financing activities from discontinued operations was $42.0 thousand and $0.1 million, respectively, for the six months ended June 30, 2025 and 2024. For the six months ended June 30, 2024, Net cash used in financing activities was $1.9 million, consisting of repayments of various other notes payable of $5.4 million partially offset by $3.5 million of proceeds from notes payable.

Critical Accounting Policies and Estimates

Our accounting policies are more fully described in Note 2 – Significant accounting policies to our consolidated financial statements included as part of this Annual Report on Form 10-K. As disclosed in Note 2, the preparation of financial statements in conformity with U.S. GAAP requires management to make substantial judgment or estimation in their application that may significantly affect reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ significantly from those estimates. We believe the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective and complex judgments.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting—Improvements to Reportable Segment Disclosures (Topic 280). The standard requires incremental disclosures related to reportable segments, including disaggregated expense information and the title and position of the company’s chief operating decision maker (“CODM”), as identified for purposes of segment determination. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Entities must adopt the changes to the segment reporting guidance on a retrospective basis. Early adoption is permitted. The adoption of this guidance on December 31, 2024 did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, which focuses on income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation, provide information for reconciling items that meet a quantitative threshold, and certain information about income taxes paid. The standard is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The adoption of this guidance on December 31, 2024 did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). The standard is intended to enhance transparency of income statement disclosures, primarily through additional disaggregation of relevant expense captions. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods within fiscal years beginning after December 15, 2027. Entities can adopt the change prospectively or retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating the impact of the standard on its consolidated financial statements.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of crops. The farming industry in general historically experiences seasonal fluctuations in revenues and net income. Typically, the Company has lower sales and net income during the non-harvest seasons and higher sales and net income during the harvest season and as such, must have sufficient working capital to fund its operations at a reduced level. The failure to generate or obtain sufficient working capital during the winter may have a material adverse effect on the Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

OUR BUSINESS

Overview

Our Business Overview

Sadot Group Inc. (“Sadot Group” or “SGI” or together with its subsidiaries, the “Company” or “Sadot”), a Nevada corporation was incorporated in Nevada on October 25, 2019. The principal corporate office of Sadot Group is located at 295 E Renfro St., Suite 209, Burleson, Texas, 76028, and the telephone number at that location is (832) 604-9568. Our website address is www.sadotgroupinc.com.

Sadot Group together with its subsidiaries, is referred to herein as the Company. The terms “we”, “us” and “our” are also used to refer to the Company. The terms “restaurants”, “stores”, “eatery” and “locations” are used interchangeably. While Sadot Group as the parent Company, does not directly own or operate any restaurants throughout this document we may refer to restaurants that were owned or operated by our subsidiaries as being Company-owned. Sadot Group is our parent company.

In late 2022, Sadot Group transformed from a U.S.-centric restaurant business into a global organization focused on the Agri-Foods supply-chain. Effective July 27, 2023, we changed our company name from Muscle Maker, Inc., to Sadot Group Inc. Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates and Zambia.

Sadot Group consists of one distinct operating unit and one discontinued operations.

●	Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. In addition, the Company has a deposit on farmland in Indonesia. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global Agri-Foods company.

●	Sadot Restaurant Group, LLC (“Sadot Food Services”): had three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, During 2024, the Company operated a subscription-based fresh prep meal concept, SuperFit Foods, which was sold in August 2024. Throughout 2024 the remaining corporate owned restaurants were sold and converted into franchise locations or closed. As of the end of 2024 the Company only operates as the franchisor for Pokémoto and Muscle Maker Grill restaurants. The restaurants were founded on the belief of taking every-day menu options and converting them into “healthier for you” menu choices with the goal of satisfying consumers demand for healthier choices, customization, flavor and convenience. This entire operating segment was identified as held for sale and reported as discontinued operations. Please see Note 3 – Assets held for sale and Note 4 – Discontinued operations for further details.

Recent Developments

Equity Line

On September 23, 2025, the Company entered into the Purchase Agreement with Helena. Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to Helena, from time to time as provided therein, and Helena shall purchase from the Company, up to the Commitment Amount of the Company’s Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein.

Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver an Advance Notice to Helena to purchase a portion of the Commitment Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day.

The shares of Common Stock purchased pursuant to an Advance will be purchased at the Purchase Price equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of Helena’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of Helena’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day.

Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to Helena in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount.

Sales of shares of Common Stock to Helena under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and Helena shall not purchase, any shares of Common Stock if such issuance would cause Helena’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained.

In consideration for Helena’s execution and delivery of the Purchase Agreement, the Company issued to Helena 13,849 Commitment Fee Shares having an aggregate value equal to the Original Commitment Fee Share Amount. If the closing price of the Common Stock on the Principal Market on the Trading Day the Registration Statement is declared effective is less than the Commitment Fee Share Reference Price, the Company shall issue additional Make-Whole Shares such that the total Commitment Fee Shares equal $100,000 divided by such closing price, minus the Original Commitment Fee Share Amount. The Commitment Fee Shares will bear a standard restrictive legend and be Registrable Securities under the Purchase Agreement. On September 23, 2025, the Company entered into the Engagement Agreement with the Placement Agent. Pursuant to the Engagement Agreement, the Company agreed to pay the Placement Agent a cash fee of 1.25% of the net proceeds drawn from the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification rights, and agreements of the parties, as well as certain customary covenants. The Purchase Agreement will terminate on the earliest to occur of (i) the expiration of the Commitment Period (which commences on the date of the Purchase Agreement and expires upon termination in accordance with the Purchase Agreement), (ii) the date on which Helena shall have purchased the total Commitment Amount pursuant to the Purchase Agreement, (iii) the date the Purchase Agreement is terminated pursuant to its terms, or (iv) the date on which the Common Stock fails to be listed or quoted on the Nasdaq Capital Market or other eligible market.

The Company has agreed to file a registration statement with the SEC within 15 days of the date of the Purchase Agreement (“Filing Deadline”) and to use commercially reasonable efforts to have it declared effective in no event later than 90 calendar days following the date of the Purchase Agreement (“Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, the Company will be unable to issue Advances under the Purchase Agreement until such registration statement is filed and effective, as Helena would be unable to resell the shares without an effective Registration Statement. Such failure may constitute a material breach of the Purchase Agreement, entitling Helena to terminate the Agreement and seek other remedies, including indemnification for any losses incurred. If the registration statement is not filed on or prior to the Filing Deadline or a registration statement is not declared effective by the SEC by the Effectiveness Deadline, then, in addition to any other rights Helena may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date, the Company shall pay to Helena an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Commitment Amount.

The Company intends to use the net proceeds from any sales of Common Stock pursuant to the Purchase Agreement, if any, for working capital and general corporate purposes.

Registered Direct Offering

On September 23, 2025, the Company consummated a registered direct offering of shares of Common Stock (the “September 2025 Shares”) and pre-funded warrants to purchase shares of Common Stock (the “Pre-funded Warrants” and, together with the September 2025 Shares, the “September 2025 Securities”), for a purchase price of $6.14 per September 2025 Share and $6.1399 per Pre-funded Warrant (representing the per share purchase price minus the exercise price of $0.0001 per warrant share), resulting in aggregate gross proceeds of approximately $500,000, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes and working capital. The offering closed on September 23, 2025. The September 2025 Shares and the shares issuable upon exercise of the Pre-funded Warrants were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-283813) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC, and a prospectus supplement dated September 19, 2024. In connection with the offering, on September 23, 2025, the Company entered into an Engagement Agreement (the “Engagement Agreement”) with Digital Offering LLC (the “Digital Offering”), pursuant to which the Digital Offering acted as a non-exclusive placement agent for the Company in connection with the offering to the sole investor, Helena Global Investment Opportunities I Ltd (the “Investor”), on a best efforts basis, at the purchase prices noted above. Pursuant to the Engagement Agreement, the Company agreed to pay Digital Offering a cash fee of 1.25% of the net proceeds raised in connection with the sale of the Securities or drawn from the equity line of credit as further described below. The Engagement Agreement has a term commencing on the execution date and terminating automatically on the earlier of (i) the date that is two (2) months from the first date on which the offering is officially commenced, or (ii) termination by the Company. Upon termination, the Placement Agent will be entitled to collect all fees and any subsequent fees on the associated transaction for the life of the equity line of credit. Notwithstanding any termination, if at any time after termination the Company receives cash consideration from Helena, the Company shall pay Digital Offering fees in accordance with the terms of the Engagement Agreement. In connection with the offering, on September 23, 2025, the Company entered into a Securities Purchase Agreement with Helena, pursuant to which Helena agreed to purchase the Securities at the purchase prices noted above. The Securities Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations, and closing conditions.

Nasdaq

On September 9, 2025, the Company received a letter (the “Staff Determination”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that the Staff has determined that the Company’s Common Stock had a closing bid price of less than $1.00 per share over the previous 30 consecutive business days from July 28, 2025 through September 8, 2025, and, as a result, does not comply with the Rule. The Company was not eligible for the 180-calendar day compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because the Company effected a 1-for-10 reverse stock split on October 18, 2024, which occurred during the prior one-year period. The Staff Determination notified the Company that its Common Stock would be delisted from The Nasdaq Capital Market unless the Company requests a hearing. Accordingly, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company’s hearing request automatically stayed any suspension or delisting action of the Company’s securities pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. A hearing was scheduled for October 21, 2025.

On October 10, 2025, the Company received a letter from the Nasdaq Listing Qualifications Hearings Department (the “Letter”). The Letter notified the Company that it has regained compliance with the bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and is therefore in compliance with the continued listing requirements for the Nasdaq Capital Market. As a result, the hearing before the Nasdaq Hearings Panel scheduled for October 21, 2025 was cancelled. The Company’s Common Stock will continue to be listed and traded on The Nasdaq Stock Market.

Reverse Split

The Board unanimously approved a reverse split of the Company’s Common Stock at a ratio of one-for-ten (the “Reverse Stock Split”). On September 9, 2025, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split, which became effective 12:01 am eastern on September 15, 2025. As a result of the Reverse Stock Split, every 10 shares of the Company’s Common Stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our Common Stock.

December Notes

On December 3, 2024, we entered into a Purchase Agreement (the “December 2024 Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with certain institutional investors (“December 2024 Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “December 2024 Convertible Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company. Pursuant to the December 2024 Agreement, the December 2024 Convertible Notes were issued with an original issue discount of 20%. On July 23, 2025, the Company entered into an Amendment and Waiver with the December 2024 Purchasers, amending the certain December 2024 Agreement and the December 2024 Notes. On September 22, 2025, the Company and the December 2024 Purchasers entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the December 2024 Notes from 19% to 21% and agreed to a lock up of 30 days. On October 15, 2025, the Company agreed to waive a lock up agreement previously entered with the December 2024 Purchasers.

 October 2024 Notes

On October 22, 2024, the Company entered into a Securities Purchase Agreement with an accredited investor (the “October 2024 Purchaser”), pursuant to which the Company issued a convertible promissory note (the “October 2024 Note”) in the principal amount of $1,375,000 for a purchase price of $1,100,000, reflecting an original issue discount of $275,000. The October 2024 Note was originally due on April 10, 2025, and bears interest payable on the maturity date. On July 23, 2025, the Company entered into an amendment to the October 2024 Note. On September 22, 2025, the Company and the October 2024 Purchaser entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the October 2024 Notes from 6% to 6.5% and agreed to a lock up of 30 days. On October 15, 2025, the Company agreed to waive a lock up agreement previously entered with the October 2024 Purchaser.

Legal Proceedings

On September 3, 2025, Star Fund I LP (“Star Fund”) filed a complaint against the Company, its subsidiary Sadot Latam LLC (“Sadot Latam”), Lombard Trading International Corp. (“Lombard”), and Goldengrain International, Inc. in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida. The complaint alleges, among other things, breach of contract, fraudulent misrepresentation, negligent misrepresentation, fraudulent concealment, breach of promissory note, breach of parent company guaranty, breach of account debtor obligations, imposition of constructive trust, unjust enrichment, conversion, and violation of Florida Statutes § 679.4061, arising from a factoring agreement pursuant to which Star Fund advanced approximately $2.5 million to Sadot Latam, secured by a parent company guaranty from the Company, in reliance on representations regarding a $2,941,176.33 invoice purportedly owed by Lombard. Star Fund seeks damages in excess of $2.9 million, plus interest, attorneys’ fees, punitive damages where applicable, and other relief. The Company believes the claims are without merit and intends to defend the action vigorously. As of November 2025, Star Fund is seeking a judgement against both Sadot Latam and Sadot Group and a hearing is scheduled to take place on November 26, 2025.

On November 7, 2024, Lombard Trading International Corp. filed an Amended Complaint against the Company and Sadot Latam, LLC in the 11th Judicial Circuit of Florida in and for Miami-Dade County, Florida (Case No.: 2024-020971-CA-01). The Amended Complaint alleges unjust enrichment, conversion, fraud, conspiracy and civil theft related to a commodities transaction. The plaintiff claims that the Company failed to pay upon delivery of certain goods and is seeking damages in the amount of $7.4 million. The Company denies these allegations and intends to vigorously defend against the claims. On August 1, 2025, the court dismissed Lombard’s third motion in its entirety and the case will now be fixed for a hearing to deal with Sadot’s motion to dismiss the claims advanced by Lombard. While the Company believes it has meritorious defenses, it cannot predict the outcome of this matter or reasonably estimate the potential loss at this time.

On March 21, 2025, Cropit Farming Limited ("Cropit") commenced legal proceedings against our subsidiary, Sadot LLC, in the Commercial Registry of the High Court of Zambia. The complaint alleges that certain agreements between the parties are invalid under Zambian law, and seeks rescission of these agreements, return of assets, and damages of approximately $6.7 million USD and 181,003 Zambian Kwacha.

Sadot LLC has filed a response denying all allegations and has asserted substantial counterclaims. The counterclaims seek a declaration that the agreements are valid and enforceable, specific performance of the agreements, injunctive relief to protect contractual rights, damages for breach of contract, reputational damages, damages for loss of use of land, punitive damages of 5 million Zambian Kwacha, interest, and costs.

As of August 2, 2025, the Company considers that all attempts of mediation were considered failed. The without prejudice mediation proceedings have therefore concluded. Sadot LLC filed for an injunction seeking court injunctions against their joint venture partner Cropit over serious breaches of their 2023 Joint Venture Agreement. Sadot asked the court to stop Cropit from: misappropriating company funds (approximately $0.4 million already spent without authorization), blocking access to farms and financial records, unilaterally hiring/firing staff, and making unauthorized high-value commitments. Sadot is demanding Cropit transfer five parcels of farmland to the joint venture company as contractually obligated - land transfers that Cropit has withheld despite Sadot already paying to discharge ABSA Bank's charges per the terms of the Joint Venture Agreement. Sadot claims these breaches have caused losses exceeding $1.6 million, prevented bank financing, and resulted in the loss of a potential investment funds. Sadot also intends to pursue damages under arbitration pursuant the ICC rules.

Management, in consultation with legal counsel, believes Sadot LLC has strong defensible positions with respect to this matter and intends to vigorously defend against the claims while pursuing its counterclaims. Based on current information, management does not believe that the ultimate resolution of this matter will have a material adverse effect on the Company's financial position or results of operations. However, litigation is inherently unpredictable, and we cannot provide assurances regarding the outcome.

The Company has not recorded any material liabilities in connection with this matter as a loss is neither probable nor reasonably estimable at this time. The Company will continue to evaluate this matter and will establish reserves if and when appropriate.

Nuval Trade S.A. (“Nuval”) initiated an arbitration against the Company in London, England on August 27, 2024. Nuval claims $12,025,396.32 plus interest for non-delivery under two FOB Argentine soybean meal contracts, alleging repudiatory breach and fraud. Nuval claims that Sadot sent copies of relevant documents but failed to tender original documentation. It is Sadot’s position that on October 17, 2024, Sadot and Lombard executed a Settlement Agreement for staged document release via tripartite framework. However, the vessel refused to split bills of lading and Nuval refused to provide letters of indemnity for discharge. Sadot contends Nuval breached and that document tender obligations shifted to Lombard after Sadot's initial payment, Nuval's refusal to cooperate prevented performance, and terminations were wrongful. Sadot is seeking dismissal with costs.

Board of Directors

On September 23, 2025, Ray Shankar notified the Company of his resignation as a member of the Company’s Board of Directors (the “Board”), effective immediately. In connection with his resignation from the Board, Mr. Shankar also resigned from his positions as a member of the Board’s Nominating and Corporate Governance Committee and as Chairman of the Compensation Committee. Mr. Shankar’s resignation was a result of Mr. Shankar’s increasing demands of his full time professional role and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company intends to identify and appoint a director to the Nominating and Governance Committee and the Compensation Committee, as appropriate, in order to maintain compliance with all applicable NASDAQ listing requirements, including those related to committee composition and independence.

On October 10, 2025, Na Yeon Hannah Oh notified the Company of her resignation as a member of the Board, effective immediately. In connection with her resignation from the Board, Ms. Oh also resigned from her position as a member of the Board’s Sustainability Committee. Ms. Oh’s resignation was a result of Ms. Oh’s professional commitments and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 29, 2025, the Board increased the size of the Board from five to six and appointed Haggai Ravid, Chief Executive Officer of the Company, as a director.

On October 29, 2025, David Errington, Ahmed Khan, Benjamin Petel, Stephen A. Spanos and Claudio Torres tendered their resignations as members of the Board. Such resignations were effective immediately upon acceptance by the Board and were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Immediately following the acceptance of the foregoing resignations on October 30, 2025, the Board:

●	appointed Sean Schnapp, Alexander David, Liat Franco and Yuriy Shirinyan as directors of the Company to fill the vacancies created thereby; and

●	reconstituted the Board’s standing committees as described below.

Secured Promissory Note

On October 29, 2025, the Company entered into a Secured Promissory Note (the “Note”) with an individual lender (the “Lender”), pursuant to which the Company received financing in the principal amount of $238,986.87.

The Note bears interest at a rate of 10% per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. The entire unpaid principal balance, together with all accrued and unpaid interest, is due and payable in one lump sum payment on October 29, 2026 (the “Maturity Date”). The Company may prepay the Note, in whole or in part, at any time without premium or penalty.

The Note is secured by a security interest in all assets of the Company, whether now owned or hereafter acquired, including but not limited to accounts, equipment, inventory, intellectual property, and all other personal property (collectively, the “Collateral”). The Lender has filed or will promptly file a UCC-1 Financing Statement with the appropriate filing offices to perfect the security interest in the Collateral.

The Note contains customary events of default, including failure to pay amounts when due (with a five-day cure period), material misrepresentations, and bankruptcy or insolvency events. Upon an event of default, the entire unpaid principal balance and all accrued interest become immediately due and payable, and the default interest rate increases to the lesser of 15% per annum or the maximum rate permitted by law. Upon default, the Lender has all rights and remedies of a secured party under the Uniform Commercial Code.

Our Industry

Sadot Agri-Foods:

Sadot LLC, through its subsidiaries, Sadot Latam, Sadot Brazil, Sadot Canada, Sadot Dubai and Sadot Enterprises (Zambia Farm), operates to enhance global food security by establishing an integrated supply-chain within the international Agri-food commodity industry that includes shipping, sourcing, farming and production. Our current primary focus is on farming, trading and shipping food and feed commodity items such as soy meal, corn and wheat between countries via containers or cargo ships. These shipments enhance global food security by providing raw materials and ingredients to various food manufacturers as part of the overall food supply chain.

Sadot Latam LLC (“Sadot Latam”): In May 2023, the Company expanded its Sadot Agri-Foods subsidiary within the agri-commodity sourcing and trading operations into North, Central and South America. The expansion was facilitated by a 5 year consulting agreement signed on June 14, 2023, providing for an annual consulting fee of $0.5 million per year and potential profit sharing calculated on a quarterly basis, between Sadot Agri-Foods’ operations and Buenaventura Trading LLC (“Buenaventura”) based in Miami FL. Buenaventura, led by Fausto Plaza, seasoned trade and finance professional, and a team of experienced trading consultants with backgrounds from several of the largest international food supply chain organizations, provides exposure to new trade routes throughout the Americas. The Buenaventura agreement was updated on December 20, 2024, providing a new annual consulting fee of $0.9 million per year and removing the profit sharing arrangement.

Sadot Enterprises Limited Ltd (“Sadot Enterprises”: Sadot Farm Operations (“Sadot Zambia” is 100% owned by Sadot Enterprises Limited, which is 70% owned by Sadot LLC) includes approximately 5,000 acres of farmland in the Mkushi Region of Zambia which was acquired in August of 2023. Farm operations are focused on the supply of grains (soy, corn and wheat) as well as tree crops (mango and avocado).

Sadot Brasil Ltda (“Sadot Brazil”): In December 2023 Sadot Agri-Foods onboarded a team of seasoned industry professionals in Brazil to form Sadot Brazil. The Brazilian subsidiary is managed by Paulo de Sa and Flavio de Campos, two well-known industry veterans, who’ve gathered a team of professionals in commodity farming, sourcing, financing, and logistics, to operate the Brazilian operations. Sadot Brazil provides access to new trade routes originating in North, Central, and South America with destinations to various markets in Central and South America, as well as considerably enhancing its sourcing capabilities in one of the most important agricultural production regions worldwide.

Sadot Canada Inc (“Sadot Canada”): In July and August 2024 the Company expanded its Sadot Agri-Foods operations with the expansion into Canada. This entity is focused on commodity trading in Canada.

Sadot Agri FZCO (“Sadot Dubai”): In September 2024 the Company expanded its Sadot Agri-Foods operation with the expansion into United Arab Emirates. This entity was established to expand our banking and financing opportunities and for agri-food sourcing and transition our Black Sea trading operations from Sadot LLC to Sadot Dubai. Sadot Dubai will focus on trades in Black Sea and European based originations with Southeast Asian & China destinations.

Sadot Food Service:

Over the past year, the Company converted all its corporately owned and operated locations into franchise owned locations or closed underperforming locations. This strategy helped position the division to potentially divest the restaurants allowing the Company to focus on its international Agri-Foods supply chain business segments. The division sold SuperFit Foods in August 2024 and currently only operates as the franchisor for Muscle Maker Grill and Pokémoto restaurants which are identified as Assets held for sale.

Our Strategy

With the substantial pivot in the company’s strategy over the past two years, the Company will be focusing its growth on the international Agri-Foods supply-chain, including farming, commodity trade and shipping operations and is actively selling its legacy restaurant business. Our goal is to continue enhancing the Sadot Group Inc. global operations by creating a comprehensive, global Agri-Foods company that encompasses farming, agricultural commodity shipping and trading, distribution and production.

Our Strengths

Sadot Agri-Foods

Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with companies such as the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. The environment in which Sadot operates is populated with large, multi-layered, and cumbersome companies. The Sadot Group is an efficient and agile operation, with the ability to take advantage of arising opportunities in a constantly growing and evolving industry.

Over the past two years, the Company has assembled a team of industry professionals to manage and execute the Company’s overall strategy and day-to-day operations. The teams consist of industry experts, with decades of experience working for multinational companies, bringing their reputation, industry know-how and work practices to the group. These professionals who are in charge of devising and implementing the Company’s strategy while overseeing the day-to-day operations, are all highly experienced, well-versed and recognized in the Agri-food commodity supply-chain industry. This experience enables Sadot to gain recognition amongst the Company’s operational and financial counterparts. The Company is actively establishing its presence in strategically important production, financial and operational regions throughout the world.

In addition, over the past two years, the Company has established a global footprint in key financial and operational international locations, positioning itself to take advantage of the various geographies’ benefits. These separate and distinct locations enables the Company to diversify operations and avoid dependence on any single market. Each of the Company’s subsidiaries is led by a seasoned professional that has devised a specific strategy tailored to their location while our Executive team oversees the implementation into the overall Company vision.

Operating in a global industry prone to many market volatility factors, the Company’s diversification strategy is key to our entire operation. Diversifying geographically, financially and across products allows the Company to hedge operations and potentially increase profit margins over time.

As a growing company, we have the benefit of being agile and asset-light, with a goal of being well positioned to seize time-sensitive opportunities and strategically invest in certain geographies, commodities and assets based on a forward-looking market understanding.

As part of our Agri-commodities operations, the Company is currently investing in forward-looking products such as carbon credits. This will allow us to offer lower carbon or carbon neutral products in the future, as well as offsetting our own carbon emissions. This rapidly growing market segment is becoming an essential component of global supply-chains and Sadot is already engaged in this market.

Our Intellectual Property

We have registered Sadot®, Pokémoto®, Muscle Maker Grill® and other certain names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office and Muscle Maker Grill® in one foreign country. Our brand campaign, Great Food with Your Health in Mind™ and Get in the Aloha State of Mind™ have also been approved for registration with the United States Patent and Trademark Office. In addition, the Sadot, Muscle Maker Grill and Pokémoto logos, recipes, website name and addresses (www.sadotgroupinc.com, www.musclemakergrill.com and www.pokemoto.com) and Facebook, Instagram, Linkedin, Twitter and other social media and internet accounts are our intellectual property as well as Muscle Maker Grill and Pokémoto recipes and trade dress. We maintain the recipe for our healthy inspired recipes, as well as certain proprietary standards, specifications and operating procedures, as trade secrets or confidential proprietary information.

Our Competition

Sadot Agri-Foods

Sadot Agri-Foods operates in the global agri-food industry. We have significant competition in the markets in which we operate based principally on price, foreign exchange rates, quality, global supply and alternative products. Given the commodity-based nature of our business, Sadot, on an ongoing basis, expects to focus on managing unit costs and improving efficiency through technology improvements and productivity enhancements. We also compete with local farming operations within the countries we own farmland.

Our Corporate Structure

Overview: Sadot Group Inc. serves as a holding company of the following subsidiaries:

Sadot Restaurant Group LLC, a directly wholly owned subsidiary, with was formed in Nevada on December 13, 2023 which holds the below subsidiaries:

●	Muscle Maker Development, LLC, a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2019, for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees.

●	Muscle Maker Corp. LLC, a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2019, for the purposes operating corporate restaurants which currently have been closed or converted to franchise owned locations.

●	Muscle Maker USA, Inc., a directly wholly owned subsidiary, which was formed in Texas on March 14, 2019, for the purposes operating corporate restaurants which currently have been closed or converted to franchise owned locations.

●	Muscle Maker Development International. LLC, a directly wholly owned subsidiary, which was formed in Nevada on November 13, 2020, to franchise the Muscle Maker Grill name and business system to qualified franchisees internationally.

●	Pokémoto LLC, a directly wholly owned subsidiary, which was formed in Nevada on August 19, 2021, to serve as a holding company for various company owned locations which currently have been closed or converted to franchise owned locations.

●	Poke Co Holdings LLC, a directly wholly owned subsidiary, which was formed in Connecticut on July 18, 2018 to franchise the Pokémoto name and business system to qualified franchisees.

●	Sadot LLC, a directly wholly owned subsidiary, which was formed in Delaware on October 19, 2022 to participate in activities such as sourcing, distributing and production of agri-food products.

Sadot Group, as part of its Sadot Agri-Foods operations, operates the below subsidiaires:

●	Sadot Latam LLC, a directly wholly owned subsidiary, which was formed for the purpose of its agri-food sourcing and trading operations.

●	Sadot Enterprises, Ltd (Farming Operations), a directly 70% owned subsidiary, ventured into crop farm production in Southern Africa with a focus on major commodities like wheat, soy, and corn, alongside high-value tree crops such as avocado and mango.

●	Sadot Brasil Ltda, a directly wholly owned subsidiary, which was formed for the purpose of its agri-food sourcing and trading operations.

●	Sadot LLC of Mauritius, a directly wholly owned subsidiary, which was formed to expand our banking and financing opportunities for the agri-food businesses.

●	Sadot Canada Inc., a directly wholly owned subsidiary, which was formed for the purpose of its agri-food sourcing and trading operations

●	Sadot Agri FZCO, a directly wholly owned subsidiary, which was formed to expand our banking and financing opportunities and for agri-food sourcing and trading operations.

MANAGEMENT

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our executive officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

As of October 31, 2025, our current directors and executive officers and their ages are:

Name	Age	Principal Positions
Haggai Ravid	65	Chief Executive Officer and Director
Paul Sansom	60	Chief Financial Officer
Michael J. Roper	60	Chief Governance and Compliance Officer
Aimee Infante	39	Chief Marketing Officer
Sean Schnapp *	38	Director
Alexander David *+	35	Director
Liat Franco *+#	51	Director
Yuriy Shirinyan #	42	Director

* Serves as a member of the Audit Committee

+ Serves as a member of the Compensation Committee

# Serves as a member of the Nominating and Corporate Governance Committee

Executive Officers

Chagay Ravid. Mr. Ravid has over three decades of experience in global finance, investment banking, and strategic advisory roles. From December 2022 to December 2024, Mr. Ravid served as the Chief Financial Officer of Seamless Group Inc. (NASDAQ: CURR), where he was instrumental in preparing and approving SEC filings, including S-4, S-1, and Super 8-K forms, as well as interfacing with boards and negotiating promissory notes and investment bank agreements in connection with a de-SPAC transaction. Prior to that, Mr. Ravid was the CEO of Cukierman & Company Investment House Ltd., one of Israel’s leading cross-border advisory firms, from 2006 to 2022. During his tenure, he led strategic M&A transactions and capital raises totaling over $5 billion, managed multi-sector departments including TMT, Fintech, Healthcare, and Energy, and lived in Shanghai from 2015 to 2018 to oversee the firm’s China operations. His leadership included organizing major investment conferences in Shanghai, Hong Kong, Foshan, and Jinan, and he was honored as an Honorary Citizen of Changzhou in 2015 for his role in developing a technology park. Earlier in his career, Mr. Ravid held executive and partnership roles at MBI in Tel Aviv, Twin Triangle Financial in Los Angeles, and served as a loan officer and credit committee member at Bank Leumi’s Los Angeles office. He holds an MBA from Rutgers University and a Bachelor’s degree from the Hebrew University. Mr. Ravid is the Director and a shareholder of Newton Incorporation Limited which was engaged for investor relations purposes by the Company. Other than as disclosed herein, there are no arrangements or understandings between Mr. Ravid and any other person pursuant to which Mr. Ravid was selected as an officer of the Company and Mr. Ravid has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Ravid does not have any family relationship with any director or executive officer of the Company.

Paul Sansom. Mr. Sansom is an experienced international executive with recent achievements in high growth business start-ups, Series A fund raising and restructuring. Currently Mr. Sansom serves as a Board member and Chief Financial Officer of InterGen Limited a privately owned power producing business in the UK. In addition he is senior partner with Energy Capital Group a Private Equity business based in the Middle East. Previously Mr. Sansom has served as the Chief Financial Officer and Chief Operating Officer for HMS Services Sarl, a single-family office. From 2016 through 2019, Mr. Sansom served as the General Manager for Al Ghurair Projects based in Dubai. Prior to 2016, Mr. Sansom held roles with Viking Services, Brightpoint Inc. and PepsiCo International. Mr. Sansom serves as the Audit Chair for Immensa International. Mr. Sansom received a BA in Economics from the City of London and is a qualified UK Chartered Management Accountant. Based on his start-up, finance and business experience, the Company has deemed Mr. Sansom as a fit to serve on the Board.

Michael J. Roper. Mr. Roper is currently our Chief Governance and Compliance Officer since February 10, 2025. Mr Roper served as Chief Executive Officer, of Sadot Group Inc since May 1, 2018 to February 9, 2025. Mr. Roper, along with the executive management team, led the Company’s IPO in 2019. In 2022, he led the efforts in a transformational strategic shift of the company operations from a US centric restaurant brand operator and franchisor to a growing participant in the global agri-commodity supply chain. Mr. Roper has unique experience ranging from owning and operating several franchise locations through the corporate executive levels. From May 2015 through October 2017, Mr. Roper served as Chief Executive Officer of Taco Bueno where he was responsible for defining strategy and providing leadership to 162 company-owned and operated locations along with 23 franchised locations. From March 2014 through May 2015, Mr. Roper served as the Chief Operating Officer of Taco Bueno and from July 2013 through March 2014 as the Chief Development and Technology Officer of Taco Bueno. Prior to joining Taco Bueno, Mr. Roper was a franchise owner and operator of a IMS Barter franchise and held several roles with Quiznos Sub from 2000 to 2012 starting as a franchise owner and culminating in his appointment as the Chief Operating Officer/Executive Vice President of Operations in 2009. Mr. Roper received a Bachelor of Science in Business and General Management from Northern Illinois University. Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Roper fit to serve as our principal executive officer.

Aimee Infante. Ms. Infante has served as the Chief Marketing Officer of Sadot Group, Inc. since May 6, 2019. Ms. Infante had previously served as the Vice President of Marketing of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, she was the Vice President of Marketing of Muscle Maker Brands Conversion, Inc. From February 2016 through June 5, 2017, she served as the Vice President of Marketing of Muscle Maker Brands, LLC, which converted into Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 through January 2016, Ms. Infante served as our Director of Marketing of Muscle Maker Brands. Ms. Infante was Director of Marketing of Muscle Maker Franchising from October 2014 to January 2015. Ms. Infante was employed by Qdoba Mexican Grill in Denver, Colorado from November 2010 to April 2014, serving as Regional Marketing Specialist from November 2010 to October 2012 and Marketing Manager from October 2012 to April 2014. Ms. Infante holds a Bachelor of Science in Marketing from Rider University. Based on her education and extensive experience in the restaurant/franchise industry, we have deemed Ms. Infante fit to serve as our Chief Marketing Officer.

Sean Schnapp. Mr. Schnapp is an experienced finance professional with over 10 years of experience in strategic financial roles, including several years with publicly traded companies. He currently serves as the Director of Finance at DarioHealth Corp. (Nasdaq: DRIO), where he has been employed since 2021. In this role, he leads financial planning, reporting, M&A integration, and corporate finance initiatives. Prior to assuming this position, he served as the Company’s Corporate Controller, where he was responsible for managing financial reporting, internal controls, and audit readiness. Before joining DarioHealth, from 2019 to 2021, Mr. Schnapp held a finance role at the Edmond de Rothschild Group (Caesarea Development Corporation), where he oversaw group-level financial operations, investment analysis, and strategic planning initiatives. Mr. Schnapp began his career at Deloitte, where he worked from 2015 to 2018 as a CPA, auditing public and private companies across various industries and gaining substantial experience in financial reporting, regulatory compliance, and internal controls. He holds a bachelor’s degree in accounting and economics from Ono Academic College and is a certified public accountant in Israel.

Alexander David. Mr. David is a business development consultant and operational strategist with more than ten years of experience advising companies on growth and transformation initiatives. From 2023 to 2025, Mr. David provided consulting services to multiple privately held small businesses, focusing on operational efficiency and strategic growth. From 2019 to 2023, he served as a scientific advisor and strategic business development consultant to a small-scale biotechnology startup. From 2016 to 2019, he was engaged as a consultant by Pfizer Inc., where he contributed to preclinical drug development and operational scalability initiatives. Mr. David studied to earn a Bachelor of Science in Biomedical Engineering at Carnegie Mellon University and later completed additional coursework in Computer Science at the University of California, Los Angeles.

Liat Franco. Liat Franco is a licensed attorney admitted to the bars of New York (2003), California (2004) and Israel (2009). She holds a B.A., magna cum laude, in Communication from the University of California at Los Angeles (2000), a J.D. from UCLA School of Law (2003), an LL.M. in Law and Technology from the University of Haifa (2011) and a Ph.D. in Law from the University of Haifa (2018). Since 2020, Ms. Franco has served as a Lecturer at Zefat Academic College, School of Law. From 2010 to 2017, she was a Teaching Fellow at Carmel Academic College, School of Law and a Teaching Assistant at the University of Haifa, Faculty of Law (2014). She has developed and led academic programs, including the College Mentoring Program and management of legal databases. Ms. Franco is an expert in cyber law, children’s rights in the digital age, intellectual property and related fields. She is the author of a Ph.D. dissertation on “Cyberbullying, an Evolving Phenomenon Amongst Children and Youth—Demands Reframing Local and International Law” and numerous peer-reviewed publications in leading journals, including the Washburn Law Journal, Penn State Journal of Law & International Affairs, Santa Clara Journal of International Law and others. She serves as a reviewer for the International Journal of Bullying Prevention (Springer).

Yuriy Shirinyan. Yuriy Shirinyan is a seasoned senior-level security specialist with 16 years of experience working within fast-paced and high-threat environments in the U.S. and overseas. He holds an active U.S. Department of State Top Secret Security Clearance. From April 2015 to March 2019, Mr. Shirinyan served as a High Threat Protective Specialist at Triple Canopy-Basra / Global Integrated Security in Iraq (U.S. Consulate), including roles as High Threat Senior Guard Shift Supervisor (2011-2015) and Senior Content/Executive Protection Supervisor (2005-2010). From July 2010 to September 2011, he was a High Threat Senior Guard Shift Supervisor at Armor Group North America in Kabul, Afghanistan (U.S. Embassy). Mr. Shirinyan is a veteran of the United States Marine Corps, where he completed a deployment to Iraq in support of Operation Iraqi Freedom and received numerous awards, including the Purple Heart and Combat Action Ribbon. He holds a Bachelor of Arts in Homeland Security from American Military University and is POST-certified Firearms Instructor with extensive training in protective operations, counter-terrorism, tactical medicine and more. He is fluent in Russian and proficient in Armenian.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Corporate Governance

Board of Directors and Board Committees

Our stock (symbol: SDOT) is listed on the NASDAQ capital market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors currently consists of five (5) members. Our board of directors has determined that Sean Schnapp, Alexander David, Liat Franco and Yuriy Shirinyan, qualify as independent directors in accordance with the Nasdaq Capital Market (“Nasdaq”) listing requirements. Chagay Ravid, our Chief Executive Officer, is not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations and in expectation of listing on NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure and Board’s Role in Risk Oversight

We presently do not have a Chairman of the Board. We intend to appoint a Chairman in the near future. The Chairman has authority, among other things, to preside over the Board meetings and set the agenda for the Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead Independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the qualification of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors has already established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), a Sustainability Committee (the “Sustainability Committee”) and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members, including Sean Schnapp (Chairperson and audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K), Liat Franco and Alexander David. Mr. Schnapp serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our Audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has two members, including Alexander David (Chairperson) and Liat Franco. Mr. David serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans; and

●	review the independence of any compensation advisers.

Sustainability Committee

The Sustainability Committee does not currently consist of any members.

Our Sustainability Committee’s duties include reviewing and making recommendations to the Board on, the Company’s policy and performance in relation to sustainability-related matters, including:

●	health and safety;

●	process safety;

●	the environment;

●	climate change;

●	human rights;

●	historical cultural heritage and land access;

●	community relations;

●	ESG and impact initiatives and implementation.

Nominating and Corporate Governance Committee

The Governance Committee has two members, including Liat Franco (Chairperson) and Yuriy Shirinyan. Liat Franco serves as the chairman of the Governance Committee.

The functions of our Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. Except for Mr. Ravid, none of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our employees, officers and directors, including those officers responsible for financial reporting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock. Such officers, directors, and persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2024, filed with the SEC, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2024.

During the year ended December 31, 2024, no director or officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company adopted or terminated any Rule 10b5-1 trading arrangements or non-Rule 10b5-1 trading arrangements (in each case, as defined in Item 408(a) of Regulation S-K).

On May 28, 2025, the Company appointed Chagay Ravid as the Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company held a Special Shareholder Meeting on February 28, 2023. At the meeting, the shareholders approved (i) the Services Agreement whereby Sadot LLC engaged Aggia, to provide certain advisory services to Sadot Agri-Foods for managing Sadot Agri-Food’s business of wholesaling food and engaging in the purchase and sale of physical food commodities; (ii) an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock; (iii) for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the Shares pursuant to the Services Agreement entered between the Company, Sadot LLC and Aggia representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules; (iv) for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of up to 144,242 Shares of Common Stock to Aggia pursuant to the Services Agreement and net income generated thresholds; (v) the right of Aggia to nominate up to eight directors to the Board of Directors subject to achieving net income thresholds as set forth in the Services Agreement; and (vi) the adoption of the 2023 Equity Incentive Plan. As of June 30, 2025, Aggia owned 9.2% of the Company’s common stock.

During the three and six months ended June 30, 2025, the Company recorded Stock-based consulting expense of nil and $1.0 million to its related party, Aggia for consulting services rendered. During the three and six months ended June 30, 2024, the Company recorded Stock-based consulting expense of $1.7 million and $2.4 million to its related party, Aggia for consulting services rendered.

Additionally, for the three and six months ended June 30, 2025, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods of $0.7 million and $1.5 million, respectively. For the three and six months ended June 30, 2024, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods of $1.0 million and $2.1 million, respectively.

On September 19, 2024, the Company received a loan from a related party, in an arm’s length transaction, of $0.6 million, with a discount of $0.1 million, that matured on April 10, 2025. The maturity was initially extended until July 18, 2028 for an increase in principal of $0.3 million, which was the same terms as an unrelated party loan extension. This maturity was then again extended until December 31, 2025, for immediate payment of $0.1 million towards principal balance, which was the same terms as an unrelated party loan extension, see Note 23 – Subsequent events for additional details.

On March 26, 2025, SGI launched Sadot South Korea and retained a 70% controlling interest. The entity that owns the 30% non-controlling interest, was 50% owned by one of our former board members. In addition, she was paid compensation for her services in Sadot South Korea. As of June 30, 2025, 55,886 shares of stock were issued to the board member as compensation for services related to Sadot South Korea from January 6, 2025 through June 30, 2025. Sadot Korea was shut down during the third quarter 2025 resulting in a cessation of operations in South Korea.

The Company will continue to monitor and evaluate its related party transactions to ensure that they are conducted in accordance with applicable laws and regulations and in the best interests of the Company and its shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 12, 2025, there are 1,292,080 shares of Common Stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of Common Stock as of that date by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally define beneficial ownership to include any shares over which a person exercises sole or shared voting or investment power. Such determination is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, we believe, based on the information furnished to us, that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. None of the stockholders listed in the table are a broker-dealer or an affiliate of a broker dealer. Applicable percentage ownership prior to the offering is based on 1,292,080 shares of Common Stock outstanding as of the date of this prospectus.

Except as otherwise noted below, the address for persons listed in the table is c/o Sadot Group Inc., 295 E Renfro, Suite 209, Burleson, TX 76028.

Name of Beneficial Owner	Number of shares beneficially owned (1)	Percentage of shares outstanding prior to offering (1)
5% Stockholders:
Aggia LLC FZ (2)	67,516	5.2%

Directors and Named Executive Officers:
Chagay Ravid	8,130		*
Paul Sansom	3,380		*
Michael J. Roper (3)	14,819		*

Aimee Infante (2)	703		*
Sean Schnapp	0	—
Alexander David	0	—
Liat Franco	0	—
Yuriy Shirinyan	0	—
All executive officers and directors as a group (8 persons)

*Denotes less than 1%

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon (i) the exercise of stock options that will become exercisable within 60 days of October 31, 2025, (ii) the conversion of the convertible promissory notes into shares of our common stock, and (iii) the exercise of warrants that will become exercisable within 60 days of October 31, 2025 Shares of common stock issuable pursuant to the foregoing methods are deemed outstanding for purposes of calculating the percentage of beneficial ownership of the person or entity holding such securities. Accordingly, the total percentages of beneficial ownership are in excess of one hundred percent (100%).

(2)	Includes options to acquire 651 shares of common stock.

(3)	Includes options to acquire 1,123 shares of common stock.

DESCRIPTION OF SECURITIES

The following description summarizes important terms of our securities. For a complete description, you should refer to our articles of incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Nevada law.

General

We are authorized to issue 2,000,000 shares of common stock, par value $0.0001 per share. The Board unanimously approved a reverse split of the Company’s Common Stock at a ratio of one-for-ten (the “Reverse Stock Split”). On September 9, 2025, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split, which became effective 12:01 am eastern on September 15, 2025. As a result of the Reverse Stock Split, every 10 shares of the Company’s Common Stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our Common Stock.

Common Stock

Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy. Holders of Common Stock representing one third of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Non-cumulative Voting

Holders of shares of our Common Stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the trading symbol “SDOT.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare, Inc. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

Indemnification of Officers and Directors

Pursuant to our Articles of Incorporation as amended, and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, provided, however, that (i) we will not indemnify such person against expenses incurred in connection with an action if he is threatened but does not become a party unless the incurring of such expenses was authorized by the board of directors and (ii) we will not indemnify against any amount paid in settlement unless our board of directors has consented to such settlement.

An officer or director is not entitled to indemnification against costs or expenses incurred in connection with any action, commenced by such person against us or any person who is or was a director, officer, fiduciary, employee or agent of our company unless and to the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those shares of Common Stock issuable to the Selling Stockholder under the Purchase Agreement. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. Beneficial ownership is based on information furnished by the Selling Stockholder. Unless otherwise indicated and subject to community property laws where applicable, the Selling Stockholder has, to our knowledge, sole voting and investment power with respect to the shares beneficially it owns.

Under the terms of the Purchase Agreement, we may not issue shares to the Selling Stockholder under the Purchase Agreement to the extent that such issuance would cause the Selling Stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 19.99% of the issued and outstanding Common Stock immediately preceding the execution of the Purchase Agreement, unless and until the Company elects to obtain stockholder approval of the issuance of shares of Common Stock as contemplated by the Purchase Agreement, and the stockholders of the Company have in fact approved the issuance of shares of Common Stock as contemplated by the Purchase Agreement in accordance with the applicable rules of the Nasdaq Stock Market. In no event shall the number of shares of Common Stock issuable to the Selling Stockholder pursuant to an advance under the Purchase Agreement cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) by the Selling Stockholder and its affiliates as a result of previous issuances and sales of Common Stock to the Selling Stockholder under the Purchase Agreement exceed 4.99% of the then issued and outstanding Common Stock. The number of shares in the second and fourth columns do not reflect these limitations.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

The Selling Stockholder have not had any position, office or other material relationship within past three years with the Company. The Selling Stockholder are not broker dealers or affiliates of a broker dealer. The Selling Stockholder do not have any agreement or understanding to distribute any of the Common Stock being registered. The Selling Stockholders are offering to sell all their Common Stock from time to time. The Selling Stockholder or the natural controlling persons of the Selling Stockholder are in the business of underwriting securities.

Name of the Selling Stockholders	Common Stock Beneficially Owned Prior to Resale Offering	Common Stock Eligible for Resale Offering	Common Stock Beneficially Owned After Resale Offering(3)	Percentage Ownership After Offering
Helena Global Investment Opportunities I Ltd. (1)	0	Up to 400,000 shares of Common Stock(2)	0	0%

(1)	Helena HoldCo Inc., incorporated under the laws of the Commonwealth of The Bahamas, solely owns Helena Global Investment Opportunities I Ltd. Mr. Jeremy Weech is the sole shareholder of Helena HoldCo Inc. and exercises voting and dispositive power of the securities held by Helena HoldCo Inc. The address of Helena HoldCo Inc is Suite 205A, Saffrey Square, Bank Lane & Bay Street, P.O. Box N-9934, Nassau, Bahamas.

(2)	Number of shares determinable pursuant to the methods described in “Plan of Distribution,” including the Helena Commitment Fee Shares.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Helena Global Investment Opportunities I Ltd. may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Helena Global Investment Opportunities I Ltd. has represented to us that at no time prior to the date of the Purchase Agreement has such Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Helena Global Investment Opportunities I Ltd. has agreed that during the term of the Purchase Agreement, neither Helena Global Investment Opportunities I Ltd. nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Stockholder’s Common Stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, included in this prospectus have been so included in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments to the registration statement) under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our Common Stock to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other documents to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an internet site that contains periodic and current reports, information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

Sadot Group Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2025	December 31, 2024
	$’000	$’000
ASSETS
Current assets:
Cash	422	1,786
Accounts receivable, net of allowance for doubtful accounts of $0.4 million and $0.1 million as of June 30, 2025 and December 31, 2024, respectively	44,136	18,014
Inventory	49	717
Assets held for sale	4,927	5,196
Other current assets	69,185	126,966
Total current assets	118,719	152,679

Property and equipment, net	11,766	11,820

Other non-current assets	144	155
Total assets	130,629	164,654
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	34,419	28,019
Notes payable, current, net of discount of $1.1 million and $0.9 million as of June 30, 2025 and December 31, 2024, respectively	11,239	7,390

Deferred revenue, current	—	2,251
Liabilities held for sale	2,146	2,333
Other current liabilities	46,722	92,177
Total current liabilities	94,526	132,170

Notes payable, non-current	66	—

Other non-current liabilities	98	111
Total liabilities	94,690	132,281
Equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 6,810,403 and 5,225,147 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	114,923	112,406
Accumulated deficit	(81,860)	(83,187)
Accumulated other comprehensive loss	(84)	(27)
Total Sadot Group Inc. shareholders’ equity	32,980	29,193
Non-controlling interest	2,959	3,180
Total stockholders’ equity	35,939	32,373
Total liabilities and stockholders’ equity	130,629	164,654

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sadot Group Inc.

Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Commodity sales	114,338	173,293	246,506	279,800

Other revenues	52	—	52	—
Cost of goods sold	(109,403)	(167,505)	(235,559)	(271,202)
Gross profit	4,987	5,788	10,999	8,598

Depreciation and amortization expenses	(27)	(92)	(54)	(183)

Stock-based expenses	(419)	(1,921)	(1,847)	(2,717)
Sales, general and administrative expenses	(2,771)	(1,701)	(5,852)	(3,093)
Income from operations	1,770	2,074	3,246	2,605

Interest expense, net	(1,237)	(1,008)	(2,778)	(1,236)
Change in fair value of stock-based compensation	—	1,214	778	1,691

Loss on debt extinguishment	(192)	—	(192)	—
Income for continuing operations before income tax	341	2,280	1,054	3,060
Income tax expense	—	(5)	—	(7)
Net income for continuing operations	341	2,275	1,054	3,053
Discontinued Operations:
Income / (loss) for discontinued operations, net of income tax	(55)	42	52	(1,049)
Net income / (loss) for discontinued operations	(55)	42	52	(1,049)
Net income	286	2,317	1,106	2,004
Net loss attributable to non-controlling interest	103	52	221	100
Net income attributable to Sadot Group Inc.	389	2,369	1,327	2,104

Net income from continuing operations per share attributable to Sadot Group Inc.:
Basic	0.08	0.53	0.23	0.73
Diluted	0.08	0.45	0.23	0.62

Net income/ (loss) from discontinued operations per share:
Basic	(0.01)	0.01	0.01	(0.24)
Diluted	(0.01)	0.01	0.01	(0.21)

Weighted-average # of common shares outstanding:
Basic	5,813,911	4,423,432	5,521,706	4,305,822
Diluted	5,824,521	5,123,047	5,525,222	5,111,103

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sadot Group Inc.

Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss)

(Unaudited) (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Net income	286	2,317	1,106	2,004
Other comprehensive income / (loss)
Foreign exchange translation adjustment	(59)	3	(57)	3
Unrealized gain / (loss)	88	(126)	—	(186)
Total other comprehensive income / (loss)	29	(123)	(57)	(183)
Total comprehensive income	315	2,194	1,049	1,821
Comprehensive loss attributable to non-controlling interest	103	52	221	100
Total comprehensive income attributable to Sadot Group Inc.	418	2,246	1,270	1,921

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sadot Group Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Equity

(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income / (Loss)	Non-controlling Interest	Total
	Shares	Amount
		$’000	$’000	$’000	$’000	$’000	$’000
Balance at December 31, 2023	4,046,472	—	107,992	(87,179)	8	3,436	24,257
Common stock compensation to board of directors	10,564	—	42	—	—	—	42
Common stock issued as compensation for services	58,344	—	175	—	—	—	175
Conversion of convertible loan	284,139	—	965	—	—	—	965
Stock based compensation - vesting of options and restricted stock awards	23,913	—	111	—	—	—	111
Unrealized loss, net of income tax	—	—	—	—	(60)	—	(60)
Net loss	—	—	—	(265)	—	(48)	(313)
Balance at March 31, 2024	4,423,432	—	109,285	(87,444)	(52)	3,388	25,177

Common stock issued as compensation for services	139,899	—	535	—	—	—	535
Stock based compensation - vesting of options and restricted stock awards	33,177	—	146	—	—	—	146
Foreign exchange translation adjustment	—	—	—	—	3	—	3
Unrealized loss, net of income tax	—	—	—	—	(126)	—	(126)
Net income	—	—	—	2,369	—	(52)	2,317
Balance at June 30, 2024	4,596,508	—	109,966	(85,075)	(175)	3,336	28,052

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sadot Group Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Equity

(Unaudited) (Continued)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income / (Loss)	Non-controlling Interest	Total
	Shares	Amount
		$’000	$’000	$’000	$’000	$’000	$’000
Balance at December 31, 2024	5,225,147	1	112,406	(83,187)	(27)	3,180	32,373

Common stock issued as compensation for services	113,416	—	315	—	—	—	315

Stock based compensation - vesting of options and restricted stock awards	73,937	—	283	—	—	—	283
Foreign exchange translation adjustment	—	—	—	—	2	—	2
Unrealized loss	—	—	—	—	(88)	—	(88)
Net income / (loss)	—	—	—	938	—	(118)	820
Balance at March 31, 2025	5,412,500	1	113,004	(82,249)	(113)	3,062	33,705

Common stock issued as compensation for services	77,698	—	108	—	—	—	108
Stock based compensation - vesting of options and restricted stock awards	81,094	—	259	—	—	—	259
Conversion of convertible loan	1,239,111	—	1,552	—	—	—	1,552
Foreign exchange translation adjustment	—	—	—	—	(59)	—	(59)
Unrealized gain	—	—	—	—	88	—	88
Net income / (loss)	—	—	—	389	—	(103)	286
Balance at June 30, 2025	6,810,403	1	114,923	(81,860)	(84)	2,959	35,939

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sadot Group Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2025	2024
	$’000	$’000
Cash Flows from Operating Activities
Net income	1,106	2,004
Adjustments to reconcile net income / (loss) to net cash (used in) / provided by operating activities:

Depreciation and amortization	54	183
Amortization of debt discount	1,178	—
Stock-based expenses	1,847	2,717

Change in fair value of stock-based compensation	(778)	(1,691)

Bad debt expense	317	353
Loss on debt extinguishment	192	—
Changes in operating assets and liabilities:
Accounts receivable, net	(26,439)	27,733
Inventory	668	(173)
Other current assets	57,676	(47,660)
Other non-current assets	—	46,333
Accounts payable and accrued expenses	6,520	(19,481)
Other current liabilities	(45,457)	39,684

Other non-current liabilities	—	(46,048)
Operating right to use assets and lease liabilities, net	—	2
Deferred revenue	(2,251)	6,505
Total adjustments	(6,473)	8,457
Net cash provided by / (used in) operating activities	(5,367)	10,461
Net cash provided by operating activities - discontinued operations	124	115
Cash Flows from Investing Activities

Purchases of property and equipment	—	(7)
Disposal of property and equipment	—	10
Net cash provided by investing activities	—	3
Net cash provided by investing activities - discontinued operations	—	29
Cash Flows from Financing Activities
Proceeds from notes payable	10,002	3,500

Repayments of notes payable	(6,024)	(5,440)
Net cash provided by / (used in) financing activities	3,978	(1,940)
Net cash used in financing activities - discontinued operations	(42)	(69)
Foreign exchange translation adjustment	(57)	3
Net Increase (Decrease) in Cash	(1,364)	8,602
Cash – beginning of period	1,786	1,354
Cash – end of period	422	9,956

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sadot Group Inc.

Condensed Consolidated Statements of Cash Flows (Continued)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
	$’000	$’000
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	3,399	1,318

Supplemental Disclosures of Non-Cash Investing and Financing Activities
Conversion of notes payable into common stock	(1,241)	—
Conversion of stock	1,241	—

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

1. Business Organization and Nature of Operations

Sadot Group Inc. (“Sadot Group” or “SGI” or together with its subsidiaries, the “Company”), a Nevada corporation was incorporated in Nevada on October 25, 2019. In late 2022, SGI transformed from a U.S.-centric restaurant business into a global organization focused on the Agri-food commodity supply chain. Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the world.

As of June 30, 2025, Sadot Group consisted of one distinct operating unit and one discontinued operations.

Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. In addition, the Company holds a deposit on farmland in Indonesia. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

Sadot Restaurant Group, LLC (“Sadot Food Services”): had three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill. During 2024, the Company operated a subscription-based fresh prep meal concept, SuperFit Foods, which was sold in August 2024. Throughout 2024 the remaining corporate owned restaurants were sold and converted into franchise locations or closed. As of the end of 2024 the Company only operates as the franchisor for Pokémoto and Muscle Maker Grill restaurants. This entire operating segment was identified as held for sale and reported as discontinued operations. Please see Note 3 – Assets held for sale and Note 4 – Discontinued operations for further details.

Liquidity

The Company’s primary source of liquidity is cash on hand. As of June 30, 2025, the Company had a cash balance, a working capital surplus and an accumulated deficit of $0.4 million, $24.2 million, and $81.9 million, respectively. During the three and six months ended June 30, 2025, the Company generated Net income of $0.3 million and $1.1 million, respectively. The Company had Net cash used in operations of $5.2 million for the six months ended June 30, 2025. While the Company maintains a base of current assets, including inventories and receivables, the timing and certainty of converting these assets into cash has presented operational challenges.

The Company continues to manage its liquidity needs through ongoing collection efforts, working capital optimization strategies, and active engagement with financing partners. While there is uncertainty around the precise timing of cash inflows, management believes that its current asset base, proceeds from our factoring arrangement and access to additional sources of liquidity, if necessary, provide flexibility to support ongoing operations in the near term.

Under the factoring agreement, certain eligible receivables may be sold with recourse in exchange for an upfront advance of 85% of the net invoice value, with the remaining amount remitted upon collection, less applicable fees and reserves.

While the Company maintains sufficient working capital through its accounts receivable and factoring capacity, we are currently experiencing delays in converting receivables into cash, which may impact the timing of our available liquidity. We continue to actively manage collections and factoring utilization to address short-term liquidity needs and ensure ongoing operational funding.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Working Capital

We measure our liquidity in a number of ways, including the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Cash	422	1,786
Accounts Receivable, net	44,136	18,014
Inventory	49	717
Other current assets(1)	69,185	126,966
Assets held for sale(2)	4,927	5,196
Total current assets	118,719	152,679
Accounts payable and accrued expenses	34,419	28,019
Notes payable, net	11,239	7,390
Other current liabilities(3)	46,722	94,428
Liabilities held for sale(4)	2,146	2,333
Total current liabilities	94,526	132,170
Working capital(5)	24,193	20,509
Current ratio(6)	1.26	1.16

(1) Consists of VAT, prepaid expenses, derivative assets, derivative contracts, Notes receivable, current, deposit on farmland and deposit on acquisition.

(2) See Note 3 for additional information

(3) Consists of Operating lease liability, current, derivative liability, current and derivative contracts

(4) See Note 3 for additional information

(5) Working Capital is defined as Total current assets less Total current liabilities

(6) Current ratio is defined as Total current assets divided by Total current liabilities

2. Significant Accounting Policies

Basis of Presentation

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the Unaudited Condensed Consolidated Financial Statements of the Company as of June 30, 2025, and for the three and six months ended June 30, 2025, and 2024. The results of operations for the three and six months ended June 30, 2025, and 2024 are not necessarily indicative of the operating results for the full year. It is suggested that these Unaudited Condensed Consolidated Financial Statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 11, 2025. The Balance Sheet as of December 31, 2024, has been derived from the Company’s audited Financial Statements.

Principles of Consolidation

The accompanying Unaudited Condensed Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiary. Any intercompany transactions and balances have been eliminated in consolidation.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Reclassifications

Certain prior period balances have been reclassified in order to conform to current period presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Reclassification of Fair Value Gains from Other Income

During the three months ended March 31, 2025, the Company reclassified gains previously recognized in Other income related to the fair value remeasurement of certain financial instruments into Cost of goods sold (“COGS”). The reclassification was made to better reflect the nature and function of these instruments, which are economically linked to the Company’s inventory procurement, sales activities and to be consistent with our competitors. Management determined that presenting the related gains in COGS more accurately reflects the impact of these instruments on the Company’s gross margin and provides more decision-useful information to financial statement users. This change in presentation had no impact on net income, total comprehensive income, or earnings per share for the period.

The table below summarizes the effect of the reclassification on the Unaudited Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss) for the three and six months ended June 30, 2024:

	Three Months Ended June 30, 2024
	As Previously Reported	Reclassification	As Reclassified	% Change
	$’000	$’000	$’000%
Cost of goods sold	(171,308)	3,803	(167,505)	(2.2)%
Gross profit / (loss)	1,985	3,803	5,788	(191.6)%
Gain on fair value remeasurement	3,275	(3,275)	—	(100.0)%
Gain on hedge contracts	528	(528)	—	(100.0)%
Net Income	2,317	—	2,317	—%

	Six Months Ended June 30, 2024
	As Previously Reported	Reclassification	As Reclassified	% Change
	$’000	$’000	$’000%
Cost of goods sold	(278,254)	7,052	(271,202)	(2.5)%
Gross profit / (loss)	1,546	7,052	8,598	(456.1)%
Gain on fair value remeasurement	6,534	(6,534)	—	(100.0)%
Gain on hedge contracts	518	(518)	—	(100.0)%
Net Income	2,004	—	2,004	—%

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the assessment of recoverability of long-lived assets, including property and equipment, goodwill and intangible assets;

●	the estimated useful lives of intangible and depreciable assets;

●	estimates and assumptions used to value warrants and options;

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

●	the recognition of revenue;

●	the recognition, measurement and valuation of current and deferred income taxes; and

●	the valuation of derivative instruments and hedging activities.

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of June 30, 2025 or December 31, 2024.

Accounts Receivable

Accounts Receivable consists of receivables related to Sadot Agri-Foods of $44.1 million and $18.0 million net of doubtful accounts of $0.4 million and $0.1 million as of June 30, 2025, and December 31, 2024, respectively.

From time to time the Company may set aside and/or assign accounts receivables towards the acquisition of various assets. The net Accounts Receivable balance of $44.1 million and $18.0 million on June 30, 2025 and December 31, 2024, includes $13.4 million in receivables that the Company plans to assign to a third party, which is expected to be paid in assets other than cash. The Company and the third party finalized negotiations, please see Note 23 – Subsequent events regarding the timing and nature of the assets to be received, and the Company continues to evaluate the balance for expected losses. As of June 30, 2025, the Company deemed it would receive assets valued at the full balance.

Accounts receivable is stated at historical carrying amounts net of write-offs and allowances for uncollectible accounts. The Company establishes allowances for uncollectible trade accounts receivable based on lifetime expected credit losses using an aging schedule for each pool of accounts receivable. Pools are determined based on risk characteristics such as the type of receivable and geography. A default rate is derived using a provision matrix which is evaluated on a regular basis by management and based on past experience and other factors. The default rate is then applied to the pool to determine the allowance for expected credit losses. Given the short-term nature of the Company’s trade accounts receivable, the default rate is only adjusted if significant changes in the credit profile of the portfolio are identified (e.g., poor crop years, credit issues at the country level, systematic risk), resulting in historic loss rates that are not representative of forecasted losses. Uncollectible accounts are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that collection of the balance is unlikely.

Factoring Agreements

As of June 30, 2025, the Company’s total borrowings include $3.3 million related to a factoring arrangement under which the Company transfers certain trade receivables to a third-party financial institution with recourse. The Company retains the risk of nonpayment on the transferred receivables, so the arrangement does not meet the criteria for sale accounting under ASC 860, Transfers and Servicing, and is accounted for as a secured borrowing.

Under this arrangement, the Company received $3.9 million in cash advances, which are included in Notes Payable on the Unaudited Condensed Consolidated Balance Sheets. The transferred receivables, with an original carrying value of $4.7 million as of June 30, 2025, payments were made by the customers to and $3.8 million remain recorded in Accounts receivable as of June 30, 2025, as the Company has not surrendered control over the assets. The difference of $0.8 million primarily reflects the advances held by the factor of $0.5 million and factoring fees of $0.3 million.

Factoring fees incurred in connection with the arrangement are deferred and amortized over the expected life of the borrowing as Interest expense, net in the Unaudited Condensed Consolidated Statements of Income and Other Comprehensive Income / (Loss). The Company continues to service the receivables under the arrangement but has no obligation to repurchase the receivables except in cases of customer nonpayment. The Company remains exposed to credit losses related to factored receivables and maintains an allowance for doubtful accounts as appropriate.

As of June 30, 2025, the Company has pledged $3.9 million of accounts receivable as collateral under this facility.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Inventory

Inventory, which are stated at the lower of cost or net realizable value, related to Sadot Agri-foods was $49.0 thousand and $0.7 million as of June 30, 2025 and December 31, 2024, respectively. Cost is determined using the first-in, first-out method.

Assets held for sale

In the first quarter of 2024, the Company classified its Sadot food services segment as held for sale.

Assets and liabilities of disposal group(s) are classified as held for sale when:

●	management, having the authority to approve action, commits to a plan to sell,

●	the disposal group(s) are available for immediate sale in present condition,

●	an active program to locate a buyer and other actions required to complete the plan to sell have been initiated,

●	the sale is probable and expected to be completed within one year,

●	the sale is actively marketed at a reasonable price reflecting its current fair value,

●	and it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

The Company initially measures a disposal group that is classified as held for sale at the lower of its carrying value or fair value less cost to sell. Any impairment loss resulting from this initial measurement is recognized in the period in which the held for sale criteria described above, is met. Conversely, gains are not recognized on the sale of a disposal group until the date of sale. The Company assesses the fair value of a disposal group, less costs to sell, at each reporting period that it remains as held for sale, with any changes as a result of the assessment adjusting the carrying value of the disposal group, but not in excess of the cumulative loss previously recognized on the disposal group.

Following their classification as held for sale, assets are not depreciated or amortized. Interest and other expenses attributable to the liabilities of a disposal group classified as held for sale continue to be recognized. Refer to Note 3 – Assets held for sale for more details.

Property and Equipment

Property and equipment are stated at cost less accumulated Depreciation and amortization expenses. Major improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization expenses are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and Equipment	3 – 7 years
Leasehold Improvements	1 – 8 years
Vehicles	5 - 10 years
Land Improvements	3 -20 years

Intangible Assets

The Company accounts for recorded intangible assets in accordance with the Accounting Standards Codification (“ASC’) 350 “Intangibles – Goodwill and Other”. In accordance with ASC 350, the Company does not amortize intangible assets having indefinite useful lives. The Company’s goodwill has an indefinite life and is not amortized. The Company’s goodwill and intangible assets with a finite life are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. ASC 350 requires that goodwill and intangible assets be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the impairment testing requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill and intangible assets to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or impairment. In the first quarter of 2024, the intangible assets were moved to assets held for sale. See Note 3 – Assets held for sale for additional information.

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”).

If the instrument is determined not to be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature by comparing the market price of the Company’s common stock as of the commitment date to the effective conversion price of the instrument.

As of June 30, 2025 and December 31, 2024, the Company deemed the conversion feature related to notes payable was not required to be bifurcated and recorded as a derivative liability.

Related Parties

A party is considered to be related to the Company if the party directly, indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue Recognition

The Company’s revenues consist of Commodity sales, Restaurant sales, Franchise royalties and fees, Franchise advertising fund contributions, and Other revenues. The Company recognizes revenues according to Topic 606 of FASB, “Revenue from Contracts with Customers”. Under the guidance, revenue is recognized in accordance with a five-step revenue model, as follows: (1) identifying the contract with the customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation. In applying this five-step model, we made significant judgments in identifying the promised goods or services in our contracts with franchisees that are distinct, and which represent separate performance obligations.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of crops. The farming industry in general historically experiences seasonal fluctuations in revenues and net income. Typically, the Company has lower sales and net income during the non-harvest seasons and higher sales and net income during the harvest season.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Commodity Sales

Commodity sale revenue is generated by Sadot Agri-Foods and is recognized when the commodity is delivered as evidenced by the bill of lading, physical delivery or completion of the sale contract and the invoice is prepared and submitted to the customer. During the three months ended June 30, 2025 and 2024, the Company recorded Commodity sales revenues of $114.3 million and $173.3 million, respectively, and during the six months ended June 30, 2025 and 2024, recorded $246.5 million and $279.8 million, respectively, which is included in Commodity sales on the accompanying Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss).

Deferred Revenue

Deferred revenue primarily includes revenue from forward sales contracts and prepayments received for future trades. Deferred revenue related to Sadot Agri-Foods is recognized at the completion of each commodity forward sales contract agreement.

Other Revenues

Other revenues consist of management fees received for performing certain management services under contract such as sales, purchasing, administrative and human resources.

Stock-Based Expenses

Stock-based expenses include all expenses that are paid with stock. This includes stock-based consulting fees due to Aggia and other consultants, stock compensation paid to the Company’s board of directors, and stock compensation paid to employees. The consulting fees due to Aggia are related to ongoing Sadot Agri-Foods and expansion of the global agri-foods business. Based on the initial Services Agreement with Aggia LLC FZ, a Company formed under the laws of United Arab Emirates (“Aggia”), the consulting fees were calculated at approximately 80.0% of the Net Income generated by Sadot Agri-Foods through March 31, 2023. As of April 1, 2023, the consulting agreement was amended to calculate consulting fees on 40.0% of the Net income generated by Sadot LLC. See Note 17 – Commitments and contingencies for further details. Aggia waived the consulting fee of 40% of Net income of Sadot LLC for the three months ended June 30, 2025. Stock-based expenses for the three months ended June 30, 2025 and 2024 were $0.4 million and $1.9 million, respectively, and for the six months ended June 30, 2025 and 2024 were $1.8 million and $2.7 million, respectively, are recorded in the accompanying Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss).

Net Income (Loss) per Share

Basic earnings (loss) per common share is computed by dividing net income (loss) attributable to Sadot Group Inc. by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed by dividing net income (loss) attributable to Sadot Group Inc. by the weighted average number of common shares outstanding during the period plus any potentially dilutive common shares, resulting from the exercise of warrants, option, calculated using the treasury stock method or the conversion of convertible notes payable, calculated using the if-converted method.

The following securities are excluded from the calculation of weighted average diluted common shares on June 30, 2025 and 2024, respectively, because their inclusion would have been anti-dilutive:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Warrants	1,580,699	1,625,738	1,583,558	1,676,367
Options	70,755	81,250	75,579	81,266
RSAs	573,385	1,047,568	605,935	985,969
Convertible debt	914,634	—	914,634	—
Total potentially dilutive shares	3,139,473	2,754,556	3,179,706	2,743,602

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The following table sets forth the computation of basic and dilutive net income / (loss) per share attributable to the Company’s stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(In thousands, except for share count and per share data)
Net income / (loss) attributable to Sadot Group Inc.	389	2,369	1,327	2,104
Weighted-average shares outstanding:
Basic	5,813,911	4,423,432	5,521,706	4,305,822

Effect of potentially dilutive RSAs	10,610	—	3,516	—
Effect of potentially dilutive convertible debt	—	699,615	—	805,281
Diluted	5,824,521	5,123,047	5,525,222	5,111,103

Net income for continuing operations per share attributable to Sadot Group Inc.:
Basic	0.08	0.53	0.23	0.73
Diluted	0.08	0.45	0.23	0.62

Net income/ (loss) from discontinued operations per share attributable to Sadot Group Inc.:
Basic	(0.01)	0.01	0.01	(0.24)
Diluted	(0.01)	0.01	0.01	(0.21)

Net income per share attributable to Sadot Group Inc.:
Basic	0.07	0.54	0.24	0.49
Diluted	0.07	0.46	0.24	0.41

Major Vendors

The following table sets forth the major vendors to purchase commodities for resale, purchase inputs for farming operations and distribute food products to their Company-owned restaurants:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Number of vendors	2	4	2	4
Type	Commodities	Commodities	Commodities	Commodities
% of purchases	99%	95%	95%	88%

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Major Customers

The following table sets forth the major customers:

	Three Months Ended March 31,		Six Months Ended June 30,
	2025	2024	2025	2024
Number of customers	2	4	3	4
Type	Commodities	Commodities	Commodities	Commodities
% of sales	99%	89%	95%	82%

Derivative Instruments

The Company recognizes all derivatives in the balance sheet at fair value. During the three and six months ended June 30, 2025 and 2024, the Company’s derivatives were comprised of forward purchase and sales contracts for commodities, carbon offset units, and futures and options of food and feed related commodities, traded on the Chicago Mercantile Exchange (“CME”). Derivatives that do not meet the requirements for hedge accounting to be applied per FASB ASC 815, Derivatives and Hedging, are adjusted to fair value through earnings. If the derivative does meet the criteria in ASC 815 to use hedge accounting, depending upon the nature of the hedge, the effective portion of changes in the fair value of the hedged assets, liabilities or firm commitments through earnings (fair value hedge), or recognized in other comprehensive income until the hedged item is recognized in earnings (cash flow hedge). The ineffective portion of a derivative’s change in fair value, if any, is immediately recognized in earnings. When a hedged item in a fair value hedge is sold, the adjustment in the carrying amount of the hedged item is recognized in earnings.

Refer to Fair Value of Financial Instruments below, Note 17 – Commitments and contingencies and Note 20 – Financial instruments for additional information regarding the Company’s derivative instruments.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of the FASB ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”).

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

See Note 19 – Fair value measurement for a summary of financial liabilities held at carrying amount including unrealized gain on derivative contracts and the unrealized loss on derivative contracts. For details related to the fair value of the unrealized gain on derivative contracts and unrealized loss on derivative contracts measured using Level 2 inputs, refer to Note 17 – Commitments and contingencies and Note 20 – Financial instruments.

Loss on debt extinguishment

Loss on debt extinguishment consist of the loss related to the exchange of stock for debt repayment, which is calculated using the variance between the agreed upon price per share of stock and the fair value of the stock on the date of the

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

exchange and the gain recognized due to writing off accounts payable that have passed the statue of limitations and no longer deemed payable.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within years of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as Sales, general and administrative expenses in the Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income / (Loss).

Currency Translation Differences

Transactions in foreign currencies are remeasured in the functional currency of the related consolidated company at the average foreign exchange rates for income and expenses. Monetary assets and liabilities denominated in foreign currencies at the reporting date are remeasured to the functional currency at the foreign exchange rate ruling as of the reporting period end date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are remeasured to the functional currency at foreign exchange rates ruling at the dates the fair value was determined. Foreign exchange differences arising on remeasurement are recognized in the Unaudited Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss) under Foreign exchange translation adjustment.

The assets and liabilities of foreign operations, including farm operations and fair value adjustments arising on consolidation, are translated to the Company’s reporting currency, United States Dollars, at foreign exchange rates at the reporting date. On a monthly basis, for subsidiaries whose functional currency is a currency other than the U.S. dollar, subsidiary statements of income and cash flows must be translated into U.S. dollars for consolidation purposes based on weighted-average exchange rates in each monthly period. As a result, fluctuations of local currencies compared to the U.S. dollar during each monthly period impact our consolidated statements of income and cash flows for each reported period (per quarter and year-to-date) and also affect comparisons between those reported periods.

Non-controlling Interests

The Company consolidates entities in which the Company has a controlling financial interest. The Company consolidates subsidiaries in which the Company holds, directly or indirectly, more than 50% of the voting rights. Non-controlling interests represent third-party equity ownership interests in the Company’s farming consolidated entity. The Company evaluates its ownership, contractual and other interests in entities to determine if it has any variable interest in a VIE (“variable interest entities”). These evaluations are complex and involve judgment and the use of estimates and assumptions based on available historical information, among other factors. The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses control through

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

means other than voting rights (“variable interest entities” or “VIEs”) and determines which business entity is the primary beneficiary of the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change. Changes in consolidation status are applied prospectively. The Company has no VIEs on June 30, 2025 and December 31, 2024. The amount of net loss attributable to Non-controlling interests is disclosed in the Unaudited Condensed Consolidated Statements of Income and Other Comprehensive Income / (Loss).

Discontinued Operations

As part of the Company’s stated strategy to pivot its focus to the global food supply chain sector, the Company spent 2024 fully engaged in the restructuring of Sadot Food Services. By refranchising company-owned units and closing underperforming locations while growing Pokémoto through franchising, the Company continued its restructuring efforts with the goal of reducing annualized restaurant operating expenses and overhead while potentially increasing franchise royalty revenue at Pokémoto. In early Q4 of 2024 the Company was able to close its last two corporate owned stores and reclassified the rest of Sadot Food Services to discontinued operations. The amount of loss from discontinued operations is disclosed in the Unaudited Condensed Consolidated Statements of Income and Other Comprehensive Income / (Loss). For details related to Discontinued operations, see Note 4 – Discontinued operations.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting—Improvements to Reportable Segment Disclosures (Topic 280). The standard requires incremental disclosures related to reportable segments, including disaggregated expense information and the title and position of the company’s chief operating decision maker (“CODM”), as identified for purposes of segment determination. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Entities must adopt the changes to the segment reporting guidance on a retrospective basis. Early adoption is permitted. The adoption of this guidance on December 31, 2024 did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, which focuses on income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation, provide information for reconciling items that meet a quantitative threshold, and certain information about income taxes paid. The standard is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The adoption of this guidance on December 31, 2024 did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). The standard is intended to enhance transparency of income statement disclosures, primarily through additional disaggregation of relevant expense captions. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods within fiscal years beginning after December 15, 2027. Entities can adopt the change prospectively or retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating the impact of the standard on its consolidated financial statements.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Financial Statements, except as disclosed in Note 23 – Subsequent events.

3. Assets Held For Sale

2024 Disposal group held for sale

After launching Sadot Agri-Foods, the Company made the decision to explore the option of selling a portion of our restaurant operations. During the first quarter of 2024, the Company entered into an agreement with a brokerage firm to have the exclusive rights to offer and sell the Muscle Maker Grill and Pokémoto franchise business and potentially some of the corporate-owned restaurants. Accordingly, the assets and liabilities related to the restaurant operations were classified

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

as held for sale in the Company’s Consolidated Balance Sheets. Throughout most of 2024, the Company considered retaining some Company owned stores due to location and potential training centers that posed challenges for sale.

However, in the fourth quarter of 2024, the Company closed its last two corporate owned stores, and have a sale pending for the franchise business. Given the sale or pending sale of all of the restaurant operations as of December 31, 2024, we have deemed this to be a strategic shift in business structure as it will eliminate one of our two business segments, which triggered accounting for the restaurant operations as discontinued operations. The Company is currently in due diligence and legal process with multiple potential buyers.

The following presents the major classes of assets and liabilities for the Sadot Food Services reporting unit held for sale:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Cash	48	266
Accounts receivable, net of allowance for doubtful accounts of $31.1 thousand and $0.2 million as of June 30, 2025 and December 31, 2024, respectively	136	170

Other current assets	39	52

Property and equipment, net	6	6
Goodwill	1,798	1,798
Other non-current assets	185	189
Intangible assets, net	2,715	2,715
Assets held for sale	4,927	5,196

Accounts payable and accrued expenses	200	149
Notes payable, current	581	79
Operating lease liability, current	—	138
Deferred revenue, current	121	125
Other current liabilities	307	243
Notes payable, non-current	—	542

Deferred revenue, non-current	937	1,057
Liabilities held for sale	2,146	2,333

Sadot Food Services had the following pre-tax income and losses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Sadot Food Services Net Income / (Loss) Before Income Tax	(55)	42	52	(1,049)

Sadot Food Services was comprised of two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, as well as a subscription-based fresh prep meal concept, SuperFit Foods. On August 1, 2024, SuperFit Foods was sold for $0.2 million with a minimal gain on the sale.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

4. Discontinued Operations

After launching Sadot Agri-Foods, the Company made the decision to explore the option of selling a portion of our restaurant operations. During the first quarter of 2024, the Company entered into an agreement with a brokerage firm to have the exclusive rights to offer and sell the Muscle Maker Grill and Pokémoto franchise business and potentially some of the corporate-owned restaurants. Accordingly, the assets and liabilities related to the restaurant operations were classified as held for sale in the Company’s Consolidated Balance Sheets. Throughout most of 2024, the Company considered retaining some Company owned stores due to location and potential training centers that posed challenges for sale.

However, in the fourth quarter of 2024, the Company closed its last two corporate owned stores, and have a sale pending for the franchise business. Given the sale or pending sale of all of the restaurant operations as of December 31, 2024, we have deemed this to be a strategic shift in business structure as it will eliminate one of our two business segments, which triggered accounting for the restaurant operations as discontinued operations. The Company performed an impairment test on the net assets of the restaurant operations as of June 30, 2025, noting the carrying amount was less than the fair value less cost to sell. The amount of loss from discontinued operations is disclosed in the Unaudited Consolidated Statements of Income and Other Comprehensive Income / (Loss).

Discontinued operations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Revenues	383	1,745	777	3,174
Cost of goods sold	—	(1,219)	—	(2,550)
Gross profit	383	526	777	624

Depreciation and amortization expenses	—	—	—	(189)
Franchise advertising fund expenses	(13)	(12)	(34)	(28)

Post-closing expenses	(99)	(10)	(59)	(29)

Sales, general and administrative expenses	(321)	(728)	(621)	(1,431)
Income / (loss) from discontinued operations	(50)	(224)	63	(1,053)
Other income	1	19	1	19
Interest expense, net	(6)	247	(12)	(15)

Income / (loss) from discontinued operations before income tax	(55)	42	52	(1,049)
Income tax benefit / (expense) from discontinued operations	—	—	—	—
Income / (loss) from discontinued operations	(55)	42	52	(1,049)

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

5. Allowance for Credit Losses on Accounts Receivable

For the periods ended June 30, 2025 and December 31, 2024, a summary of the activity in the allowance for credit losses on accounts receivable appears below:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Balance at beginning of period	105	173
Adjustments related to Sadot food services	—	54
Adjustments related to Sadot agri-foods	317	28
Transferred to assets held for sale	—	(150)
Balance at end of period	422	105

6. Other Current Assets

On June 30, 2025 and December 31, 2024, the Company’s other current assets consists of the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Prepaid expenses	1,974	1,911
Other receivables	76	82
Derivative assets, current	46,697	93,520
Derivative contracts	5,784	18,602
Notes receivable, current	5,965	6,999
Deposit on farmland	5,852	5,852
Deposit on acquisition	2,836	—
Other Current Assets	69,185	126,966

Deposit on farmland consists of funds paid as a deposit with the intent to acquire farmland in Indonesia by Sadot Agri-Foods. Deposit on acquisition consists of funds paid as a deposit related to a potential strategic transaction. The deposits were made in accordance with the terms of a preliminary agreement and are refundable under certain conditions. The transactions remain subject to customary closing conditions, including regulatory approvals and final documentation.

7. Other Non-Current Assets

On June 30, 2025 and December 31, 2024, the Company’s other non-current assets consist of the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Security deposits	22	23

Right to use assets	122	132
Other non-current assets	144	155

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

8. Property and Equipment, Net

As of June 30, 2025 and December 31, 2024, Property and equipment consist of the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Furniture and equipment	232	232
Vehicles	215	215
Leasehold improvements	11	11
Land and land improvements	11,766	11,766
Construction in process	6	6
Property and equipment, gross	12,230	12,230
Less: accumulated depreciation	(464)	(410)
Property and equipment, net	11,766	11,820

Depreciation expense amounted to $27.0 thousand and $0.1 million for the three months ended June 30, 2025 and 2024, respectively. Depreciation expense amounted to $0.1 million and $0.3 million for the six months ended June 30, 2025 and 2024, respectively. The Company wrote off Property and equipment related to closed locations and future locations that were terminated due to a change of business focus and recorded a loss on disposal of nil and $0.1 million during the three months ended June 30, 2025 and 2024, respectively, and nil and $0.2 million for or the six months ended June 30, 2025 and 2024, respectively, in the Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income / (Loss).

9. Goodwill and Other Intangible Assets, Net

The Company’s intangible assets include trademarks, franchisee agreements, franchise license, domain names, customer list, proprietary recipes and non-compete agreements. Intangible assets are amortized over useful lives ranging from 5 to 10 years. In 2024, the Company moved the remaining intangible assets to Assets held for sale and as a result of the reclassification, the Company stopped amortizing these assets. See Note 3 – Assets held for sale for additional information.

A summary of the intangible assets is presented below:

	Intangible assets, net at December 31, 2023	Impairment of intangible assets	Amortization expense	Transfer to assets held for sale	Intangible assets, net at June 30, 2024	Intangible assets, net at December 31, 2024	Impairment of intangible assets	Amortization expense	Transfer to assets held for sale	Intangible assets, net at June 30, 2025
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

Trademark Pokémoto	83	—	(9)	(74)	—	—	—	—	—	—
Franchisee License Pokémoto	2,045	—	(69)	(1,976)	—	—	—	—	—	—
Proprietary Recipes Pokémoto	705	—	(40)	(665)	—	—	—	—	—	—
	2,833	—	(118)	(2,715)	—	—	—	—	—	—

Amortization expense related to intangible assets was nil and nil for the three months ended June 30, 2025 and 2024, respectively, and nil and $0.1 million for the six months ended June 30, 2025 and 2024.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary of the goodwill assets is presented below:

	Muscle Maker Grill	Pokémoto	SuperFit Food	Total
	$’000	$’000	$’000	$’000
Goodwill, net at December 31 2023	—	1,798	—	1,798
Impairment of goodwill	—	(1,798)	—	(1,798)
Goodwill, net at June 30, 2024	—	—	—	—
Goodwill, net at December 31, 2024	—	—	—	—
Transfer to assets held for sale	—	—	—	—
Goodwill, net at June 30, 2025	—	—	—	—

10. Accounts Payables and Accrued Expenses

Accounts payables and accrued expenses consist of the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Accounts payable	4,273	2,187
Accrued payroll and bonuses	904	690
Accrued expenses	260	51
Accrued interest expenses	1	7
Accrued professional fees	229	249
Accounts payable commodities	28,750	24,833

Sales taxes payable	2	2
	34,419	28,019

11. Notes Payable

Line of Credit

On September 22, 2023, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”) pursuant to which the Company has the right to sell to Yorkville up to $25 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Yorkville to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Yorkville ( “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P. Accordingly, as may otherwise be limited by Yorkville’s 4.99% beneficial ownership limitation, assuming the Company submits an Advance requiring Yorkville to provide $100,000 in funding and assuming an applicable VWAP of $11.00 and, in turn, a purchase price of $10.67 (97% of the VWAP), the Company would be required to issue 9,372 shares of common stock and Yorkville would receive a profit of approximately $0.3201 per share, or approximately $2,999.98, if it sold all of such shares at $11.00 per share.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $4.0 million (the “Pre-Paid Advance”). The Pre-Paid Advance was disbursed on September 22, 2023 in the principal amount of $3.0 million and the balance of $1.0 million on October 30, 2023. The purchase price for the Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date is 12-months after the initial closing of the Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $11.1495 or 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $3.30 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable and the Company shall pay to Yorkville the principal and interest due thereunder. In no event shall Yorkville be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Yorkville and its affiliates would exceed 49.9% of the outstanding shares of the common stock of the Company. If any time on or after October 22, 2023 (i) the daily VWAP is less than the Floor Price for seven trading days during a period of nine consecutive trading days (“Floor Price Trigger”), or (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap (“Exchange Cap Trigger” and collectively with the Floor Price Trigger, the “Trigger”), then the Company shall make monthly payments to Yorkville beginning on the seventh trading day after the Trigger and continuing monthly in the amount of $500,000 plus an 8.0% premium and accrued and unpaid interest. The Exchange Cap Trigger will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”). The Note was paid in full in 2024. The SEPA was terminated in June 2025.

Factoring agreement

As of June 30, 2025, $3.3 million of the Company’s total $11.3 million in notes payable relates to a factoring arrangement accounted for as a secured borrowing. Under the arrangement, accounts receivables with a carrying value of $3.9 million were pledged as collateral. The Company remains exposed to credit risk on the pledged receivables.

Notes Payable

The Company repaid a total amount of $4.6 million and $2.1 million during the three months ended June 30, 2025 and 2024, respectively, and $6.0 million and $6.4 million during the six months ended June 30, 2025 and 2024, respectively, of the notes payable. The company entered into new loans in the amount of $10.0 million and $3.5 million for the six months ended June 30, 2025 and 2024, respectively.

As of June 30, 2025, the Company had an aggregate amount of $11.3 million in notes payable, net. The notes had interest rates ranges between 3.75% - 39.00% per annum, due on various dates through December 2025.

As of June 30, 2025, the Company has outstanding short-term secured debt in the form of notes payable totaling $2.3 million, which is included in the $11.3 million in notes payable, net. The effective interest rate on the short-term secured debt ranges between 34.59% - 39.00%.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The maturities of notes payable as of June 30, 2025, are as follows:

Principal Amount
$’000
7/1/25-6/30/26	12,316
7/1/26-6/30/27	66
7/1/27-6/31/28	—
Thereafter	—
Total maturities	12,382
Less discount	(1,077)
Notes payable, net	11,305

12. Leases

The Company’s leases consist of restaurant locations and corporate offices. We determine if a contract contains a lease at inception. The leases generally have remaining terms of 1-5 years and most leases included the option to extend the lease for an additional 5 years.

The total lease cost associated with right of use assets and operating lease liabilities was $11.0 thousand and $0.6 million for the three months ended June 30, 2025 and 2024, respectively, and $25.0 thousand and $0.7 million for the six months ended June 30, 2025 and 2024, respectively, and has been recorded in the Unaudited Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss) as Cost of goods sold.

Right to use asset and operating lease liabilities decreased due to the refranchising, selling and closure of all of our corporate owned locations by June 30, 2025.

The assets and liabilities related to the Company’s leases were as follows:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Assets
Total lease assets	122	132

Right to use asset	122	132
Liabilities
Total lease liabilities	123	272
Transferred to liabilities held for sale	—	(138)
Operating leases – current	25	23
Operating leases – non-current	98	111

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The table below presents the future minimum lease payments under the noncancellable operating leases as of June 30, 2025:

Total
$’000
Fiscal Year:
07/01/2025-6/30/2026	45
07/01/2026-6/30/2027	45
07/01/2027-6/30/2028	45
07/01/2028-6/30/2029	34
07/01/2029-6/30/2030	—
Thereafter	—
Total lease payments	169
Less imputed interest	(46)
Present value of lease liabilities	123

The Company’s lease term and discount rates were as follows:

As of June 30, 2025
Weighted-average remaining lease term (in years)
Operating leases	3.78
Weighted-average discount rate
Operating leases	18.0%

13. Deferred Revenue

The Company’s deferred revenue consists of the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000
Deferred revenues, net	—	2,251
Less: deferred revenue, current	—	(2,251)
Deferred revenues, non-current	—	—

Deferred revenue related to commodity forward sales contracts and prepayments on future trades were nil and $2.3 million, as of June 30, 2025 and December 31, 2024, respectively.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

14. Other Current Liabilities

Other current liabilities consist of the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000

Derivative contracts	—	60
Operating lease liability, current	25	23
Derivative liability, current	46,697	92,094
	46,722	92,177

15. Other Non-Current Liabilities

Other non-current liabilities consist of the following:

	As of
	June 30, 2025	December 31, 2024
	$’000	$’000

Operating lease liability, non-current	98	111
	98	111

16. Income Taxes

The income tax expense for the periods shown consist of the following:

	Six Months Ended June 30,
	2025	2024
	$’000	$’000

Income tax expense	—	(7)

The Company’s effective tax rate for the periods shown, are as follows:

	As of
	June 30, 2025	December 31, 2024

Effective income tax rate	—%	0.1%

In accordance with ASC 740-270, “Income Taxes – Interim Reporting”, the Company is required at the end of each interim period to determine the best estimate of its annual effective tax rate and apply that rate to year-to-date ordinary income or loss. The resulting tax expense (or benefit) is adjusted for the tax effect of specific events, if any, required to be discretely recognized in the interim period as they occur. The Company recorded no income tax expense for the three and six months ended June 30, 2025, resulting in an effective tax rate of 0%.

The 0% effective tax rate for the current period is primarily attributable to the continued utilization of net operating loss carryforwards. The deferred tax asset (“DTA”) related to these NOLs is subject to a full valuation allowance which was previously recorded. As a result, although there is current period income, the corresponding income tax expense is offset by a reduction in the valuation allowance, resulting in no net income tax expense. The Company continues to maintain a full

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

valuation allowance against its deferred tax assets as it has not yet concluded that it is more likely than not that the deferred tax assets will be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a corporate tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as unrecognized benefits. A liability is recognized (or amount of net operating loss carryforward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC Topic 740. The Company believes there are no uncertain tax positions in prior year tax filings and therefore it has not recorded a liability for unrecognized tax benefits.

In accordance with ASC Topic 740, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as “Interest expense, net”. Penalties if incurred would be recognized as a component of “Selling, general and administrative” expenses.

The Company files corporate income tax returns in the United States (federal) and in various state and local jurisdictions. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2015.

17. Commitments and Contingencies

Forward Purchase and Sales Contracts

On November 24, 2023, the Company through Sadot Agri-Foods, entered into a forward sale contract for the sale of 70,000 Metric Tons (“MTs”) of soybeans. Sadot Agri-Foods will provide 70,000 MTs to a third-party in May 2025, which is the executed contract date. The acquisition price for these MTs is $662 per MT, or $46.3 million in the aggregate. This contract was determined to be a derivative in accordance with ASC 815. On March 20, 2025, the Company settled this contract for a realized gain of $10.5 million, of which $9.3 million were recorded as unrealized gains in prior periods, with a total impact of $1.2 million in the first quarter.

On December 6, 2023, the Company through Sadot Agri-Foods, entered into a forward sale contract for the sale of 70,000 MTs of soybeans. Sadot Agri-Foods will provide 70,000 MTs to a third-party in November/December 2024, which is the executed contract date. The acquisition price for these MTs is $674 per MT, or $47.2 million in the aggregate. This contract was determined to be a derivative in accordance with ASC 815. On March 20, 2025, the Company settled this contract for a realized gain of $11.1 million, of which $9.3 million were recorded as unrealized gains in prior periods, with a total impact of $1.8 million in the first quarter.

On June 5, 2025, the Company through Sadot Agri-Foods, entered into a forward purchase contract for the purchase of 45,000 MTs of soybean oil. Sadot Agri-Foods will purchase 45,000 MTs from a third-party in January 2026, which is the executed contract date. The purchase price for these MTs is $1,037.71 per MT, or $46.7 million in the aggregate. This contract was determined to be a derivative in accordance with ASC 815, but was not designated as a hedging instrument. As a result, the Company accounts for it using mark-to-market accounting, with changes in fair value recognized in current period earnings.

Refer to Note 2 – Significant accounting policies, Note 19 – Fair value measurement and Note 20 – Financial instruments for additional information regarding the Derivative liability.

Consulting Agreements

On November 14, 2022 (the “Effective Date”), the Company, Sadot LLC and Aggia LLC FC, a company formed under the laws of United Arab Emirates (“Aggia”) entered into a Services Agreement (the “Services Agreement”) whereby Sadot LLC engaged Aggia to provide certain advisory services to Sadot Agri-Food for creating, acquiring and managing Sadot Agri Foods’ business of wholesaling food and engaging in the purchase and sale of physical food commodities.

As consideration for Aggia providing the services to Sadot Agri-Food, the Company agreed to issue shares of common stock of the Company, par value $0.0001 per share, to Aggia subject to Sadot Agri-Food generating net income measured on a quarterly basis at per share price of $15.6250, subject to equitable adjustments for any combinations or splits of the

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

common stock occurring following the Effective Date. Upon Sadot Agri-Food generating net income for any fiscal quarter, the Company shall issue Aggia a number of shares of common stock equal to the net income for such fiscal quarter divided by the per share price (the “Shares”). The Company may only issue authorized, unreserved shares of common stock. The Company will not issue Aggia in excess of 1,442,428 shares representing 49.9% of the number of issued and outstanding shares of common stock as of the Effective Date. In the event that the shares cap has been reached, then the remaining portion of the net income, if any, not issued as shares shall accrue as debt payable by Sadot Group to Aggia until such debt has reached a maximum of $71.5 million. The Company will prepare the shares earned calculation after the annual audit or quarter review is completed by the auditors. The shares will be issued within 10 days of the final calculation.

On July 14, 2023 (the “Addendum Date”), effective April 1, 2023, the parties entered into Addendum 2 to the Services Agreement (“Addendum 2”) pursuant to which the parties amended the compensation that Aggia is entitled.

Pursuant to Addendum 2, on the Addendum Date, the Company issued 885,546 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, which such Shares represent 1,442,428 Shares that Aggia is entitled to receive pursuant to the Services Agreement less the 556,882 Shares that have been issued to Aggia pursuant to the Services Agreement as of the Addendum Date. The Company will not issue Aggia in excess of 1,442,428 Shares representing 49.9% of the number of issued and outstanding shares of common stock as of the effective date of the Services Agreement. The Shares shall be considered issued and outstanding as of the Addendum Date and Aggia shall hold all rights associated with such Shares. The Shares vest on a progressive schedule, at a rate equal to the net income of Sadot Agri-Foods, calculated quarterly divided by $31.25, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $12.50. During the 30 day period after July 14, 2028 (the “Share Repurchase Date”), Aggia may purchase any Shares not vested. All Shares not vested or purchased by Aggia, shall be repurchased by the Company from Aggia at per share price of $0.001 per share. Further, the parties clarified that the Lock Up Agreement previously entered between the Company and Aggia dated November 16, 2022 shall be terminated on May 16, 2024 provided that any Shares that have not vested or been purchased by Aggia may not be transferred, offered, pledged, sold, subject to a contract to sell, granted any options for the sale of or otherwise disposed of, directly or indirectly. Following the Share Repurchase Date, in the event that there is net income for any fiscal quarter, then an amount equal to 40% of the net income shall accrue as debt payable by Sadot Group to Aggia (the “Debt”), until such Debt has reached a maximum of $71.5 million. Aggia waived the vesting of their shares for the three months ended June 30, 2025.

Additionally, for the three and six months ended June 30, 2025, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods’ of $0.8 million and $1.5 million, respectively. For the three and six months ended June 30, 2024, operating costs related to Sadot Agri-Foods’ of $1.0 million and $2.1 million, respectively.

Sales Taxes

The Company had accrued a sales tax liability for approximately $1.7 thousand and $2.0 thousand as of June 30, 2025, and December 31, 2024, respectively. All current state and local sales taxes from January 1, 2018, for open Company-owned locations have been fully paid and in a timely manner.

Employment Agreements

On May 28, 2025, the Company entered into an Employment Agreement with Chagay Ravid, (“Mr. Ravid.’). During the term of the Employment Agreement, Mr. Ravid will serve as Chief Executive Officer of the Company and will be entitled to a base salary at the annualized rate of $200,000. Mr. Ravid will receive a one-time grant of $100,000 in restricted stock grants vesting in four equal quarterly installments. The restricted stock grant vests quarterly over one year in equal quarterly installments commencing October 1, 2025 which will be priced as of the start date. If Mr. Ravid is terminated by the Company for any reason other than cause Mr. Ravid will be entitled to a severance package of 12 months of salary.

Litigations, Claims and Assessments

On March 21, 2025, Cropit Farming Limited (“Cropit”) commenced legal proceedings against our subsidiary, Sadot LLC, in the Commercial Registry of the High Court of Zambia. The complaint alleges that certain agreements between the

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

parties are invalid under Zambian law, and seeks rescission of these agreements, return of assets, and damages of approximately $6.7 million USD and 0.2 million Zambian Kwacha ($7.7 thousand USD as of June 30, 2025).

Sadot LLC has filed a response denying all allegations and has asserted substantial counterclaims. The counterclaims seek a declaration that the agreements are valid and enforceable, specific performance of the agreements, injunctive relief to protect contractual rights, damages for breach of contract, reputational damages, damages for loss of use of land, punitive damages of approximately 5.0 million Zambian Kwacha ($0.2 million USD as of June 30, 2025), interest, and costs.

As of August 2, 2025, the Company considers that all attempts of mediation were considered failed. The without prejudice mediation proceedings have therefore concluded. Sadot LLC filed for an injunction seeking court injunctions against their joint venture partner Cropit over serious breaches of their 2023 Joint Venture Agreement. Sadot asked the court to stop Cropit from: misappropriating company funds (approximately $0.4 million already spent without authorization), blocking access to farms and financial records, unilaterally hiring/firing staff, and making unauthorized high-value commitments. Sadot is demanding Cropit transfer five parcels of farmland to the joint venture company as contractually obligated - land transfers that Cropit has withheld despite Sadot already paying to discharge ABSA Bank’s charges per the terms of the Joint Venture Agreement. Sadot claims these breaches have caused losses exceeding $1.6 million, prevented bank financing, and resulted in the loss of a potential investment funds. Sadot also intends to pursue damages under arbitration pursuant the International Chamber of Commerce rules.

Management, in consultation with legal counsel, believes Sadot LLC has reasonably favorable prospects of success with respect to this matter and intends to vigorously defend against the claims while pursuing its counterclaims. Based on current information, management does not believe that the ultimate resolution of this matter will have a material adverse effect on the Company’s financial position or results of operations. However, litigation is inherently unpredictable, and we cannot provide assurances regarding the outcome.

The Company has not recorded any material liabilities in connection with this matter as a loss is neither probable nor reasonably estimable at this time. The Company will continue to evaluate this matter and will establish reserves if and when appropriate.

On November 7, 2024, Lombard Trading International Corp. filed an Amended Complaint against the Company and Sadot Latam, LLC in the 11th Judicial Circuit of Florida in and for Miami-Dade County, Florida (Case No.: 2024-020971-CA-01). The Amended Complaint alleges unjust enrichment, conversion, fraud, conspiracy and civil theft related to a commodities transaction. The plaintiff claims that the Company failed to pay upon delivery of certain goods and is seeking damages in the amount of $7.4 million. The Company has not received the goods and has not received the Bills of Lading that were contractually required for the transaction to be completed. The Company denies these allegations and intends to vigorously defend against the claims. While the Company believes it has meritorious defenses, it cannot predict the outcome of this matter or reasonably estimate the potential loss at this time. Therefore, no contingent liability has been recorded as of June 30, 2025.

On August 1, 2025, the court dismissed Lombard’s third motion in its entirety and the case will now be fixed for a hearing to deal with Sadot’s motion to dismiss the claims advanced by Lombard.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management after consulting legal counsel, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements after consulting legal counsel.

NASDAQ Notice

On November 7, 2023, the Company received notice from The Nasdaq Stock Market (“Nasdaq”) that the closing bid price for the Company’s common stock had been below $1.00 per share for the previous 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Rule”).

The notice indicated that the Company would have 180 calendar days, until May 6, 2024, to regain compliance with this requirement. On April 29, 2024, the Company submitted a request to Nasdaq requesting an additional 180 days to regain compliance. On May 7, 2024, the Company received notice from Nasdaq that the request for an additional 180 days to

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

regain compliance was approved. The Company was eligible to regain compliance with the $1.00 minimum bid listing requirement if the closing bid price of its common stock is at least $1.00 per share for a minimum of ten (10) consecutive business days during the 180-day compliance period. To qualify, the Company was required to meet the continued listing requirement for market value of the Company’s publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and was required to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period.

On October 9, 2024, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split, which became effective 12:01 am eastern on October 18, 2024. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our common stock.

The Company effectuated a Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share with the goal of bringing the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company received notice from Nasdaq on November 1, 2024, indicating that the Company regained compliance with the minimum bid price requirement under the Rule.

The Company’s common stock began trading on a split-adjusted basis on Nasdaq at the commencement of trading on October 18, 2024 under the Company’s existing symbol “SDOT.” The Company’s common stock has been assigned a new CUSIP number of 627333305 in connection with the Reverse Stock Split.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

18. Reportable Operating Segments

See Note 1 – Business organization and nature of operations for descriptions of our operating segments.

The Company’s reportable segments are determined based on the management approach, consistent with the way the Chief Operating Decision Maker (CODM) evaluates financial performance and allocates resources. The CODM, identified as the Chief Executive Officer, regularly reviews discrete financial information for the Sadot Food Services and Sadot Agri-Foods segments to assess performance and make operational decisions.

The following table sets forth the results of operations for the relevant segments for the three and six months ended June 30, 2025:

	For the Three Months Ended June 30, 2025
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Commodity sales	—	114,338	—	114,338

Other revenues	—	52	—	52
Cost of goods sold	—	(109,403)	—	(109,403)
Gross profit	—	4,987	—	4,987
Depreciation and amortization expenses	—	(26)	(1)	(27)

Stock-based expenses	—	—	(419)	(419)
Sales, general and administrative expenses	—	(1,677)	(1,094)	(2,771)
Income / (loss) from operations	—	3,284	(1,514)	1,770

Interest income / (expense), net	—	53	(1,290)	(1,237)

Loss on debt extinguishment	—	—	(192)	(192)
Income / (loss) for continuing operations before income tax	—	3,337	(2,996)	341
Income tax expense	—	—	—	—
Net income / (loss) for continuing operations	—	3,337	(2,996)	341
Loss for discontinued operations, net of income tax	(55)	—	—	(55)
Net income / (loss)	(55)	3,337	(2,996)	286
Net loss attributable to non-controlling interest	—	103	—	103
Net income / (loss) attributable to Sadot Group Inc.	(55)	3,440	(2,996)	389
Total assets	4,927	125,472	230	130,629

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	For the Six Months Ended June 30, 2025
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Commodity sales	—	246,506	—	246,506

Other revenues	—	52	—	52
Cost of goods sold	—	(235,559)	—	(235,559)
Gross profit	—	10,999	—	10,999

Depreciation and amortization expenses	—	(52)	(2)	(54)

Stock-based expenses	—	—	(1,847)	(1,847)
Sales, general and administrative expenses	—	(3,462)	(2,390)	(5,852)
Income / (loss) from operations	—	7,485	(4,239)	3,246

Interest expense, net	—	(700)	(2,078)	(2,778)
Change in fair value of stock-based compensation	—	—	778	778

Loss on debt extinguishment	—	—	(192)	(192)
Income / (loss) for continuing operations before income tax	—	6,785	(5,731)	1,054
Income tax expense	—	—	—	—
Net income / (loss) for continuing operations	—	6,785	(5,731)	1,054
Income for discontinued operations, net of income tax	52	—	—	52
Net income / (loss)	52	6,785	(5,731)	1,106
Net loss attributable to non-controlling interest	—	221	—	221
Net income / (loss) attributable to Sadot Group Inc.	52	7,006	(5,731)	1,327
Total assets	4,927	125,472	230	130,629

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The following table sets forth the results of operations for the relevant segments for the three and six months ended June 30, 2024:

	For the Three Months Ended June 30, 2024
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Commodity sales	—	173,293	—	173,293

Cost of goods sold	—	(167,505)	—	(167,505)
Gross profit	—	5,788	—	5,788

Depreciation and amortization expenses	—	(92)	—	(92)

Stock-based expenses	—	—	(1,921)	(1,921)
Sales, general and administrative expenses	—	(847)	(854)	(1,701)
Income / (loss) from operations	—	4,849	(2,775)	2,074

Interest expense , net	—	(131)	(877)	(1,008)
Change in fair value of stock-based compensation	—	—	1,214	1,214

Income / (loss) for continuing operations before income tax	—	4,718	(2,438)	2,280
Income tax expense	—	—	(5)	(5)
Net income / (loss) for continuing operations	—	4,718	(2,443)	2,275
Income for discontinued operations, net of income tax	42	—	—	42
Net income / (loss)	42	4,718	(2,443)	2,317
Net loss attributable to non-controlling interest	—	52	—	52
Net income / (loss) attributable to Sadot Group Inc.	42	4,770	(2,443)	2,369
Total assets	6,335	152,503	6,936	165,774

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	For the Six Months Ended June 30, 2024
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	—	279,800	—	279,800

Cost of goods sold	—	(271,202)	—	(271,202)
Gross profit	—	8,598	—	8,598

Depreciation and amortization expenses	—	(183)	—	(183)

Stock-based expenses	—	—	(2,717)	(2,717)
Sales, general and administrative expenses	—	(1,577)	(1,516)	(3,093)
Income / (loss) from operations	—	6,838	(4,233)	2,605

Interest expense , net	—	(185)	(1,051)	(1,236)
Change in fair value of stock-based compensation	—	—	1,691	1,691

Income / (loss) for continuing operations before income tax	—	6,653	(3,593)	3,060
Income tax expense	—	—	(7)	(7)
Net income / (loss) for continuing operations	—	6,653	(3,600)	3,053
Loss for discontinued operations, net of income tax	(1,049)	—	—	(1,049)
Net income / (loss)	(1,049)	6,653	(3,600)	2,004
Net loss attributable to non-controlling interest	—	100	—	100
Net income / (loss) attributable to Sadot Group Inc.	(1,049)	6,753	(3,600)	2,104
Total assets	6,335	152,503	6,936	165,774

In 2024, assets related to our Sadot food services segment met the criteria for classification as Assets held for sale. For additional information, see Note 2 – Significant accounting policies, Note 3 – Assets held for sale and Note 4 – Discontinued operations.

The Company will continue to evaluate its operating segments and update as necessary.

19. Fair Value Measurement

The following tables presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis on June 30, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	June 30, 2025
	Level 1	Level 2	Level 3	Total
	$’000	$’000	$’000	$’000
Financial assets:
Derivative asset	—	46,697	—	46,697
Derivative contracts	—	5,784	—	5,784
	—	52,481	—	52,481
Financial liabilities:
Derivative liability	—	46,697	—	46,697

	—	46,697	—	46,697

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	December 31, 2024
	Level 1	Level 2	Level 3	Total
	$’000	$’000	$’000	$’000
Financial assets:
Derivative asset	—	93,520	—	93,520
Derivative contracts	—	18,602	—	18,602
	—	112,122	—	112,122
Financial liabilities:
Derivative liability	—	92,094	—	92,094
Derivative contracts	—	60	—	60
	—	92,154	—	92,154

There were no transfers between fair value levels during the three and six months ended June 30, 2025.

See Note 17 – Commitments and contingencies and Note 20 – Financial instruments for details related to the Derivative liability being fair valued using Level 2 inputs.

Derivative Contracts

The Derivative contracts is primarily related to open hedging positions. The fair value of the Derivative contracts is based on quoted prices for similar assets and liabilities in active market or inputs that are observable which represent Level 2 measurements within the fair value hierarchy and is based on observable prices for similar assets sourced by an independent marketplace. Please refer to Note 2 – Significant accounting policies for additional information on ASC 815 leveling.

20. Financial Instruments

Inherent in our business is the risk of matching the timing of our purchase and sales contracts. The prices of food and feed commodities (e.g., soybeans, wheat, corn, etc.) and carbon offset units we buy and sell are based on a constantly moving terminal market price determined by various exchanges (e.g., CME, Chicago Board of Trade (“CBOT”) and Dalian Commodity Exchange (“DCE”), etc.). Were we not to hedge such exposures, we could be exposed to significant losses due to the continually changing commodity prices.

We use commodity futures contracts to manage our exposure to this commodity price risk. It is generally our policy to hedge such risks to the extent practicable. We enter into hedges to limit our exposure to volatile price fluctuations that we believe would impact our gross margins on firm purchase and sales commitments. As an example, if we enter into fixed price contracts with our suppliers and variable priced sales contracts with our customers, we will generally enter into a futures contract to sell the commodity for future delivery in the month when we expect the commodity price to be fixed according to the sales contract terms. We repurchase this position once the pricing has been fixed with our customer. If the underlying commodity price increases, we suffer a hedging loss and have an unrealized loss on derivative contracts, but the sales price to the customer is based on a higher market price and offsets the loss. Conversely, if the commodity price decreases, we have a hedging gain and recognize an unrealized gain on derivative contracts, but the sales price to the customer is based on the lower market price and offsets the gain.

In accordance with FASB ASC 815, Derivatives and Hedging, we designate these derivative contracts as fair value hedges and recognize them on our balance sheet at fair value. We also recognize offsetting changes in the fair value of the related firm purchase and sales commitment to which the hedge is attributable in earnings upon revenue recognition, which occurs at the time of delivery to our customers.

The potential for losses related to our hedging activities, given our hedging methodology, arises from the exchanges for our commodity hedges or customer defaults. In the event of a customer default, we might be forced to sell the commodities in the open market and absorb losses for the commodities. Our results of operations could be materially impacted by any counterparty or customer default, as we might not be able to collect money owed to us and/or our hedge might effectively be cancelled.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

We use hedges for no purpose other than to avoid exposure to changes in commodity prices between when we buy a shipment of commodities from a supplier and when we deliver it to a customer. Our derivatives are not for purposes of trading in the futures market. We earn our gross profit margin through our business operations and not from the movement of commodity prices.

The Company’s assets and liabilities related to unrealized gains or losses on fair value hedges measured at fair value on June 30, 2025 and December 31, 2024 are as follows:

Derivatives designated as fair value hedges	Balance Sheet Location	June 30, 2025	December 31, 2024
Asset (liability) derivatives:		$’000	$’000
Derivative contracts	Other current liabilities	—	(60)
Total		—	(60)

The table below summarizes the realized gain or (loss) on the Company’s derivative instruments that are designated as fair value hedges and their location in the Unaudited Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss):

		Three Months Ended June 30,
Derivatives in hedging relationships	Location of Gain / (Loss) Recognized	2025	2024
		$’000	$’000
Derivative contracts	Cost of goods sold	(167)	529

Total		(167)	529

		Six Months Ended June 30,
Derivatives in hedging relationships	Location of Gain / (Loss) Recognized	2025	2024
		$’000	$’000
Derivative contracts	Cost of goods sold	(31)	518

Total		(31)	518

From time to time we may enter into forward purchase and sales contracts that do not meet the definition or qualify for hedge accounting. Forward purchase and sales contracts are derivatives that were entered into to purchase or sell goods at a later date at a fixed or determinable price for a specific period. Forward sales contracts are recognized on the balance sheet at the value of the contract and the difference in the fair value and derivative liability is recorded as an unrealized gain or loss on derivative contracts. For forward sale contracts, if the underlying commodity price increases, we suffer a mark to market loss and have a derivative liability. Conversely, if the commodity price decreases, we have a hedging gain and recognize an unrealized gain on derivative contract. The difference in the fair value of the forward purchase contract and the contractual amount is recorded as an unrealized gain or loss on derivative contracts through cost of goods sold.

As part of our business we also engage in the purchase, sale and distribution of food and feed products. If we do not have a matching sales contract related to such products, (for example, any commodity products that are unsold in our inventory), we have price risk that we currently do not or are unable to hedge. As such, any decline in pricing for such products may adversely impact our profitability.

The follow table sets forth the fair value of derivatives not designated as hedging instruments as of June 30, 2025 and December 31, 2024:

Derivatives	Balance Sheet Location	June 30, 2025	December 31, 2024
Asset (liability) derivatives:		$’000	$’000
Derivative contracts	Other current assets	5,784	18,602
Derivative asset	Other current assets	46,697	93,520

Derivative liability	Other current liabilities	(46,697)	(92,094)

Total		5,784	20,028

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The table below summarizes the realized gain or (loss) on the Company’s derivative instruments that are not designated as hedges and their location in the Unaudited Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss):

		Three Months Ended June 30,
Derivatives	Location of Gain / (Loss) Recognized	2025	2024
		$’000	$’000
Derivative contracts	Cost of goods sold	5,784	3,275
Total		5,784	3,275

		Six Months Ended June 30,
Derivatives	Location of Gain / (Loss) Recognized	2025	2024
		$’000	$’000
Derivative contracts	Cost of goods sold	8,812	6,534
Total		8,812	6,534

See Note 17 – Commitments and contingencies for additional information.

21. Equity

Stock Option and Stock Issuance Plan

2021 Plan

The Company’s board of directors and shareholders approved and adopted on October 7, 2021 the 2021 Equity Incentive Plan (“2021 Plan”), effective on September 16, 2020, under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2021 Plan, the Company reserved 150,000 shares of common stock for issuance. As of June 30, 2025, 65,643 shares have been issued and 54,357 options to purchase shares have been awarded under the 2021 Plan.

2023 Plan

The Company’s board of directors and shareholders approved and adopted on February 28, 2023, the 2023 Equity Incentive Plan (“2023 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2023 Plan, the Company reserved 250,000 shares of common stock for issuance. As of June 30, 2025, 242,404 shares have been issued and 6,893 option to purchase shares have been awarded under the 2023 Plan.

2024 Plan

The Company’s board of directors and shareholders approved and adopted on December 20, 2023, the 2024 Equity Incentive Plan (“2024 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2024 Plan, the Company reserved 750,000 shares of common stock for issuance. As of June 30, 2025, 682,133 shares have been issued under the 2024 Plan.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Common Stock Issuances

On January 4, 2024, the Company authorized the issuance of 10,564 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2023.

On January 8, 2024, the Company authorized the issuance of 27,694 shares of common stock in connection with the conversion of notes payable.

On January 11, 2024, the Company authorized the issuance of 27,891 shares of common stock in connection with the conversion of notes payable.

On January 22, 2024, the Company authorized the issuance of 30,577 shares of common stock in connection with the conversion of notes payable.

On January 29, 2024, the Company authorized the issuance of 30,443 shares of common stock in connection with the conversion of notes payable.

On February 16, 2024, the Company authorized the issuance of 300 shares of common stock to a consultant for services rendered.

On February 16, 2024, the Company authorized the issuance of 30,572 shares of common stock in connection with the conversion of notes payable.

On March 15, 2024, the Company authorized the issuance of 60,885 shares of common stock in connection with the conversion of notes payable.

On March 20, 2024, the Company authorized the issuance of 76,077 shares of common stock in connection with the conversion of notes payable.

On March 28, 2024, the Company authorized the issuance of 7,950 shares of common stock to a consultant for services rendered.

On March 31, 2024, the Company vested 50,094 shares of common stock to Aggia as consulting fees earned during the fourth quarter of 2023.

On March 25, 2025, the Company authorized the issuance of 34,074 shares of common stock to consultants for services rendered.

On March 31, 2025, the Company vested 79,342 shares of common stock to Aggia as consulting fees earned during the first quarter of 2025.

On April 25, 2025, the company exchanged a note payable of $25.0 thousand for 18,939 shares of common stock.

On April 30, 2025, the company exchanged a note payable of $0.1 million for 49,242 shares of common stock.

On May 6, 2025, the company exchanged a note payable of $0.1 million for 42,735 shares of common stock.

On May 12, 2025, the company exchanged a note payable of $0.1 million for 48,558 shares of common stock.

On May 14, 2025, the company exchanged a note payable of $0.1 million for 57,692 shares of common stock.

On May 19, 2025, the company exchanged a note payable of $0.2 million for 150,000 shares of common stock.

On May 28, 2025, the company exchanged a note payable of $0.1 million for 104,167 shares of common stock.

On June 2, 2025, the company exchanged a note payable of $0.1 million for 111,111 shares of common stock.

On June 10, 2025, the company exchanged a note payable of $0.2 million for 166,667 shares of common stock.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On June 12, 2025, the company exchanged a note payable of $0.3 million for 300,000 shares of common stock.

On June 15, 2025, the company exchanged a note payable of $0.2 million for 190,000 shares of common stock.

On June 30, 2025, the Company authorized the issuance of 77,698 shares of common stock to consultants for services rendered.

Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, $0.0001 par value per share. As of June 30, 2025 there are no shares of preferred stock currently issued and outstanding.

Restricted Share Awards

Per Addendum 2, on July 14, 2023, the Company issued Restricted Share Awards (“RSA’s”) to Aggia. These RSA’s are considered issued as of the effective date on April 1, 2023. Pursuant to the Services Agreement these RSA’s vest on a progressive schedule, at a rate equal to the Net Income of Sadot Agri-Foods, calculated quarterly divided by $31.250, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $12.50. Shares shall be considered issued and outstanding as of the effective date and Aggia shall hold rights associated with such Shares; provided, however, Shares not earned or purchased may not be transferred, offered, pledged, sold, subject to a contract to sell, granted any options for the sale of or otherwise disposed of, directly or indirectly. Aggia permanently waived the vesting of RSA’s for the three months ended June 30, 2025. The total RSA’s vested for Aggia for the six months ended June 30, 2025 were 79,342.

On June 30, 2025, there were 553,940 restricted share awards outstanding awarded to employees, consultants and the board of directors.

A summary of the activity related to the restricted share awards, is presented below:

	Total RSA’s	Weighted-average grant date fair value
		$
Unvested at, December 31, 2023	909,877	10.85
Granted	213,600	2.95
Forfeited	—	—
Vested	(247,098)	9.70
Unvested at June 30, 2024	876,379	9.32
Unvested at December 31, 2024	640,329	7.08
Granted	238,905	2.42
Forfeited	(90,923)	3.44
Vested	(234,371)	6.40
Unvested at June 30, 2025	553,940	5.96

Change in fair value of stock-based compensation on the Unaudited Condensed Consolidated Statement of Operations and Other Comprehensive Income / (Loss) is made up of the difference between the agreed upon issuance price, per the servicing agreement with Aggia and the market price on the day of issuance. Change in fair value of stock-based

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

compensation was nil and $1.2 million for the three months ended June 30, 2025, and 2024, respectively, and $0.8 million and $1.7 million for the six months ended June 30, 2025 and 2024, respectively.

See Note 17 – Commitments and contingencies for further details on Restricted Share Awards.

Warrant and Option Valuation

The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. The expected term used for warrants and options issued to non-employees is the contractual life. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected term of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Options

A summary of option activity is presented below:

	Weighted-average exercise price	Number of options	Weighted-average remaining life (in years)	Aggregate intrinsic value
	$			$’000
Outstanding, December 31, 2023	10.90	82,750	4.26	—
Granted	—	—	N/A	—
Exercised	—	—	N/A	—
Forfeited	15.10	(1,500)	N/A	—
Outstanding, June 30, 2024	10.90	81,250	3.67	—

Exercisable and vested, June 30, 2024	9.80	28,812	3.55	—
Outstanding, December 31, 2024	10.84	81,250	4.26	—
Granted	—	—	N/A	—
Exercised	—	—	N/A	—
Forfeited	10.94	(20,000)	N/A	—
Outstanding, June 30, 2025	10.80	61,250	2.57	—

Exercisable and vested, June 30, 2025	10.15	33,927	2.50	—

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Warrants

A summary of warrants activity during the six months ended June 30, 2025 and 2024 is presented below:

	Weighted-average exercise price	Number of warrants	Weighted-average remaining life (in years)	Aggregate intrinsic value
	$			$’000
Outstanding, December 31, 2023	19.69	1,737,989	2.61	—
Granted	—	—	N/A	—
Exercised	—	—	N/A	—
Forfeited	29.10	(135,814)	N/A	—
Outstanding, June 30, 2024	18.90	1,602,175	2.31	—
Exercisable, June 30, 2024	18.90	1,602,175	2.31	—
Outstanding, December 31, 2024	18.62	1,593,020	1.82	—
Granted	—	—	N/A	—
Exercised	—	—	N/A	—
Forfeited	60.00	(12,321)	N/A	—
Outstanding, June 30, 2025	18.30	1,580,699	1.34	—
Exercisable, June 30, 2025	18.30	1,580,699	1.34	—

Stock-Based Compensation Expense

Stock-based compensation related to restricted stock issued to employees, directors and consultants amounted to $0.4 million for the three months ended June 30, 2025, of which $0.1 million, were executive compensation, $0.1 million were given to the board of directors, $0.2 million were given to consultants for services rendered and nil were stock-based consulting expenses paid to related party.

Stock-based compensation related to restricted stock issued to employees, directors and consultants, warrants and warrants to consultants amounted to $1.9 million for the three months ended June 30, 2024, of which $0.1 million, were executive compensation, $35.2 thousand, were given to the board of directors, $0.1 million were given to consultants for services rendered and $1.7 million were stock-based consulting expenses paid to related party.

Stock-based compensation related to restricted stock issued to employees, directors and consultants amounted to $1.8 million for the six months ended June 30, 2025, of which $0.3 million, were executive compensation, $0.2 million were given to the board of directors, $0.4 million were given to consultants for services rendered and $1.0 million were stock-based consulting expenses paid to related party.

Stock-based compensation related to restricted stock issued to employees, directors and consultants, warrants and warrants to consultants amounted to $2.7 million for the six months ended June 30, 2024, of which $0.1 million, were executive compensation, $0.1 million were given to the board of directors, $0.2 million were given to consultants for services rendered and $2.4 million were stock-based consulting expenses paid to related party.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

22. Related Party Transactions

The Company held a Special Shareholder Meeting on February 28, 2023. At the meeting, the shareholders approved (i) the Services Agreement whereby Sadot LLC engaged Aggia, to provide certain advisory services to Sadot Agri-Foods for managing Sadot Agri-Food’s business of wholesaling food and engaging in the purchase and sale of physical food commodities; (ii) an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 5,000,000 to 15,000,000; (iii) for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the Shares pursuant to the Services Agreement entered between the Company, Sadot LLC and Aggia representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules; (iv) for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of up to 1,442,428 Shares of Common Stock to Aggia pursuant to the Services Agreement and net income generated thresholds; (v) the right of Aggia to nominate up to eight directors to the Board of Directors subject to achieving net income thresholds as set forth in the Services Agreement; and (vi) the adoption of the 2023 Equity Incentive Plan. The shareholders of the Company subsequently approved an increase in the authorized shares of common stock from 15,000,000 to 20,000,000 at the Company’s Annual Meeting held on December 20, 2023.

As of June 30, 2025, Aggia owned 9.2% of the Company’s common stock.

During the three and six months ended June 30, 2025, the Company recorded Stock-based consulting expense of nil and $1.0 million to its related party, Aggia for consulting services rendered. During the three and six months ended June 30, 2024, the Company recorded Stock-based consulting expense of $1.7 million and $2.4 million to its related party, Aggia for consulting services rendered.

Additionally, for the three and six months ended June 30, 2025, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods of $0.7 million and $1.5 million, respectively. For the three and six months ended June 30, 2024, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods of $1.0 million and $2.1 million, respectively.

On September 19, 2024, the Company received a loan from a related party, in an arm’s length transaction, of $0.6 million, with a discount of $0.1 million, that matured on April 10, 2025. The maturity was extended until July 18, 2028 for an increase in principal of $0.3 million, which was the same terms as an unrelated party loan extension. This maturity has been extended until December 31, 2025, for immediate payment of $0.1 million towards principal balance, which was the same terms as an unrelated party loan extension, see Note 23 – Subsequent events for additional details.

On March 26, 2025, SGI launched Sadot South Korea and retained a 70% controlling interest. The entity that owns the 30% non-controlling interest, is 50% owned by one of our board members. In addition, she is paid compensation for her services in Sadot South Korea. As of June 30, 2025, 55,886 shares of stock were issued to the board member as compensation for services related to Sadot South Korea from January 6, 2025 through June 30, 2025.

The Company will continue to monitor and evaluate its related party transactions to ensure that they are conducted in accordance with applicable laws and regulations and in the best interests of the Company and its shareholders.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

23. Subsequent Events

Investment in Carbon Credit Project

On July 22, 2025, the Company, entered an agreement to acquire an equity stake in PT Green Bomas Indonesia (“Bomas”). Bomas has advised that the project is expected to generate between 1.1 and 1.2 million carbon credits in its first issuance cycle, verified under internationally recognized methodologies. The project focuses on the restoration and long-term protection of peatland and mangrove ecosystems. In consideration, the Company paid a purchase price of $13.4 million through the assignment of accounts receivable.

Fund Raising

On July 23, 2025, the Company consummated a public offering of 2,500,000 shares of common stock, par value $0.0001 per share (the “Shares”), for a purchase price of $1.00 per Share, resulting in aggregate gross proceeds of approximately $2.5 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the sale of its securities for general corporate purposes, working capital and the repayment of debt in the approximate amount of $1.1 million, which includes a payment in the amount of $0.1 million of the proceeds of the offering to Jennifer Black, the Company’s Chief Financial Officer, to reduce the principal amount of a promissory note payable to Ms. Black. The offering closed on July 25, 2025.

The Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-281842) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, on August 29, 2024, and declared effective by the SEC on September 19, 2024 (the “Registration Statement”), and a prospectus supplement dated July 23, 2025.

In connection with the offering, on July 23, 2025, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with ThinkEquity LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to investors, on a best efforts basis, the Shares at a purchase price of $1.00 per Share.

Pursuant to the Placement Agency Agreement, the Company agreed that, for a period of 90 days from the date of the Placement Agency Agreement, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, subject to certain exceptions as more fully described in the Placement Agency Agreement. In addition, the directors and officers of the Company agreed to be subject to a similar lockup restriction for a period of 180 days from the date of the Placement Agency Agreement, subject to certain exceptions as more fully described in the Placement Agency Agreement.

As part of its compensation for acting as Placement Agent for the offering, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds in this offering. In addition, the Company paid a non-accountable expense allowance to the Placement Agent equal to 1% of the gross proceeds in the offering and paid certain expenses of the Placement Agent, up to a maximum of $0.2 million.

In addition, the Company issued the Placement Agent and its designees warrants to purchase an aggregate of 125,000 shares of common stock representing 5% of the shares of common stock sold in the offering (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable at a per shares of common stock price equal to $1.25 (or 125% of the assumed public offering price per share of common stock in this offering). The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the commencement of sales of the shares of common stock in the offering and expire on the date that is five years following the commencement of sales of shares of common stock in the offering.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note Amendments

On July 23, 2025, the Company entered into an amendment (the “October 2024 Amendment”) to the convertible promissory note originally issued on October 22, 2024 in the principal amount of $1.4 million (as previously amended and extended to a principal amount of $2.0 million, the “October 2024 Note”). The October 2024 Amendment modified the October 2024 Note by extending the maturity date to December 31, 2025. In addition, pursuant to the October 2024 Amendment, the conversion price was amended to equal $1.00 and the Company agreed to use $0.3 million of the net proceeds from the offering to repay a portion of the October 2024 Note, to make monthly payments of $0.1 million starting September 30, 2025 and to apply six percent (6%) of the net proceeds from any future capital raise for the repayment of October 2024 Note. The October 2024 Purchaser also agreed to a 90-day lock-up period following the closing of the offering, restricting the transfer or sales of the Company’s common stock or convertible securities owned by the October 2024 Purchaser.

On July 23, 2025, the Company entered into an amendment (the “Black Amendment”) to the promissory note originally issued on October 22, 2024 to Jennifer Black, the Company’s Chief Financial Officer, in the principal amount of $0.6 million (as previously amended and extended to a principal amount of $0.9 million, the “Black Note”). The Black Amendment modifies certain terms of the Black Note as follows: (i) extends the Maturity Date of the Black Note from July 18, 2025, to December 31, 2025 and (ii) removes the ability of Ms. Black to convert the Black Note into shares of common stock. Further, at the closing of the offering, the Company agreed to pay Ms. Black the lesser of $0.2 million or 5% of the proceeds from the offering. Total amount that was paid to Ms. Black from the offering was $0.1 million.

On July 23, 2025, the Company entered into an Amendment and Waiver (the “December 2024 Amendments”) with certain institutional investors (“December 2024 Purchasers”), amending the Purchase Agreement (the “December 2024 Agreement”) and the convertible senior notes originally issued on December 3, 2024 in the aggregate principal amount of $3.8 million (the “December 2024 Notes”). Pursuant to the December 2024 Amendments, among other things:

●	The maturity date of the December 2024 Notes was extended from December 4, 2025 to December 31, 2025.

●	The conversion price of the December 2024 Note was amended to be equal $1.00.

●	The Company agreed to use $0.8 million of the net proceeds from the offering to repay a portion of the December 2024 Notes and to make monthly payments of $0.2 million starting September 30, 2025, which will increase to $0.4 million upon repayment of October 2024 Note.

●	The Company is obligated to use 19% of the net proceeds of any future capital raises (other than this offering) to repay the outstanding balance of the December 2024 Notes.

●	The conversion of the December 2024 Notes are limited such that the number of shares issued upon conversion will not exceed 19.9% of the Company’s outstanding common stock unless stockholder approval is obtained or is not required pursuant to applicable Nasdaq rules.

●	The Company has agreed to use its best efforts to obtain stockholder approval to remove the Nasdaq Conversion Cap prior to the December 2024 Note’s maturity date.

●	The Company agreed, while the December 2024 Notes are outstanding, not to issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Company’s common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at the market offering”.

Sadot Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

●	The December 2024 Purchasers waived certain rights and provisions under the December 2024 Notes and December 2024 Agreement in connection with the offering and certain payments to other noteholders described above in connection with the offering, including the Most Favored Nation provision. Additionally, the December 2024 Amendments contain a lock-up provision prohibiting the December 2024 Purchasers from selling or otherwise disposing of Company common stock or related securities owned by the December 2024 Purchasers for a period of 90 days following execution of the December 2024 Amendments.

Closure of Sadot Korea

On July 25, 2025, the Company closed its 70% owned subsidiary, Sadot Korea, due to changing market conditions.

Executive Officer Changes

On August 1, 2025, the Company announced the appointment of Paul Sansom as its Chief Financial Officer, effective August 1, 2025, following the resignation of Jennifer Black as Chief Financial Officer of the Company on July 28, 2025. Ms. Black’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Black agreed to serve as a consultant to the Company for 60 days for nominal consideration. Mr. Sansom, age 60, previously served as a member of the Company’s Board of Directors and its Audit Committee. Concurrent with his appointment as CFO, Mr. Sansom resigned from the Board of Directors and the Audit Committee, effective August 1, 2025. Mr. Sansom’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

On August 1, 2025, the Company entered into an employment agreement with Mr. Sansom (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Sansom will receive an annual base salary of $0.2 million for the first six months of employment. At the end of the six month period, the Board of Directors shall review business key performance indicators, and subject to satisfactory performance, shall increase the base salary to a minimum of $0.4 million per year, as confirmed by the Board’s compensation committee. Such increased salary shall be effective from the first day of the seventh month of employment. Mr. Sansom will be eligible for an annual performance bonus based on criteria to be determined by the Company’s Board of Directors. Mr. Sansom will also receive a grant of restricted shares valued at $0.1 million, which will vest in equal quarterly installments beginning October 1, 2025, subject to continued employment and satisfactory performance. The Employment Agreement provides for standard benefits, expense reimbursement, and participation in the Company’s employee benefit plans. If Mr. Sansom’s employment is terminated by the Company without cause or by Mr. Sansom for good reason, and subject to the execution of a general release, he will be entitled to severance pay equal to 12 months of his base salary. The Agreement also includes customary provisions regarding confidentiality, non-solicitation, non-competition, intellectual property assignment, and cooperation with legal proceedings.

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Sadot Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sadot Group, Inc. as of December 31, 2024 and 2023, and the related consolidated statements of operations and other comprehensive income / (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Sadot Group, Inc. as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion.

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Sadot Group, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Sadot Group, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Kreit & Chiu CPA LLP

We have served as Sadot Group, Inc.’s auditor since 2021.

New York, NY

March 11, 2025

Sadot Group Inc.

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
	$’000	$’000
ASSETS
Current assets:
Cash	1,786	1,354
Accounts receivable, net of allowance for doubtful accounts of $0.1 million and $0.2 million as of December 31, 2024 and 2023, respectively	18,014	52,920
Inventory	717	2,561
Assets held for sale	5,196	—
Other current assets	126,966	56,016
Total current assets	152,679	112,851

Property and equipment, net	11,820	12,883
Goodwill	—	1,798
Intangible assets, net	—	2,833
Other non-current assets	155	47,726
Total assets	164,654	178,091
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	28,019	50,167
Notes payable, current, net of discount of $0.9 million and $0.2 million as of December 31, 2024 and 2023, respectively	7,390	6,531

Deferred revenue, current	2,251	1,229
Liabilities held for sale	2,333	—
Other current liabilities	92,177	46,655
Total current liabilities	132,170	104,582

Notes payable, non-current	—	622

Deferred revenue, non-current	—	1,555
Other non-current liabilities	111	47,075
Total liabilities	132,281	153,834
Equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 5,225,147 and 4,046,472 shares issued and outstanding as of December 31, 2024, and 2023, respectively	1	—
Additional paid-in capital	112,406	107,992
Accumulated deficit	(83,187)	(87,179)
Accumulated other comprehensive income / (loss)	(27)	8
Total Sadot Group Inc. shareholders’ equity	29,193	20,821
Non-controlling interest	3,180	3,436
Total equity	32,373	24,257
Total liabilities and equity	164,654	178,091

See Accompanying Notes to the Consolidated Financial Statements

Sadot Group Inc.

Consolidated Statement of Operations and Other Comprehensive Income / (Loss)

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Commodity sales	700,937	717,506
Cost of goods sold	(695,821)	(707,871)
Gross profit	5,116	9,635
Depreciation and amortization expenses	(259)	(1,143)
Pre-opening expenses	—	(336)

Stock-based expenses	(6,662)	(6,192)
Sales, general and administrative expenses	(9,659)	(8,968)
Loss from continuing operations	(11,464)	(7,004)
Other income	—	308
Interest expense, net	(4,649)	(468)
Change in fair value of stock-based compensation	4,116	1,339
Warrant modification expense	—	(958)
Gain on fair value remeasurement	17,111	1,491
Gain on sale of trading securities	518	—
Income / (loss) for continuing operations before income tax	5,632	(5,292)
Income tax (expense) benefit	(3)	15
Net income / (loss) for continuing operations	5,629	(5,277)
Discontinued Operations:
Loss from discontinued operations, net of income taxes	(1,893)	(2,765)
Net loss for discontinued operations	(1,893)	(2,765)
Net income / (loss)	3,736	(8,042)
Net loss attributable to non-controlling interest	256	218
Net income / (loss) attributable to Sadot Group Inc.	3,992	(7,824)

Net income / (loss) from continuing operations per share attributable to Sadot Group Inc.:
Basic	1.28	(1.45)
Diluted	1.26	(1.45)

Net loss from discontinued operations per share attributable to Sadot Group Inc.:
Basic	(0.41)	(0.79)
Diluted	(0.41)	(0.79)

Weighted-average number of common shares outstanding:
Basic	4,583,389	3,494,056
Diluted	4,665,689	3,494,056

See Accompanying Notes to the Consolidated Financial Statements

Sadot Group Inc.

Consolidated Statement of Operations and Other Comprehensive Income / (Loss) (Continued)

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Net income / (loss)	3,736	(8,042)
Other comprehensive income / (loss)
Foreign exchange translation adjustment	20	2
Unrealized gain / (loss), net of income tax	(55)	6
Total other comprehensive income / (loss)	(35)	8
Total comprehensive income / (loss)	3,701	(8,034)
Comprehensive loss attributable to non-controlling interest	256	218
Total comprehensive income / (loss) attributable to Sadot Group Inc.	3,957	(7,816)

See Accompanying Notes to the Consolidated Financial Statements

Sadot Group Inc.

Consolidated Statement of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Non-controlling
	Shares	Amount	Capital	Deficit	Income / (Loss)	Interest	Total
		$’000	$’000	$’000	$’000	$’000	$’000
Balance – December 31, 2022	2,928,721	—	95,916	(79,355)	—	—	16,561
Stock-based compensation - options	—	—	102	—	—	—	102
Cash exercise of warrants and warrant modification	215,331	—	3,111	—	—	—	3,111
Common stock issued as compensation to board of directors	33,399	—	229	—	—	—	229
Common stock issued as compensation for services	767,413	—	8,173	—	—	—	8,173
Conversion of convertible loan	101,608	—	461	—	—	—	461
Investment in non-controlling interest	—	—	—	—	—	3,654	3,654
Unrealized gain, net of income tax	—	—	—	—	6	—	6
Foreign exchange translation adjustment	—	—	—	—	2	—	2
Net loss	—	—	—	(7,824)	—	(218)	(8,042)
Balance – December 31, 2023	4,046,472	—	107,992	(87,179)	8	3,436	24,257
Common stock compensation to board of directors	10,564	—	42	—	—	—	42
Common stock issued as compensation for services	527,305	—	2,014	—	—	—	2,014
Stock-based compensation - options	133,615	—	574	—	—	—	574
Rounding of post-split shares outstanding per transfer agent	1,273	—	—	—	—	—	—
Conversion of convertible loan	505,918	1	1,784	—	—	—	1,785
Foreign exchange translation adjustment	—	—	—	—	20	—	20
Unrealized loss, net of income tax	—	—	—	—	(55)	—	(55)
Net income / (loss)	—	—	—	3,992	—	(256)	3,736
Balance – December 31, 2024	5,225,147	1	112,406	(83,187)	(27)	3,180	32,373

See Accompanying Notes to the Consolidated Financial Statements

Sadot Group Inc.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Cash Flows from Operating Activities
Net income / (loss)	3,736	(8,042)
Adjustments to reconcile net income / (loss) to net cash used in operating activities:

Depreciation and amortization expenses	258	1,143
Gain / (loss) on fair value remeasurement	(17,111)	(1,491)
Stock-based expenses	6,662	6,192
Change in fair value of stock-based compensation	(4,116)	(1,339)
Warrant modification expense	—	958

Unrealized gain / (loss), net of income tax	(55)	6
Foreign exchange translation adjustment	20	2

Bad debt expense	341	81
Changes in operating assets and liabilities:
Accounts receivable, net	34,483	(52,879)
Inventory	1,639	(2,355)
Operating right to use assets and lease liabilities, net	2	—
Other current assets	(53,944)	(52,593)
Other non-current assets	46,323	(44,144)
Accounts payable and accrued expenses	(21,884)	48,709
Other current liabilities	46,095	44,543

Other non-current liabilities	(46,048)	46,048
Deferred revenue	824	1,426
Total adjustments	(6,511)	(5,693)
Net cash used in operating activities	(2,775)	(13,735)
Net cash (used in) / provided by operating activities - discontinued operations	(450)	96
Cash Flows from Investing Activities
Investment from non-controlling interest	—	3,654
Purchases of property and equipment	(37)	(7,278)
Disposal of property and equipment	33	25
Net cash used in investing activities	(4)	(3,599)
Net cash provided by investing activities - discontinued operations	1,017	136
Cash Flows from Financing Activities
Proceeds from notes payable	11,051	12,141
Repayments of notes payables	(8,270)	(5,670)
Proceeds from exercise of warrants	—	2,153
Net cash provided by financing activities	2,781	8,624
Net cash used in financing activities - discontinued operations	(137)	(66)
Net Change in Cash	432	(8,544)
Cash – beginning of period	1,354	9,898
Cash – end of period	1,786	1,354

See Accompanying Notes to the Consolidated Financial Statements

Sadot Group Inc.

Consolidated Statements of Cash Flows (Continued)

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	3,116	600
Cash paid for taxes	4	19
	3,120	619

See Accompanying Notes to the Consolidated Financial Statements

Sadot Group Inc.

Notes to the Consolidated Financial Statements

1. Business Organization and Nature of Operations

Sadot Group Inc. (“Sadot Group” or “SGI” or together with its subsidiaries, the “Company”), a Nevada corporation was incorporated in Nevada on October 25, 2019. In late 2022, SGI transformed from a U.S.-centric restaurant business into a global organization focused on the Agri-food commodity supply chain. Effective July 27, 2023, we changed our company name from Muscle Maker, Inc., to Sadot Group Inc. Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates and Zambia.

As of December 31, 2024, Sadot Group consisted of one distinct operating unit and one discontinued operations.

1.Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. In addition, the Company has a deposit on farmland in Indonesia. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

2.Sadot Restaurant Group, LLC (“Sadot Food Services”): had three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, During 2024, the Company operated a subscription-based fresh prep meal concept, SuperFit Foods, which was sold in August 2024. Throughout 2024 the remaining corporate owned restaurants were sold and converted into franchise locations or closed. As of the end of 2024 the Company only operates as the franchisor for Pokémoto and Muscle Maker Grill restaurants. The restaurants were founded on the belief of taking every-day menu options and converting them into “healthier for you” menu choices with the goal of satisfying consumers demand for healthier choices, customization, flavor and convenience. This entire operating segment was identified as held for sale and reported as discontinued operations. Please see Note 3 – Assets held for sale and Note 4 – Discontinued operations for further details.

Sadot Group Inc. and its subsidiaries are hereinafter referred to as the “Company”.

Recent Corporate Developments

On October 9, 2024, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect a reverse stock split of the Company’s common stock at a ratio of one for- ten (the “Reverse Stock Split”), which became effective 12:01 am eastern on October 18, 2024. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who were entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of the Company’s common stock.

Liquidity and Capital Resources

The Company’s primary source of liquidity is cash on hand, working capital and borrowings. At December 31, 2024, working capital, which equals Total current assets less Total current liabilities, was $20.5 million an increase of $12.2 million, compared to working capital of $8.3 million at December 31, 2023. The Company believes that our existing cash on hand, current accounts receivable and future cash flows from our commodity trading and farming will be sufficient to fund our operations, anticipated capital expenditures and repayment obligations over the next 12 months.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Working Capital

We measure our liquidity in a number of ways, including the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Cash	1,786	1,354
Accounts Receivable, net	18,014	52,920
Inventory	717	2,561
Other current assets(1)	126,966	56,016
Assets held for sale(2)	5,196	—
Total current assets	152,679	112,851
Accounts payable and accrued expenses	28,019	50,167

Notes payable, net	7,390	6,531
Other current liabilities(3)	94,428	47,884
Liabilities held for sale(4)	2,333	—
Total current liabilities	132,170	104,582
Working capital(5)	20,509	8,269
Current ratio(6)	1.16	1.08

(1) Consists of VAT, prepaid expenses, derivative assets, unrealized gain on derivative contracts and deposit on farmland

(2) See Note 3 for additional information

(3) Consists of Operating lease liability, current, Deferred revenue, current and Other current liabilities

(4) See Note 3 for additional information

(5) Working Capital is defined as Total current assets less Total current liabilities

(6) Current ratio is defined as Total current assets divided by Total current liabilities

2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accounting policies used to prepare these financial statements are the same as those used to prepare the consolidated financial statements in prior years, except as described in these notes or for the adoption of new standards as outlined below.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiary. Any intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain prior year balances have been reclassified in order to conform to current year presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the assessment of recoverability of long-lived assets, including property and equipment, goodwill and intangible assets;

●	the estimated useful lives of intangible and depreciable assets;

●	estimates and assumptions used to value warrants and options;

●	the recognition of revenue; and

●	the recognition, measurement and valuation of current and deferred income taxes.

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2024 or 2023.

Accounts Receivable

Accounts Receivable consists of receivables related to Sadot Food Services and Sadot Agri-Foods of $18.0 million and $53.1 million net of doubtful accounts of $0.1 million and $0.2 million as of December 31, 2024, and 2023, respectively.

From time to time the Company may set aside and/or assign accounts receivables towards the acquisition of various assets. The net Accounts Receivable balance of $18.0 million at December 31, 2024 includes $13.4 million in receivables that the Company plans to assign to a third party, which is expected to be paid in assets other than cash. The Company and the third party are in negotiations regarding the timing and nature of the assets to be received, and the Company continues to evaluate the balance for expected losses. As of December 31, 2024, the Company deemed it would receive assets valued at the full balance.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Accounts receivable is stated at historical carrying amounts net of write-offs and allowances for uncollectible accounts. The Company establishes allowances for uncollectible trade accounts receivable based on lifetime expected credit losses using an aging schedule for each pool of accounts receivable. Pools are determined based on risk characteristics such as the type of receivable and geography. A default rate is derived using a provision matrix which is evaluated on a regular basis by management and based on past experience and other factors. The default rate is then applied to the pool to determine the allowance for expected credit losses. Given the short-term nature of the Company’s trade accounts receivable, the default rate is only adjusted if significant changes in the credit profile of the portfolio are identified (e.g., poor crop years, credit issues at the country level, systematic risk), resulting in historic loss rates that are not representative of forecasted losses. Uncollectible accounts are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that collection of the balance is unlikely.

Inventory

Inventory, stated at the lower of cost or net realizable value related to Sadot Agri-foods was $0.7 million and $2.4 million as of December 31, 2024, and 2023, respectively and nil and $0.2 million related to Sadot Food Services as of December 31, 2024, and 2023, respectively. Cost is determined using the first-in, first-out method.

Assets held for sale

In the first quarter of 2024, the Company classified its Sadot Food Services segment as held for sale.

Assets and liabilities of disposal group(s) are classified as held for sale when:

●	management, having the authority to approve action, commits to a plan to sell,

●	the disposal group(s) are available for immediate sale in present condition,

●	an active program to locate a buyer and other actions required to complete the plan to sell have been initiated,

●	the sale is probable and expected to be completed within one year,

●	the sale is actively marketed at a reasonable price reflecting its current fair value,

●	and it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

The Company initially measures a disposal group that is classified as held for sale at the lower of its carrying value or fair value less cost to sell. Any impairment loss resulting from this initial measurement is recognized in the period in which the held for sale criteria described above, is met. Conversely, gains are not recognized on the sale of a disposal group until the date of sale. The Company assesses the fair value of a disposal group, less costs to sell, at each reporting period that it remains as held for sale, with any changes as a result of the assessment adjusting the carrying value of the disposal group, but not in excess of the cumulative loss previously recognized on the disposal group.

Following their classification as held for sale, assets are not depreciated or amortized. Interest and other expenses attributable to the liabilities of a disposal group classified as held for sale continue to be recognized. Refer to Note 3 – Assets held for sale for more details.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost less accumulated Depreciation and amortization expenses. Major improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization expenses are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and Equipment	3 – 7 years
Leasehold Improvements	1 – 8 years
Vehicles	5 – 10 years
Land Improvements	3 – 20 years

Intangible Assets

The Company accounts for recorded intangible assets in accordance with the Accounting Standards Codification (“ASC’) 350 “Intangibles – Goodwill and Other”. In accordance with ASC 350, the Company does not amortize intangible assets having indefinite useful lives. The Company’s goodwill has an indefinite life and is not amortized. The Company’s goodwill and intangible assets with a finite life are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. ASC 350 requires that goodwill and intangible assets be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the impairment testing requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill and intangible assets to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or impairment. In the first quarter of 2024, the intangible assets were moved to assets held for sale. See Note 3 – Assets held for sale for additional information.

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”).

If the instrument is determined not to be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature by comparing the market price of the Company’s common stock as of the commitment date to the effective conversion price of the instrument.

As of December 31, 2024 and 2023, the Company deemed the conversion feature related to notes payable was not required to be bifurcated and recorded as a derivative liability.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Related Parties

A party is considered to be related to the Company if the party directly, indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue Recognition

The Company’s revenues consist of Commodity sales and Other revenues. The Company recognizes revenues according to Topic 606 of FASB, “Revenue from Contracts with Customers”. Under the guidance, revenue is recognized in accordance with a five-step revenue model, as follows: (1) identifying the contract with the customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation. In applying this five-step model, we made significant judgments in identifying the promised goods or services in our contracts with franchisees that are distinct, and which represent separate performance obligations.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of crops. The farming industry historically experiences seasonal fluctuations in revenues and net income. Typically, the Company has lower sales and net income during the non-harvest seasons and higher sales and net income during the harvest season.

Commodity Sales

Commodity sale revenue is generated by Sadot Agri-Foods and is recognized when the commodity is delivered as evidenced by delivery and the invoice is prepared and submitted to the customer. During the years ended December 31, 2024 and 2023, the Company recorded Commodity sales revenues of $700.9 million and $717.5 million, respectively, which is included in Commodity sales on the accompanying Consolidated Statements of Operations and Other Comprehensive Income / (Loss).

Restaurant Sales

Retail store revenue derived from company owned and operated locations at Sadot Food Service is recognized when payment is tendered at the point of sale, net of sales tax, discounts and other sales-related taxes. During the year ended December 31, 2024 and 2023, the Company recorded retail store revenues of $2.6 million and $8.1 million, respectively, which is included in Discontinued operations on the accompanying Consolidated Statements of Operations and Other Comprehensive Income / (Loss). See Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information.

Franchise Royalties and Fees

Franchise revenues consists of royalties, initial franchise fees and rebates. Royalties are based on a percentage of franchisee net sales revenue. The Company recognizes the royalties as the underlying sales occur. The Company recorded revenue from royalties of $1.0 million and $1.0 million during the years ended December 31, 2024 and 2023, respectively, which is included in Discontinued operations on the accompanying Consolidated Statements of Operations and Other Comprehensive Income /(Loss). See Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

The Company provides the franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for the multi-unit development fees and initial franchise fees. The Company capitalizes these fees upon collection from the franchisee. These initial fees are then recognized as franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. The Company’s performance obligation with respect to franchise fee revenues consists of a license to utilize the Company’s brand for a specified period of time, which is satisfied equally over the life of each franchise agreement. If a franchise location closes or a franchise agreement is terminated for any reason, the unrecognized revenue will be recognized in full at that time. The Company recorded revenue from initial franchise fees of $0.6 million and $0.2 million during the years ended December 31, 2024 and 2023, respectively, which is included in Discontinued operations on the accompanying Consolidated Statements of Operations and Other Comprehensive Income /(Loss). See Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information.

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all company-owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $0.1 million and $0.1 million during the years ended December 31, 2024 and 2023, respectively, which is included in Discontinued operations on the accompanying Consolidated Statements of Operations and Other Comprehensive Income /(Loss). Rebates earned on purchases by Company-owned stores are recorded as a reduction of Food and beverage costs during the period in which the related food and beverage purchases are made. See Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information.

Franchise Advertising Fund Contributions

Under the Company’s franchise agreements, the Company and its franchisees are required to contribute a certain percentage of revenues to a national advertising fund. The Company’s national advertising services are provided on a system-wide basis and therefore, not considered distinct performance obligations for individual franchisees. In accordance with Topic 606, the Company recognizes these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee Company incurs the corresponding advertising expense. The Company records the related advertising expenses as incurred under Sales, general and administrative expenses. When an advertising contribution fund is over-spent at year-end, advertising expenses will be reported on the Consolidated Statement of Operations and Other Comprehensive Loss in an amount that is greater than the revenue recorded for advertising contributions. Conversely, when an advertising contribution fund is under-spent at a year-end, the Company will accrue advertising costs up to advertising contributions recorded in revenue. The Company recorded contributions from franchisees of $0.1 million and $0.1 million, respectively, during the years ended December 31, 2024 and 2023, which are included in Discontinued operations on the accompanying Consolidated Statements of Operations and Other Comprehensive Income /(Loss). See Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information.

Deferred Revenue

Deferred revenue primarily includes revenue from forward sales contracts and prepayments on incomplete trades. Deferred revenue related to Sadot Food Services includes initial franchise fees received by the Company and is recorded in Liabilities held for sale. Sadot Food Services Deferred revenue is recognized in income over the life of the franchise. If a franchise location closes or a franchise agreement is terminated for any reason, the remaining deferred revenue will be recognized in full at that time. Deferred revenue related to Sadot Agri-Foods is recognized at the completion of the commodity forward sales contract agreements. See Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Stock-Based Expenses

Stock-based expenses include all expenses that are paid with stock. This includes stock-based consulting fees due to Aggia and other consultants, stock compensation paid to the Company’s board of directors, and stock compensation paid to employees. The consulting fees due to Aggia related to ongoing Sadot Agri-Foods and expansion of the global agri-commodities business. Based on the initial Services Agreement with Aggia LLC FZ, a Company formed under the laws of United Arab Emirates (“Aggia”), the consulting fees were calculated at approximately 80.0% of the Net Income generated by Sadot Agri-Foods through March 31, 2023. As of April 1, 2023 the consulting agreement was amended to calculate consulting fees on 40.0% of the Net income generated by Sadot LLC. See Note 17 – Commitments and contingencies for further details. For the years ended December 31, 2024 and 2023, $6.7 million and $6.2 million, respectively, are recorded as Stock-based expenses in the accompanying Consolidated Statements of Operations and Other Comprehensive Income /(Loss).

Net Income / (Loss) per Share

Basic income / (loss) per common share is computed by dividing net income / (loss/ attributable to Sadot Group Inc. by the weighted average number of common shares outstanding during the period. Diluted income / (loss) per common share is computed by dividing net income / (loss) attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants, options or the conversion of convertible notes payable.

The following securities are excluded from the calculation of weighted average diluted common shares at December 31, 2024 and 2023, respectively, because their inclusion would have been anti-dilutive:

	December 31,
	2024	2023
Warrants	1,635,974	1,615,883
Options	81,259	81,299
RSAs	891,139	398,262
Convertible debt	—	175,815
Total potentially dilutive shares	2,608,372	2,271,259

Sadot Group Inc.

Notes to the Consolidated Financial Statements

The following table sets forth the computation of basic and dilutive net income / (loss) per share attributable to the Company’s stockholders:

	For the Years Ended December 31,
	2024	2023
(In thousands, except for share count and per share data)
Net income / (loss) attributable to Sadot Group Inc.	3,992	(7,824)
Weighted-average shares outstanding:
Basic	4,583,389	3,494,056

Effect of potentially dilutive RSAs	14,642	—
Effect of potentially dilutive convertible debt	67,658	—
Diluted	4,665,689	3,494,056

Net income / (loss) for continuing operations per share attributable to Sadot Group Inc.:
Basic	1.28	(1.45)
Diluted	1.26	(1.45)

Net loss from discontinued operations per share attributable to Sadot Group Inc.:
Basic	(0.41)	(0.79)
Diluted	(0.41)	(0.79)

Net income / (loss) per share attributable to Sadot Group Inc.:
Basic	0.87	(2.24)
Diluted	0.86	(2.24)

Major Vendor

The following table sets forth the major vendors to purchase commodities for resale, purchase inputs for farming operations and distribute food products to their Company-owned restaurants:

	For the Years Ended December 31,
	2024	2023
Number of vendors	3	1
Type	Commodities	Commodities
% of purchases	75%	88%

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Major Customers

The following table sets forth the major customers:

	For the Years Ended December 31,
	2024	2023
Number of customers	5	6
Type	Commodities	Commodities
% of sales	74%	86%

Derivative Instruments

The Company recognizes all derivatives in the balance sheet at fair value. During the years ended December 31, 2024 and 2023, the Company’s derivatives were comprised of Forward sales contracts for soybeans, carbon offset units, and futures and options of food and feed related commodities, traded on the Chicago Mercantile Exchange (“CME”). Derivatives that do not meet the requirements for hedge accounting to be applied per FASB ASC 815, Derivatives and Hedging, are adjusted to fair value through earnings. If the derivative does meet the criteria in ASC 815 to use hedge accounting, depending upon the nature of the hedge, the effective portion of changes in the fair value of the hedged assets, liabilities or firm commitments through earnings (fair value hedge), or recognized in other comprehensive income until the hedged item is recognized in earnings (cash flow hedge). The ineffective portion of a derivative’s change in fair value, if any, is immediately recognized in earnings. When a hedged item in a fair value hedge is sold, the adjustment in the carrying amount of the hedged item is recognized in earnings.

Refer to Fair Value of Financial Instruments below, Note 17 – Commitments and contingencies and Note 20 – Financial instruments for additional information regarding the Company’s derivative instruments.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of the FASB ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”).

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

See Note 19 – Fair value measurement for a summary of financial liabilities held at carrying amount including unrealized gain on derivative contracts and the unrealized loss on derivative contracts. For details related to the fair value of the unrealized gain on derivative contracts and unrealized loss on derivative contracts measured using Level 2 inputs, refer to Note 17 – Commitments and contingencies and Note 20 – Financial instruments.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within years of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as Sales, general and administrative expenses in the Consolidated Statements of Operations and Other Comprehensive Income / (Loss).

Currency Translation Differences

Transactions in foreign currencies are remeasured in the functional currency of the related consolidated company at the average foreign exchange rates for income and expenses. Monetary assets and liabilities denominated in foreign currencies at the reporting date are remeasured to the functional currency at the foreign exchange rate ruling as of the reporting period end date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are remeasured to the functional currency at foreign exchange rates ruling at the dates the fair value was determined. Foreign exchange differences arising on remeasurement are recognized in the Consolidated Statement of Operations and Other Comprehensive Income / (Loss) under Foreign exchange translation adjustment.

The assets and liabilities of foreign operations, including farm operations and fair value adjustments arising on consolidation, are translated to the Company’s reporting currency, United States Dollars, at foreign exchange rates at the reporting date. On a monthly basis, for subsidiaries whose functional currency is a currency other than the U.S. dollar, subsidiary statements of income and cash flows must be translated into U.S. dollars for consolidation purposes based on weighted-average exchange rates in each monthly period. As a result, fluctuations of local currencies compared to the U.S. dollar during each monthly period impact our consolidated statements of income and cash flows for each reported period (per quarter and year-to-date) and also affect comparisons between those reported periods.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Non-controlling Interests

The Company consolidates entities in which the Company has a controlling financial interest. The Company consolidates subsidiaries in which the Company holds, directly or indirectly, more than 50% of the voting rights. Non-controlling interests represent third-party equity ownership interests in the Company’s farming consolidated entity. The Company evaluates its ownership, contractual and other interests in entities to determine if it has any variable interest in a VIE (“variable interest entities”). These evaluations are complex and involve judgment and the use of estimates and assumptions based on available historical information, among other factors. The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses control through means other than voting rights (“variable interest entities” or “VIEs”) and determines which business entity is the primary beneficiary of the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change. Changes in consolidation status are applied prospectively. The Company has no VIEs at December 31, 2024 and 2023. The amount of net loss attributable to Non-controlling interests is disclosed in the Consolidated Statements of Income and Other Comprehensive Income / (Loss).

Discontinued Operations

As part of the Company’s stated strategy to pivot its focus to the global food supply chain sector, we spent 2024 fully engaged in the restructuring of Sadot Food Services. By refranchising company-owned units and closing underperforming locations while growing Pokémoto through franchising, the Company continued its restructuring efforts with the goal of reducing annualized restaurant operating expenses and overhead while potentially increasing franchise royalty revenue at Pokémoto. In early Q4 of 2024 the Company was able to close its last two corporate owned stores and reclassified the rest of Sadot Food Services to discontinued operations. The amount of loss from discontinued operations is disclosed in the Consolidated Statements of Income and Other Comprehensive Income / (Loss). For details related to Discontinued operations, see Note 4 – Discontinued operations.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended subsequently by ASUs 2018-19, 2019-04, 2019-05, 2019-10, 2019-11 and 2020-03. The guidance in the ASUs requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used. The standard also establishes additional disclosures related to credit risks. This standard is effective for fiscal years beginning after December 15, 2022. The adoption of this guidance on January 1, 2023 did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06 Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity. Among other changes, ASU 2020-06 removes the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Additionally, ASU 2020-06 requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share and updates the disclosure requirements in ASC 470-20, making them easier to understand for financial statement preparers and improving the decision-usefulness and relevance of the information for financial statement users. The Company early adopted the new guidance from January 1, 2023, noting no material impact.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting—Improvements to Reportable Segment Disclosures (Topic 280). The standard requires incremental disclosures related to reportable segments, including disaggregated expense information and the title and position of the company’s chief operating decision maker (“CODM”), as identified for purposes of segment determination. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Entities must adopt the changes to the segment reporting guidance on a retrospective basis. Early adoption is permitted. The adoption of this guidance on December 31, 2024 did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, which focuses on income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation, provide information for reconciling items that meet a quantitative threshold, and certain information about income taxes paid. The standard is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The adoption of this guidance on December 31, 2024 did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Financial Statements, except as disclosed in Note 23 – Subsequent events.

3. Assets Held For Sale

2024 Disposal group held for sale

After launching Sadot Agri-Foods, the Company made the decision to explore the option of selling a portion of our restaurant operations. During the first quarter of 2024, the Company entered into an agreement with a brokerage firm to have the exclusive rights to offer and sell the Muscle Maker Grill and Pokemoto franchise business and potentially some of the corporate-owned restaurants. Accordingly, the assets and liabilities related to the restaurant operations were classified as held for sale in the Company’s Consolidated Balance Sheets. Throughout most of 2024, the Company considered retaining some Company owned stores due to location and potential training centers that posed challenges for sale.

However, in the fourth quarter of 2024, the Company closed its last two corporate owned stores, and have a sale pending for the franchise business. Given the sale or pending sale of all of the restaurant operations as of December 31, 2024, we have deemed this to be a strategic shift in business structure as it will eliminate one of our two business segments, which triggered accounting for the restaurant operations as discontinued operations. The Company performed an impairment test on the net assets of the restaurant operations as of December 31, 2024, noting the carrying amount was less than the fair value less cost to sell.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

The following presents the major classes of assets and liabilities for the Sadot Food Services reporting unit held for sale as of December 31, 2024:

As of
December 31, 2024
$’000
Cash	266

Accounts receivable, net of allowance for doubtful accounts of $0.2 million	170
Other current assets	52

Property and equipment, net	6
Goodwill	1,798
Other non-current assets	189
Intangible assets, net	2,715
Assets held for sale	5,196

Accounts payable and accrued expenses	149
Notes payable, current	79
Operating lease liability, current	138
Deferred revenue, current	125
Other current liabilities	243
Notes payable, non-current	542

Deferred revenue, non-current	1,057
Liabilities held for sale	2,333

Sadot Food Services had the following pre-tax losses:

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Sadot Food Services Net Loss Before Income Tax	(1,893)	(2,765)

Sadot Food Services was comprised of two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, as well as a subscription-based fresh prep meal concept. On August 1, 2024 SuperFit foods was sold for $0.2 million with a minimal gain on the sale.

4. Discontinued Operations

After launching Sadot Agri-Foods, the Company made the decision to explore the option of selling a portion of our restaurant operations. During the first quarter of 2024, the Company entered into an agreement with a brokerage firm to have the exclusive rights to offer and sell the Muscle Maker Grill and Pokemoto franchise business and potentially some of the corporate-owned restaurants. Accordingly, the assets and liabilities related to the restaurant operations were classified as held for sale in the Company’s Consolidated Balance Sheets. Throughout most of 2024, the Company considered retaining some Company owned stores due to location and potential training centers that posed challenges for sale.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

However, in the fourth quarter of 2024, the Company closed its last two corporate owned stores, and have a sale pending for the franchise business. Given the sale or pending sale of all of the restaurant operations as of December 31, 2024, we have deemed this to be a strategic shift in business structure as it will eliminate one of our two business segments, which triggered accounting for the restaurant operations as discontinued operations. The Company performed an impairment test on the net assets of the restaurant operations as of December 31, 2024, noting the carrying amount was less than the fair value less cost to sell. The amount of loss from discontinued operations is disclosed in the Consolidated Statements of Income and Other Comprehensive Income / (Loss).

Discontinued operations were as follows:

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Revenues	4,321	9,180
Cost of goods sold	(3,113)	(8,883)
Gross profit	1,208	297
Impairment of intangible asset	—	(811)
Impairment of goodwill	—	(828)
Depreciation and amortization expenses	(189)	(665)
Franchise advertising fund expenses	(54)	(73)
Pre-opening expenses	—	(36)
Post-closing expenses	(155)	(211)
Sales, general and administrative expenses	(2,703)	(437)
Loss from discontinued operations	(1,893)	(2,764)
Other income	19	1
Interest expense, net	(19)	(1)
Loss from discontinued operations before income tax	(1,893)	(2,764)
Income tax benefit / (expense) from discontinued operations	—	(1)
Loss from discontinued operations	(1,893)	(2,765)

5. Allowance for Credit Losses on Accounts Receivable

For the periods ended December 31, 2024 and 2023, a summary of the activity in the allowance for credit losses on accounts receivable appears below:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Balance at beginning of period	173	23
Adjustments related to Sadot food services	54	72
Adjustments related to Sadot agri-foods	28	78
Transferred to assets held for sale	(150)	—
Balance at end of period	105	173

6. Other Current Assets

During the year ended December 31, 2024, the Company transferred $0.1 million of other current assets to Assets held for sale. See Note 3 – Assets held for sale for additional information.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

At December 31, 2024 and 2023, the Company’s other current assets consists of the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Prepaid expenses	1,911	766
Other receivables	82	7

Derivative assets - current	93,520	47,180
Unrealized gain on derivative contracts	18,602	1,491
Notes receivable, current	6,999	148
Deposit on farmland	5,852	—
Prepaid forward on carbon offsets	—	6,424
Other current assets	126,966	56,016

Deposit on farmland consists of funds paid as a deposit with the intent to acquire farmland in Indonesia by Sadot Agri-Foods.

7. Other Non-Current Assets

During the year ended December 31, 2024, the Company transferred $0.2 million of other non-current assets to Assets held for sale. See Note 3 – Assets held for sale for additional information.

At December 31, 2024 and 2023, the Company’s other non-current assets consists of the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Security deposit	23	76
Notes receivable, non-current	—	26
Derivative assets, non-current	—	46,340

Right to use asset	132	1,284
Other non-current assets	155	47,726

8. Property and Equipment, Net

During the year ended December 31, 2024, the Company transferred $6.0 thousand of property and equipment to Assets held for sale. See Note 3 – Assets held for sale for additional information.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

As of December 31, 2024, and 2023, Property and equipment consist of the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Furniture and equipment	232	1,026
Vehicles	215	270
Leasehold improvements	11	877
Land and land improvements	11,766	11,766
Construction in process	6	—
Property and equipment, gross	12,230	13,939
Less: accumulated depreciation	(410)	(1,056)
Property and equipment, net	11,820	12,883

Depreciation expense amounted to $0.3 million and $0.8 million for the years ended December 31, 2024 and 2023, respectively. During the years ended December 31, 2024 and 2023, the Company wrote off Property and equipment with an original cost value of $0.5 million and $1.6 million, respectively. The Company wrote off Property and equipment related to closed locations and future locations that were terminated due to a change of business focus and recorded a loss on disposal of nil and $0.2 million, respectively, for the years ended December 31, 2024 and 2023, respectively, in the Consolidated Statement of Operations and Other Comprehensive Income / (Loss).

9. Goodwill and Other Intangible Assets, Net

The Company’s intangible assets include trademarks, franchisee agreements, franchise license, domain names, customer list, proprietary recipes and non-compete agreements. Intangible assets are amortized over useful lives ranging from 5 to 10 years. During the year ended 2024, the Company moved the remaining intangible assets to assets held for sale and as a result of the reclassification, the Company stopped amortizing these assets. See Note 3 – Assets held for sale for additional information.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

A summary of the intangible assets is presented below:

	Intangible assets, net at December 31, 2022	Impairment of intangible assets	Amortization expense	Intangible assets, net at December 31, 2023	Impairment of intangible assets	Amortization expense	Transfer to assets held for sale	Intangible assets, net at December 31, 2024
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Trademark Muscle Maker Grill	670	(419)	(251)	—	—	—	—	—
Franchise Agreements Muscle Maker Grill	136	(116)	(20)	—	—	—	—	—
Trademark SuperFit	29	(22)	(7)	—	—	—	—	—
Domain Name SuperFit	81	(62)	(19)	—	—	—	—	—
Customer List SuperFit	90	(70)	(20)	—	—	—	—	—
Proprietary Recipes SuperFit	103	(79)	(24)	—	—	—	—	—
Non-Compete Agreement SuperFit	107	(43)	(64)	—	—	—	—	—
Trademark Pokémoto	118	—	(35)	83	—	(9)	(74)	—
Franchisee License Pokémoto	2,322	—	(277)	2,045	—	(69)	(1,976)	—
Proprietary Recipes Pokémoto	867	—	(162)	705	—	(40)	(665)	—
Non-Compete Agreement Pokémoto	88	—	(88)	—	—	—	—	—
	4,611	(811)	(967)	2,833	—	(118)	(2,715)	—

Amortization expense related to intangible assets was $0.1 million and $1.0 million for the years ended December 31, 2024 and 2023, respectively.

A summary of the goodwill assets is presented below:

	Muscle Maker Grill	Pokémoto	SuperFit Food	Total
	$’000	$’000	$’000	$’000
Goodwill, net at December 31, 2022	570	1,798	258	2,626
Impairment of goodwill	(570)	—	(258)	(828)
Goodwill, net at December 31, 2023	—	1,798	—	1,798
Transfer to assets held for sale	—	(1,798)	—	(1,798)
Goodwill, net at December 31, 2024	—	—	—	—

Sadot Group Inc.

Notes to the Consolidated Financial Statements

10. Accounts Payables and Accrued Expenses

During the year ended December 31, 2024, the Company transferred $0.1 million of Accounts payables and accrued expenses to Assets held for sale. See Note 3 – Assets held for sale for additional information.

Accounts payables and accrued expenses consist of the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Accounts payable	2,187	3,488
Accrued payroll and bonuses	690	756
Accrued expenses	51	204
Accrued interest expenses	7	77
Accrued professional fees	249	255
Accounts payable commodities	24,833	45,342
Accrued purchases	—	17
Sales taxes payable	2	28
	28,019	50,167

11. Notes Payable

Line of Credit

On September 22, 2023, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”) pursuant to which the Company has the right to sell to Yorkville up to $25 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Yorkville to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Yorkville ( “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P. Accordingly, as may otherwise be limited by Yorkville’s 4.99% beneficial ownership limitation, assuming the Company submits an Advance requiring Yorkville to provide $100,000 in funding and assuming an applicable VWAP of $11.00 and, in turn, a purchase price of $10.67 (97% of the VWAP), the Company would be required to issue 9,372 shares of common stock and Yorkville would receive a profit of approximately $0.3201 per share, or approximately $2,999.98, if it sold all of such shares at $11.00 per share.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

In connection with the SEPA, and subject to the condition set forth therein, Yorkville agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $4.0 million (the “Pre-Paid Advance”). The Pre-Paid Advance was disbursed on September 22, 2023 in the principal amount of $3.0 million and the balance of $1.0 million on October 30, 2023. The purchase price for the Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date is 12-months after the initial closing of the Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $11.1495 or 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $3.30 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable and the Company shall pay to Yorkville the principal and interest due thereunder. In no event shall Yorkville be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Yorkville and its affiliates would exceed 49.9% of the outstanding shares of the common stock of the Company. If any time on or after October 22, 2023 (i) the daily VWAP is less than the Floor Price for seven trading days during a period of nine consecutive trading days (“Floor Price Trigger”), or (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap (“Exchange Cap Trigger” and collectively with the Floor Price Trigger, the “Trigger”)), then the Company shall make monthly payments to Yorkville beginning on the seventh trading day after the Trigger and continuing monthly in the amount of $500,000 plus an 8.0% premium and accrued and unpaid interest. The Exchange Cap Trigger will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”). No triggering event occurred as of December 31, 2024. As of December 31, 2024, 607,527 shares of common stock have been converted and the note has been paid in full.

Notes Payable

The Company repaid a total amount of $10.5 million, $8.8 million in cash and $1.7 million were converted stock during the year ended December 31, 2024, and $5.7 million during the year ended December 31, 2023, respectively, of the notes payable. The company entered into new loans in the amount of $11.1 million and $12.1 million for the year ended December 31, 2024 and December 31, 2023, respectively.

As of December 31, 2024, the Company had an aggregate amount of $7.4 million in notes payable, net. The notes had interest rates ranging between 3.75% - 25.80% per annum, due on various dates through May 2025.

As of December 31, 2024, the Company has outstanding short-term secured debt in the form of notes payable totaling $1.9 million, which is included in the $7.4 million in notes payable, net. The effective interest rate on the short-term secured debt is 21.2%.

During the year ended December 31, 2024, the Company transferred $0.6 million of notes payable to Liabilities held for sale. See Note 3 – Assets held for sale for additional information.

The maturities of notes payable as of December 31, 2024, are as follows:

Principal Amount
$’000
1/1/25-12/31/25	8,309

Total maturities	8,309
Less discount	(919)
Notes payable, net	7,390

Sadot Group Inc.

Notes to the Consolidated Financial Statements

12. Leases

The Company’s leases consist of restaurant locations and a corporate office. We determine if a contract contains a lease at inception. The leases generally have remaining terms of 1-5 years and most leases include the option to extend the leases for an additional 5 years.

The total lease cost associated with Right of use assets and Operating lease liabilities for the year ended December 31, 2024, was $0.2 million and has been recorded in the Consolidated Statement of Operations and Other Comprehensive Loss within Cost of goods sold.

During the year ended December 31, 2024, all of the Company’s lease liabilities of $0.1 million were moved to Liabilities held for sale. See Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information. Right to use asset and operating lease liabilities decreased due to the refranchising, sale and closure of all corporate owned locations by December 31, 2024.

The Company’s assets and liabilities related to the Company’s leases were as follows:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Assets
Total lease assets	132	—

Right to use asset	132	—
Liabilities
Total lease liabilities	272	1,412
Transferred to liabilities held for sale	(138)	—
Operating leases – current	23	—
Operating leases – non-current	111	—

The table below presents the future minimum lease payments under the noncancellable operating leases as of December 31, 2024:

	Total	Operating Leases Held for Sale	Current Operating Leases
	$’000	$’000	$’000
Fiscal Year:
1/1/2025-12/31/2025	190	145	45
1/1/2026-12/31/2026	45	—	45
1/1/2027-12/31/2028	45	—	45
1/1/2028-12/31/2028	45	—	45
1/1/2029-12/31/2029	11	—	11
Thereafter	—	—	—
Total lease payments	336	145	191
Less imputed interest	(64)	(7)	(57)
Present value of lease liabilities	272	138	134

Sadot Group Inc.

Notes to the Consolidated Financial Statements

The Company’s lease term and discount rates were as follows:

As of December 31, 2024
Weighted-average remaining lease term (in years)
Operating leases	2.53
Weighted-average discount rate
Operating leases	15.4%

13. Deferred Revenue

During the year ended December 31, 2024, the Company transferred $1.2 million of deferred revenue to Liabilities held for sale. See Note 3 – Assets held for sale for additional information.

The Company’s deferred revenue consists of the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Deferred revenues, net	2,251	2,784
Less: deferred revenue, current	(2,251)	(1,229)
Deferred revenues, non-current	—	1,555

Deferred revenue related to commodity forward sales contracts and prepayments received on incomplete trade of $2.3 million and $1.4 million, for the years ended December 31, 2024 and 2023, respectively. Deferred revenue related to deferred franchise fees of nil and $1.4 million, respectively, for the years ended December 31, 2024 and 2023, respectively.

14. Other Current Liabilities

During the year ended December 31, 2024, the Company transferred $0.2 million of other current liabilities to Liabilities held for sale. See Note 3 – Assets held for sale for additional information.

Other current liabilities consist of the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Gift card liability	—	13
Co-op advertising fund liability	—	114
Marketing development brand liability	—	68
Advertising fund liability	—	29
Unrealized loss on derivative contracts	60	—
Operating lease liability, current	23	385
Derivative liability, current	92,094	46,046
	92,177	46,655

Sadot Group Inc.

Notes to the Consolidated Financial Statements

15. Other Non-Current Liabilities

During the year ended December 31, 2024, the Company transferred nil of other non-current liabilities to Liabilities held for sale. See Note 3 – Assets held for sale for additional information.

Other non-current liabilities consist of the following:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Derivative liability, non-current	—	46,048
Operating lease liability, non-current	111	1,027
	111	47,075

16. Income Taxes

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2024 and 2023 are presented below:

	As of
	December 31, 2024	December 31, 2023
	$’000	$’000
Deferred tax assets:
Net operating loss carryforwards	14,525	11,890
Receivable allowance	10	37
Stock-based compensation	58	20
Intangible assets	—	727
163(j) adjustment	1,091	100
Loss on discontinued operations	—	4
Accrued expenses	159	106
Other carryforwards	158	—
Deferred revenues	—	310
Leases	58	301
Gross deferred tax asset	16,059	13,495
Deferred tax liabilities:
Property and equipment	(46)	(60)
Leases	(28)	(274)
Unrealized gains	(3,969)	(317)
Receivable allowance	—	—
Gross deferred tax liabilities	(4,043)	(651)
Net deferred tax assets	12,016	12,844
Valuation allowance	(12,016)	(12,844)
Net deferred tax asset, net of valuation allowance	—	—

Sadot Group Inc.

Notes to the Consolidated Financial Statements

The income tax (benefit) / expense for the periods shown consist of the following:

	For the Year Ended December 31,
	2024	2023
	$’000	$’000
Federal:
Current	—	—
Deferred	—	—
State and local:
Current	—	(15)
Deferred	—	—
Foreign:
Current	3	—
Deferred	—	—
	3	(15)
Change in valuation allowance	—	—
Income tax (benefit) /expense	3	(15)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the periods shown, are as follows:

	As of
	December 31, 2024	December 31, 2023
Federal income tax benefit at statutory rate	21.0%	21.0%
State income tax benefit, net of federal impact	2.2%	1.1%
Permanent differences	0.6%	(0.3)%

Return to provision adjustments	2.8%	0.5%

Foreign Tax	(1.1)%	—%
Fair value gain/loss on share issuance	(21.8)%	3.6%
Deferred adjustments due to discontinued operations	14.8%	—%
Other	—%	(2.5)%

Change in valuation allowance	(18.4)%	(23.2)%
Effective income tax rate	0.1%	0.2%

The Company has filing obligations in what it considers its U.S. major tax jurisdictions as follows: Connecticut, Kansas, Texas, Virginia, New York State and New York City. The earliest year that the Company is subject to examination is the year ended December 31, 2015.

The Company has approximately $81.9 million of Federal and State Net operating loss (“NOLs”) available to offset future taxable income. The net operating loss carryforwards generated prior to 2018, if not utilized, will expire from 2035 to 2037 for federal and state purposes.

As of December 31, 2024 and 2023, the Company has determined that it is more likely than not that the Company will not recognize the future tax benefit of the loss carryforwards and has recognized a valuation allowance of $12.0 million and $12.8 million, respectively. The valuation allowance decreased by approximately $0.8 million.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more “5 percent stockholders” increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period or beginning the day after the most recent ownership change, if shorter.

17. Commitments and Contingencies

Forward Purchase and Sales Contracts

On September 12, 2023, the Company through Sadot Agri-Foods, entered into a forward purchase contract titled the Verified Emissions Reduction Purchase Agreement (“VERPA”) for the acquisition of 180,000 Verified Carbon Units (“VCUs”) generated by a conservation project along the Riau coastline in Indonesia (“conservation project”). Under the VERPA, Sadot Agri-Foods will acquire the VCUs between 2025 and 2027 at a price of $35.69 per VCU, or $6.4 million in total, which was paid on September 23, 2023, and recorded as “Prepaid forward on carbon offsets” on the balance sheet. Delivery of the VCUs is expected within 14 days from credit issuance annually, with delivery to occur no later than December each year. On September 13, 2023, the Company also entered into a separate forward sales agreement, where the purchaser agreed to acquire 180,000 VCUs between 2025 and 2026 at a price of $44.62 per VCU, or $8.0 million. These VCUs were expected to be generated from the same conservation project, with payment due by 2025. Additionally, Sadot Agri-Foods had the right to repurchase any VCUs during the contract term at the current market price, determined by an independent marketplace, and this contract was classified as a derivative under ASC 815. On September 20, 2024, the Company sold the right to both contracts for $9.3 million, recorded in Commodity sales, and the $6.4 million prepaid amount was recorded in Cost of goods sold. Partially offsetting the $2.9 million gain on the prepaid asset, the Company derecognized the $1.4 million derivative asset related to the fair value of the forward contract and recorded a loss for that amount in the line item Gain on fair value remeasurement on the Consolidated Statement of Operations and Other Comprehensive Income / (Loss).

On November 24, 2023, the Company through Sadot Agri-Foods, entered into a forward sale contract for the sale of 70,000 Metric Tons (“MTs”) of soybeans. Sadot Agri-Foods will provide 70,000 MTs to a third-party in May 2025, which is the executed contract date. The acquisition price for these MTs is $662 per MT, or $46.3 million in the aggregate. This contract was determined to be a derivative in accordance with ASC 815. The Gain on fair value remeasurement recorded during the years ended December 31, 2024 and 2023 were $8.6 million and $0.7 million, respectively.

On December 6, 2023, the Company through Sadot Agri-Foods, entered into a forward sale contract for the sale of 70,000 Metric Tons (“MTs”) of soybeans. Sadot Agri-Foods will provide 70,000 MTs to a third-party in July 2025, which is the executed contract date. The acquisition price for these MTs is $674 per MT, or $47.2 million in the aggregate. This contract was determined to be a derivative in accordance with ASC 815. The Gain on fair value remeasurement recorded during the years ended December 31, 2024 and 2023 were $9.1 million and $0.2 million, respectively.

Refer to Note 2 – Significant accounting policies, Note 19 – Fair value measurement and Note 20 – Financial instruments for additional information regarding the Unrealized gain on derivative contracts.

Consulting Agreements

On November 14, 2022 (the “Effective Date”), the Company, Sadot LLC and Aggia LLC FC, a company formed under the laws of United Arab Emirates (“Aggia”) entered into a Services Agreement (the “Services Agreement”) whereby Sadot LLC engaged Aggia to provide certain advisory services to Sadot Agri-Food for creating, acquiring and managing Sadot Agri-Foods’s business of wholesaling food and engaging in the purchase and sale of physical food commodities.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

As consideration for Aggia providing the services to Sadot Agri-Food, the Company agreed to issue shares of common stock of the Company, par value $0.0001 per share, to Aggia subject to Sadot Agri-Food generating net income measured on a quarterly basis at per share price of $15.6250, subject to equitable adjustments for any combinations or splits of the common stock occurring following the Effective Date. Upon Sadot Agri-Food generating net income for any fiscal quarter, the Company shall issue Aggia a number of shares of common stock equal to the net income for such fiscal quarter divided by the per share price (the “Shares”). The Company may only issue authorized, unreserved shares of common stock. The Company will not issue Aggia in excess of 1,442,428 shares representing 49.999% of the number of issued and outstanding shares of common stock as of the Effective Date. Further, once Aggia has been issued a number of shares constituting 19.99% of the issued and outstanding shares of common stock of the Company, no additional shares shall be issued to Aggia unless and until this transaction has been approved by the shareholders of the Company. In the event that the shares cap has been reached, then the remaining portion of the net income, if any, not issued as shares shall accrue as debt payable by Sadot Group to Aggia until such debt has reached a maximum of $71.5 million. The Company will prepare the shares earned calculation after the annual audit or quarter review is completed by the auditors. The shares will be issued within 10 days of the final calculation.

On July 14, 2023 (the “Addendum Date”), effective April 1, 2023, the parties entered into Addendum 2 to the Services Agreement (“Addendum 2”) pursuant to which the parties amended the compensation that Aggia is entitled.

Pursuant to Addendum 2, on the Addendum Date, the Company issued 885,546 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, which such Shares represent 1,442,428 Shares that Aggia is entitled to receive pursuant to the Services Agreement less the 556,882 Shares that have been issued to Aggia pursuant to the Services Agreement as of the Addendum Date. The Company will not issue Aggia in excess of 1,442,428 Shares representing 49.9% of the number of issued and outstanding shares of common stock as of the effective date of the Services Agreement. The Shares shall be considered issued and outstanding as of the Addendum Date and Aggia shall hold all rights associated with such Shares. The Shares vest on a progressive schedule, at a rate equal to the net income of Sadot Agri-Foods, calculated quarterly divided by $31.25, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $12.50. During the 30 day period after July 14, 2028 (the “Share Repurchase Date”), Aggia may purchase any Shares not vested. All Shares not vested or purchased by Aggia, shall be repurchased by the Company from Aggia at per share price of $0.001 per share. Further, the parties clarified that the Lock Up Agreement previously entered between the Company and Aggia dated November 16, 2022 shall be terminated on May 16, 2024 provided that any Shares that have not vested or been purchased by Aggia may not be transferred, offered, pledged, sold, subject to a contract to sell, granted any options for the sale of or otherwise disposed of, directly or indirectly. Following the Share Repurchase Date, in the event that there is net income for any fiscal quarter, then an amount equal to 40% of the net income shall accrue as debt payable by Sadot Group to Aggia (the “Debt”), until such Debt has reached a maximum of $71.5 million.

Additionally, for the years ended December 31, 2024 and 2023, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods operating expenses including labor, operating expenses and general administrative expenses of $1.8 million, $0.3 million and $1.7 million, respectively and all operating costs related to Sadot Agri-Foods including labor, operating expenses and general administrative expenses of $2.6 million and $0.5 million and $0.1 million respectively.

Franchising

During the years ended December 31, 2024 and 2023, the Company entered into various Pokémoto franchise agreements for a total of 27 and 20, respectively, potentially new Pokémoto locations with various franchisees. The Franchisees paid the Company an aggregate of $0.4 million and $0.2 million and this has been recorded in liabilities held for sale as of December 31, 2024 and 2023, respectively. See Note 3 – Assets held for sale for additional information.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

Sales Taxes

The Company had accrued a sales tax liability for approximately $2.0 thousand and $27.8 thousand as of December 31, 2024, and December 31, 2023, respectively. As of December 31, 2024 and December 31, 2023, the Company has accrued for the liability in accounts payable and accrued expenses.

Litigations, Claims and Assessments

On November 7, 2024, Lombard Trading International Corp. filed an Amended Complaint against the Company and Sadot Latam, LLC in the 11th Judicial Circuit of Florida in and for Miami-Dade County, Florida (Case No.: 2024-020971-CA-01). The Amended Complaint alleges unjust enrichment, conversion, fraud, conspiracy and civil theft related to a commodities transaction. The plaintiff claims that the Company failed to pay upon delivery of certain goods and is seeking damages in the amount of $7.4 million. The Company has not received the goods and has not received the Bills of Lading that were contractually required for the transaction to be completed. The Company denies these allegations and intends to vigorously defend against the claims. While the Company believes it has meritorious defenses, it cannot predict the outcome of this matter or reasonably estimate the potential loss at this time. Therefore, no contingent liability has been recorded as of December 31, 2024.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management after consulting legal counsel, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements after consulting legal counsel.

Employment Agreements

On February 10, 2025, the Company and Sadot Brasil Ltda. (“Sadot Brasil”), the Company’s wholly owned subsidiary, entered into an Employment Agreement with Catia Jorge effective February 10, 2025. During the term of the Employment Agreement, Ms. Jorge will serve as Chief Executive Officer for both the Company and Sadot Brasil and will be entitled to a base salary at the annualized rate of $0.3 million. In addition, Ms. Jorge will be entitled to a one time bonus of $0.5 million of which half will be payable upon the 90 day anniversary of her engagement and the balance to be paid on the 180 day anniversary (the “Bonus”). Ms. Jorge will also receive a one time grant of $0.1 million in restricted stock grants. Further, the Company will make a contribution of up to $16.0 thousand per annum contribution to a private pension plan. The restricted stock grant vests quarterly over one year in equal quarterly installments commencing January 1, 2025, which shall be priced and issued on the third trading day immediately following the filling the Form 10K Annual Report for such applicable year. The per share price will be the closing price immediately prior to the date of each grant. If Ms. Jorge is terminated by the Company for any reason other than cause Ms. Jorge will be entitled to a severance package of 18 months of salary. Ms. Jorge’s compensation, which, except for the Bonus, is denominated in Brazilian Real, has been converted to U.S. Dollars for the purpose of this disclosure. Please note that the conversion rate used for disclosure purposes is is 6 Reais to every 1 U. S. Dollar as of February 10, 2025. Actual payments to Ms. Jorge will be made in Brazilian Real, and the amounts received may vary based on fluctuations in the exchange rate at the time of payment. This disclosure is intended to provide transparency regarding the compensation agreed upon in the Brazilian Real currency, which is the operational currency for Mr. Jorge’s compensation unless noted otherwise.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

On February 9, 2025 the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will transition to the role of Chief Governance and Compliance Officer, reporting directly to the Company’s Chief Executive Officer. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $0.4 million consisting of an annual cash salary of $0.3 million and an annual restricted stock grant of $0.1 million vesting quarterly over one year in equal quarterly installments commencing January 1, 2025 which shall be priced and issued on the third trading day immediately following the filing of the Form 10K Annual Report for such applicable year. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually with the annual bonus for the year ended December 31, 2025 to be equal to 75% of the cash salary. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such equity grant. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal 18 months of the annual compensation, all bonuses earned and all equity compensation shall be fully accelerated.

On February 9, 2025 the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. Pursuant to the Executive Employment Agreement entered with Ms. Black (the “Black Agreement”), Ms. Black will continue to serve as Chief Financial Officer, reporting directly to the Company’s Chief Executive Officer. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $0.4 million consisting of an annual cash salary of $0.3 million and an annual restricted stock grant of $0.1 million vesting quarterly over one year in equal quarterly installments commencing January 1, 2025 which shall be priced and issued on the third trading day immediately following the filing of the Form 10K Annual Report for such applicable year. Ms. Black will be eligible for a discretionary performance bonus to be determined by the Board annually with the annual bonus for the year ended December 31, 2025 to be equal to 75% of the cash salary. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such equity grant. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal 12 months of the annual compensation, all bonuses earned and all equity compensation shall be fully accelerated.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenn Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at will basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $0.3 million. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25.0 thousand which is accrued and unpaid, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $0.2 million. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Mr. Mohan received an additional bonus of $0.1 million on March 2, 2023 and an additional $25.0 thousand which is accrued and unpaid, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infante (the “Infante Agreement”), which replaced her prior employment agreement. Pursuant to the Infante Agreement, Ms. Infante will continue to be employed as Chief Marketing Officer of the Company on an at will basis. During the term of the Infante Agreement, Ms. Infante is entitled to a base salary at the annualized rate of $0.2 million. Ms. Infante will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infante will be entitled to an additional bonus of $25.0 thousand which is accrued and unpaid, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Ms. Infante is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infante is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infante will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infante Agreement, and all equity compensation shall be fully accelerated.

NASDAQ Notice

On November 7, 2023, the Company received notice from The Nasdaq Stock Market (“Nasdaq”) that the closing bid price for the Company’s common stock had been below $1.00 per share for the previous 30 consecutive business days, and that the Company is therefore not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Rule”).

Nasdaq’s notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

The notice indicated that the Company will have 180 calendar days, until May 6, 2024, to regain compliance with this requirement. On April 29, 2024, the Company submitted a request to Nasdaq requesting an additional 180 days to regain compliance. On May 7, 2024, the Company received notice from Nasdaq that the request for an additional 180 days to regain compliance was approved. The Company was eligible to regain compliance with the $1.00 minimum bid listing requirement if the closing bid price of its common stock is at least $1.00 per share for a minimum of ten (10) consecutive business days during the 180-day compliance period. To qualify, the Company was required to meet the continued listing requirement for market value of the Company’s publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and was required to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period.

On October 9, 2024, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split, which became effective 12:01 am eastern on October 18, 2024. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our common stock.

The Company effectuated a Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share with the goal of bringing the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company received notice from Nasdaq on November 1, 2024, indicating that the Company regained compliance with the minimum bid price requirement under the Rule.

The Company’s common stock began trading on a split-adjusted basis on Nasdaq at the commencement of trading on October 18, 2024 under the Company’s existing symbol “SDOT.” The Company’s common stock has been assigned a new CUSIP number of 627333305 in connection with the Reverse Stock Split.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

18. Reportable Operating Segments

See Note 1 – Business organization and nature of operations for descriptions of our operating segments.

The Company’s reportable segments are determined based on the management approach, consistent with the way the Chief Operating Decision Maker (CODM) evaluates financial performance and allocates resources. The CODM, identified as the Chief Executive Officer, regularly reviews discrete financial information for the Sadot Food Services and Sadot Agri-Foods segments to assess performance and make operational decisions.

The following table sets forth the results of operations for the relevant segments for the years ended December 31, 2024 and 2023:

	For the Year Ended December 31, 2024
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Commodity sales	—	700,937	—	700,937
Cost of goods sold	—	(695,821)	—	(695,821)
Gross profit	—	5,116	—	5,116

Depreciation and amortization expenses	—	(256)	(3)	(259)

Stock-based expenses	—	—	(6,662)	(6,662)
Sales, general and administrative expenses	—	(5,219)	(4,440)	(9,659)
(Loss) / income from operations	—	(359)	(11,105)	(11,464)

Interest expense, net	—	(2,370)	(2,279)	(4,649)
Change in fair value of stock-based compensation	—	—	4,116	4,116

Gain on fair value remeasurement	—	17,111	—	17,111
Gain on sale of trading securities	—	518	—	518
(Loss) / income before income tax	—	14,900	(9,268)	5,632
Income tax (expense) benefit	—	(3)	—	(3)
Net Income / (loss) from continuing operations	—	14,897	(9,268)	5,629
Loss on discontinued operations	(1,893)	—	—	(1,893)
Net (loss) / income	(1,893)	14,897	(9,268)	3,736
Net loss attributable to non-controlling interest	—	256	—	256
Net (loss) / income attributable to Sadot Group Inc.	(1,893)	15,153	(9,268)	3,992
Total assets	5,196	157,881	1,577	164,654

Sadot Group Inc.

Notes to the Consolidated Financial Statements

	For the Year Ended December 31, 2023
	Sadot food service	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Commodity sales	—	717,506	—	717,506

Cost of goods sold	—	(707,871)	—	(707,871)
Gross profit	—	9,635	—	9,635

Depreciation and amortization expenses	—	(151)	(992)	(1,143)

Pre-opening expenses	—	(336)	—	(336)

Stock-based expenses	—	—	(6,192)	(6,192)
Sales, general and administrative expenses	—	(1,552)	(7,416)	(8,968)
(Loss) / income from operations	—	7,596	(14,600)	(7,004)
Other income	—	—	308	308
Interest expense, net	—	(52)	(416)	(468)
Change in fair value of stock-based compensation	—	—	1,339	1,339
Warrant modification expense	—	—	(958)	(958)
Gain on fair value remeasurement	—	1,491	—	1,491

(Loss) / income before income tax	—	9,035	(14,327)	(5,292)
Income tax (expense) benefit	—	—	15	15
Net Income / (loss) from continuing operations	—	9,035	(14,312)	(5,277)
Loss on discontinued operations	(2,765)	—	—	(2,765)
Net (loss) / income	(2,765)	9,035	(14,312)	(8,042)
Net loss attributable to non-controlling interest	—	218	—	218
Net (loss) / income attributable to Sadot Group Inc.	(2,765)	9,253	(14,312)	(7,824)
Total assets	10,416	162,175	5,500	178,091

During the year ended December 31, 2024, assets related to our Sadot Food Services segment met the criteria for classification as Assets Held for Sale. See Note 2 – Significant accounting policies and Note 3 – Assets held for sale and Note 4 – Discontinued operations for additional information.

In late 2022, Sadot Group transformed from a U.S.-centric restaurant business into a global organization focused on the Agri-Foods supply-chain. As a result, we have reevaluated and changed our operating segments late in 2023 to align with our two distinct segments. Previously we split out Muscle Maker Grill, Pokémoto, and SuperFit Foods as their own restaurant operating segments. With the transformation of our business into a global, food-focused organization, we operate the business in two distinct business segments Sadot Agri-Foods and Sadot Food Service.

The Company will continue to evaluate its operating segments and update as necessary.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

19. Fair Value Measurement

The following tables presents information about the Company’s assets and liabilities that are measure at fair value on a recurring basis at December 31, 2024 and 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	December 31, 2024
	Level 1	Level 2	Level 3	Total
	$’000	$’000	$’000	$’000
Financial assets:
Derivative asset	—	93,520	—	93,520
Unrealized gain on derivative contracts	—	18,602	—	18,602
	—	112,122	—	112,122
Financial liabilities:
Derivative liability	—	92,094	—	92,094
Unrealized loss on derivative contracts	—	60	—	60

	—	92,154	—	92,154

	December 31, 2023
	Level 1	Level 2	Level 3	Total
	$’000	$’000	$’000	$’000
Financial assets:
Derivative asset	—	93,520	—	93,520
Unrealized gain on derivative contracts	—	1,491	—	1,491
	—	95,011	—	95,011
Financial liabilities:
Derivative liability	—	92,094	—	92,094

	—	92,094	—	92,094

There were no transfers between fair value levels during the year ended December 31, 2024.

See Note 17 – Commitments and contingencies and Note 20 – Financial instruments for details related to the unrealized gain on derivative contracts being fair valued using Level 2 inputs.

The fair value of the unrealized loss on derivative contracts, unrealized gain on derivative contracts, derivative asset and derivative liability is based on quoted prices for similar assets and liabilities in active market or inputs that are observable which represent Level 2 measurements within the fair value hierarchy and is based on observable prices for similar assets sourced by an independent marketplace. Please refer to Note 2 – Significant accounting policies for additional information on ASC 815 leveling.

20. Financial Instruments

Inherent in our business is the risk of matching the timing of our purchase and sales contracts. The prices of food and feed commodities (e.g., soybeans, wheat, corn, etc.) and carbon offset units we buy and sell are based on a constantly moving terminal market price determined by various exchanges (e.g., CME, Chicago Board of Trade (“CBOT”) and Dalian Commodity Exchange (“DCE”), etc.). Were we not to hedge such exposures, we could be exposed to significant losses due to the continually changing commodity prices.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

We use commodity futures contracts to manage our exposure to this commodity price risk. It is generally our policy to hedge such risks to the extent practicable. We enter into hedges to limit our exposure to volatile price fluctuations that we believe would impact our gross margins on firm purchase and sales commitments. As an example, if we enter into fixed price contracts with our suppliers and variable priced sales contracts with our customers, we will generally enter into a futures contract to sell the commodity for future delivery in the month when we expect the commodity price to be fixed according to the sales contract terms. We repurchase this position once the pricing has been fixed with our customer. If the underlying commodity price increases, we suffer a hedging loss and have an unrealized loss on derivative contracts, but the sales price to the customer is based on a higher market price and offsets the loss. Conversely, if the commodity price decreases, we have a hedging gain and recognize an unrealized gain on derivative contracts, but the sales price to the customer is based on the lower market price and offsets the gain.

In accordance with FASB ASC 815, Derivatives and Hedging, we designate these derivative contracts as fair value hedges and recognize them on our balance sheet at fair value. We also recognize offsetting changes in the fair value of the related firm purchase and sales commitment to which the hedge is attributable in earnings upon revenue recognition, which occurs at the time of delivery to our customers.

The potential for losses related to our hedging activities, given our hedging methodology, arises from the exchanges for our commodity hedges or customer defaults. In the event of a customer default, we might be forced to sell the commodities in the open market and absorb losses for the commodities. Our results of operations could be materially impacted by any counterparty or customer default, as we might not be able to collect money owed to us and/or our hedge might effectively be cancelled.

We use hedges for no purpose other than to avoid exposure to changes in commodity prices between when we buy a shipment of commodities from a supplier and when we deliver it to a customer. Our derivatives are not for purposes of trading in the futures market. We earn our gross profit margin through our business operations and not from the movement of commodity prices.

The Company’s assets and liabilities related to unrealized gains or losses on fair value hedges measured at fair value at December 31, 2024 and 2023 are as follows:

Derivatives designated as fair value hedges	Balance Sheet Location	December 31, 2024	December 31, 2023
Asset (liability) derivatives:		$’000	$’000
Unrealized loss on derivative contracts	Other current liabilities	(60)	—
Total		(60)	—

The table below summarizes the realized gain or (loss) on the Company’s derivative instruments and their location in the Consolidated Statement of Operations and Other Comprehensive Income / (Loss):

		For the Years Ended
Derivatives in hedging relationships	Location of Gain / (Loss) Recognized	December 31, 2024	December 31, 2023
		$’000	$’000
Unrealized loss on derivative contracts	Cost of goods sold	(275)	—
Total		(275)	—

From time to time we may enter into forward sales contracts that do not meet the definition or qualify for hedge accounting. Forward sales contracts are derivatives that were entered into to sell goods at a later date at a fixed or determinable price for a specific period. Forward sales contracts are recognized on the balance sheet at the value of the contract and the difference in the fair value and derivative liability is recorded as an unrealized gain on derivative contracts or unrealized loss on derivative contracts. If the underlying commodity price increases, we suffer a mark to market loss and have a derivative liability. Conversely, if the commodity price decreases, we have a hedging gain and recognize a unrealized gain on derivative contract.

As part of our business we also engage in the purchase, sale and distribution of food and feed products. If we do not have a matching sales contract related to such products, (for example, any commodity products that are unsold in our inventory), we have price risk that we currently do not or are unable to hedge. As such, any decline in pricing for such products may adversely impact our profitability.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

The follow table sets forth the fair value of derivatives not designated as hedging instruments as of at December 31, 2024 and 2023:

Derivatives	Balance Sheet Location	December 31, 2024	December 31, 2023
Asset (liability) derivatives:		$’000	$’000
Unrealized gain on derivative contracts	Other current assets	18,602	1,491
Derivative asset	Other current assets	93,520	47,180
Derivative asset	Other non-current assets	—	46,340
Derivative liability	Other current liabilities	(92,094)	(46,046)
Derivative liability	Other non-current liabilities	—	(46,048)
Total		20,028	2,917

The table below summarizes the realized gain or (loss) on the Company’s derivative instruments and their location in the Consolidated Statement of Operations and Other Comprehensive Income / (Loss):

		For the Years Ended
Derivatives	Location of Gain / (Loss) Recognized	December 31, 2024	December 31, 2023
		$’000	$’000
Unrealized gain on derivative contracts	Gain / (loss) on fair value remeasurement	17,111	1,491
Total		17,111	1,491

21. Equity

Stock Option and Stock Issuance Plan

2021 Plan

The Company’s board of directors and shareholders approved and adopted on October 7, 2021 the 2021 Equity Incentive Plan (“2021 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2021 Plan, the Company reserved 150,000 shares of common stock for issuance. As of December 31, 2024, 65,643 shares have been issued and 74,357 options to purchase shares have been awarded under the 2021 Plan.

2023 Plan

The Company’s board of directors and shareholders approved and adopted on February 28, 2023 the 2023 Equity Incentive Plan (“2023 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2023 Plan, the Company reserved 250,000 shares of common stock for issuance. As of December 31, 2024, 242,404 shares have been issued and 6,893 option to purchase shares have been awarded under the 2023 Plan.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

2024 Plan

The Company’s board of directors and shareholders approved and adopted on October 27, 2023 the 2024 Equity Incentive Plan (“2024 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2024 Plan, the Company reserved 750,000 shares of common stock for issuance. As of December 31, 2024, 401,936 shares have been issued under the 2024 Plan and nil option to purchase shares have been awarded under the 2024 Plan.

Common Stock Issuances

On January 5, 2023, the Company authorized the issuance of an aggregate of 3,131 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2022.

On March 27, 2023, the Company authorized the issuance of 284,881 shares of common stock to a Aggia for services rendered.

On April 5, 2023 the Company authorized the issuance of 2,974 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2023.

On May 10, 2023 the Company authorized the issuance of 13,965 shares of common stock to a consultant for services rendered.

On May 25, 2023, the Company authorized the issuance of 272,002 shares of common stock to Aggia for services rendered.

On June 30, 2023, the Company vested 85,472 shares of common stock to a consultant for services rendered.

On July 11, 2023, the Company authorized the issuance of an aggregate of 3,298 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2023.

On July 14, 2023, the Company issued 885,545 Restricted Share Awards to Aggia, with an effective issuance date of April 1, 2023.

On July 27, 2023, the Company authorized the issuance of 215,331 shares of common stock to Altium in exchange for the exercise of warrants.

On August 15, 2023, the Company authorized the issuance of 5,000 shares of common stock to a consultant for services rendered.

On September 25, 2023, the Company authorized the issuance of 22,727 shares of common stock in fees to a consultant for services rendered related to the SEPA.

On September 30, 2023, the Company vested 53,831 shares of common stock to to a consultant for services rendered.

On October 2, 2023, the Company authorized the issuance of an aggregate of 6,365 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2023.

On October 20, 2023, the Company authorized the issuance of 8,550 shares of common stock to consultants for services rendered.

On November 6, 2023, the Company authorized the issuance of 8,043 shares of common stock in connection with the conversion of notes payables.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

On November 14, 2023, the Company authorized the issuance of 15,911 shares of common stock in connection with the conversion of notes payables.

On November 29, 2023, the Company authorized the issuance of 23,732 shares of common stock in connection with the conversion of notes payables.

On December 13, 2023, the Company authorized the issuance of 27,132 shares of common stock in connection with the conversion of notes payables.

On December 19, 2023, the Company authorized the issuance of 26,791 shares of common stock in connection with the conversion of notes payables.

On December 19, 2023, the Company issued 202,260 RSA’s to certain members of the board of directors, consultants and employees. Total RSA vested as a result of the departure of certain members of the board of directors were 17,640 shares for 2023. The remaining RSA vest ratably over 12 quarters with the first vesting starting on March 31, 2024.

On December 31, 2023, the Company vested 20,986 shares of common stock to Aggia as consulting fees earned during the fourth quarter of 2023.

On January 4, 2024 the Company authorized the issuance of 10,564 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2023. The Company accrued for the liability as of December 31, 2023.

On January 8, 2024, the Company authorized the issuance of 27,694 shares of common stock in connection with the conversion of notes payable.

On January 11, 2024, the Company authorized the issuance of 27,891 shares of common stock in connection with the conversion of notes payable.

On January 22, 2024, the Company authorized the issuance of 30,577 shares of common stock in connection with the conversion of notes payable.

On January 29, 2024, the Company authorized the issuance of 30,443 shares of common stock in connection with the conversion of notes payable.

On February 16, 2024 the Company authorized the issuance of 300 shares of common stock to a consultant for services rendered.

On February 16, 2024, the Company authorized the issuance of 30,572 shares of common stock in connection with the conversion of notes payable.

On March 15, 2024, the Company authorized the issuance of 60,885 shares of common stock in connection with the conversion of notes payable.

On March 20, 2024, the Company authorized the issuance of 76,077 shares of common stock in connection with the conversion of notes payable.

On March 28, 2024 the Company authorized the issuance of 7,950 shares of common stock to a consultant for services rendered.

On March 31, 2024, the Company vested 50,094 shares of common stock to Aggia as consulting fees earned during the first quarter of 2024.

On June 30, 2024, the Company vested 139,899 shares of common stock to Aggia as consulting fees earned during the second quarter of 2024.

On August 14, 2024, the Company authorized the issuance of 54,981 shares of common stock in connection with the conversion of notes payable.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

On August 19, 2024, the Company authorized the issuance of 104,249 shares of common stock in connection with the conversion of notes payable.

On August 26, 2024 the Company authorized the issuance of 47,500 shares of common stock to a consultant for services rendered.

On September 27, 2024, the Company authorized the issuance of 62,549 shares of common stock in connection with the conversion of notes payable.

On September 30, 2024, the Company vested 121,149 shares of common stock to Aggia as consulting fees earned during the third quarter of 2024.

On December 3, 2024, the Company entered into a Purchase Agreement (the “Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company (the “Offering”). RBW Capital Partners LLC, offering all securities through Dominari Securities LLC, served as the exclusive placement agent for the Offering. The Offering closed on December 4, 2024. Pursuant to the Purchase Agreement, the Notes were issued with an original issue discount of 20%. The Notes will mature on December 4, 2025, unless earlier converted upon the satisfaction of certain conditions. The conversion price of the Notes is $4.10 per share of common stock. The Notes include a “Most Favored Nation” clause which grants to the Purchasers the right to claim better conversion terms should the Company provide such to any as long as the Notes are outstanding. The Purchasers will be prohibited from effecting a conversion of the Notes to the extent that, as a result of such conversion, a Purchaser would beneficially own more than 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. The Company agreed to register the shares of common stock underlying the Notes for resale under a Registration Statement on Form S-3, pursuant the Securities Act of 1933. The Notes contain a covenant prohibiting the Company to incur, guarantee or assume any indebtedness, other than certain permitted indebtedness, create or allow or suffer any mortgage, lien, security interest or other encumbrance on its property or assets , other than permitted liens, redeem, defease, repurchase, repay or make any payments in respect of any indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the Notes has occurred and is continuing, declare or pay any cash dividend or distribution on any stock or other equity interest of the Company, or make, any change in the nature of its business or modify its corporate structure or purpose. The Notes contain customary events of default and customary penalties for the Company’s failure to issue conversion shares on a timely basis. The Registration Rights Agreement contains customary penalties for our failure to file the registration statement or cause it to become effective on a timely basis and for certain other events.

On December 31, 2024, the Company vested 160,413 shares of common stock to Aggia as consulting fees earned during the fourth quarter of 2024.

Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, $0.0001 par value per share. As of December 31, 2024 there are no shares of preferred stock currently issued and outstanding.

Restricted Share Awards

Per Addendum 2, on July 14, 2023, the Company issued Restricted Share Awards (“RSA’s”) to Aggia. These RSA are considered issued as of the effective date on April 1, 2023. Pursuant to the Services Agreement these RSA’s vest on a progressive schedule, at a rate equal to the Net Income of Sadot Agri-Foods, calculated quarterly divided by $3.125, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $1.25. Shares shall be considered issued and outstanding as of the Addendum Date and Aggia shall hold rights associated with such Shares; provided, however, Shares not earned or purchased may not be transferred, offered, pledged, sold, subject to a contract to sell, granted any options for the sale of or otherwise disposed of, directly or indirectly. The total RSA’s vested for Aggia in 2024 were 471,555.

At December 31, 2024, there were 640,329 restricted share awards outstanding awarded to employees, consultants and the board of directors.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

A summary of the activity related to the restricted share awards is presented below:

	Total	Weighted-average grant date fair value
		$
Unvested, December 31, 2022	—	—
Granted	1,087,806	12.50
Forfeited	—	—
Vested	(177,929)	12.50
Unvested at December 31, 2023	909,877	10.85
Granted	335,622	1.88
Forfeited	—	—
Vested	(605,170)	10.49
Unvested at December 31, 2024	640,329	6.49

Change in fair value of stock-based compensation on the Consolidated Statement of Operations and Other Comprehensive Loss is made up of the difference between the agreed upon issuance price, per the servicing agreement with Aggia and the market price on the day of issuance. For the year ended December 31, 2024, Change in fair value of stock-based compensation was a gain of $4.1 million. For the year ended December 31, 2023, Change in fair value of stock-based compensation was a gain of $1.3 million.

See Note 17 – Commitments and contingencies for further details on Restricted Share Awards.

Warrant and Option Valuation

The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. The expected term used for warrants and options issued to non-employees is the contractual life. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected term of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Options

On February 27, 2023, we issued options to purchase an aggregate of 53,107 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

On March 15, 2023, we issued options to purchase 6,893 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

On November 27, 2023, there were 10,000 shares forfeited upon the expiration of the options.

On December 21, 2023, there were 8,500 shares forfeited upon the departure of board members.

On January 21, 2024 there were 1,500 shares forfeited upon the expiration of the options.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

A summary of option activity is presented below:

	Weighted-average exercise price	Number of options	Weighted-average remaining life (in years)	Aggregate intrinsic value
	$			$’000
Outstanding, December 31, 2022	15.23	41,250	3.53	156
Granted	15.05	60,000	5.42	—
Exercised	—	—	N/A	—
Forfeited	33.94	(18,500)	N/A	—
Outstanding, December 31, 2023	10.91	82,750	4.26	—
Exercisable and vested, December 31, 2023	9.97	22,190	4.34	—
Granted	—	—	N/A	—
Exercised	—	—	N/A	—
Forfeited	15.05	(1,500)	N/A	—
Outstanding, December 31, 2024	10.84	81,250	3.17	—
Exercisable and vested, December 31, 2024	10.03	36,926	3.07	—

The Company has estimated the fair value of the options using the Black-Scholes model using the following assumptions:

For the Year Ended December 31, 2024
Risk free interest rate	1.53-4.33%
Expected term (years)	5.00
Expected volatility	59.10-156.87%
Expected dividends	—

Warrant Exercise Agreement

On July 27, 2023 (the “Closing Date”), the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with Altium Growth Fund Ltd. (the “Exercising Holder”), the holder of outstanding warrants to purchase 215,331 shares of common stock of the Company issued in November 2021 (collectively, the “Original Warrants”), whereby the Exercising Holder exercised the Original Warrants in consideration of 215,331 shares of common stock (the “Shares”). The Company received aggregate gross proceeds before expenses of approximately $2.2 million. In order to induce the Exercising Holder to exercise the Original Warrants, the Company reduced the exercise price on the Original Warrants from $13.85 to $10.00 per share.

In connection with the exercise of the Original Warrants, we issued an additional warrant to Altium that is exercisable to acquire 215,331 shares of common stock (the “Additional Warrant”) exercisable at a per share price of $24.00.

Additional Warrants Issued

In connection with the exercise of the Original Warrants, the Company issued an additional warrant to the Exercising Holder that is exercisable for the number of shares of common stock equal to one hundred percent of the Shares purchased by the Exercising Holder (the “Additional Warrant”). The Additional Warrant is substantially identical to the Original Warrants, except that the exercise price of the Additional Warrant is $24.00. The Company is obligated to file a registration statement covering the shares of common stock underlying the warrants within 30 days and to have the registration statement declared effective within 90 days after filing with the Commission.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

A summary of warrants activity is presented below:

	Weighted-average exercise price	Number of Warrants	Weighted-average remaining life (in years)	Aggregate intrinsic value
	$			$’000
Outstanding, December 31, 2022	19.30	1,803,364	3.51	—
Granted	24.00	215,331	2.88	—
Exercised	10.00	(215,331)	2.90	215
Forfeited	43.60	(65,362)	N/A	—
Outstanding, December 31, 2023	19.69	1,738,002	2.61	—
Exercisable, December 31, 2023	19.69	1,738,002	2.61	—
Granted	—	—	N/A	—
Exercised	—	—	N/A	—
Forfeited	31.47	(144,982)	N/A	—
Outstanding, December 31, 2024	18.62	1,593,020	1.82	—
Exercisable, December 31, 2024	18.62	1,593,020	1.82	—

Stock-Based Compensation Expense

Stock-based compensation related to restricted stock issued to employees, directors and consultants, warrants and warrants to consultants amounted to $6.7 million and $6.2 million, respectively for the years ended December 31, 2024 and 2023, of which $5.9 million and $5.4 million were stock-based consulting expenses paid to related party, $0.4 million and $0.5 million were given to consultants for services rendered, $0.1 million and $0.3 million were given to the board of directors and $0.3 million and $0.1 million were executive compensation.

22. Related Party Transactions

The Company held a Special Shareholder Meeting on February 28, 2023. At the meeting, the shareholders approved (i) the Services Agreement whereby Sadot LLC engaged Aggia, to provide certain advisory services to Sadot Agri-Food for managing Sadot Agri-Food’s business of wholesaling food and engaging in the purchase and sale of physical food commodities; (ii) an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 5,000,000 to 15,000,000; (iii) for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the Shares pursuant to the Services Agreement entered between the Company, Sadot LLC and Aggia representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules; (iv) for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of up to 1,442,428 Shares of Common Stock to Aggia pursuant to the Services Agreement and net income generated thresholds; (v) the right of Aggia to nominate up to eight directors to the Board of Directors subject to achieving net income thresholds as set forth in the Services Agreement; and (vi) the adoption of the 2023 Equity Incentive Plan. The shareholders of the Company subsequently approved an increase in the authorized shares of common stock from 15,000,000 to 20,000,000 at the Company’s Annual Meeting held on December 20, 2023.

As of December 31, 2024, Aggia owned 11.5% of the Company’s common stock.

During the year ended December 31, 2024 and 2023, the Company recorded Stock-based consulting expense of $5.9 million and $5.4 million, respectively to its related party, Aggia for consulting services rendered.

Additionally, for the year ended December 31, 2024 and 2023, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods of $3.8 million and $3.2 million, respectively. See Note 17 – Commitments and contingencies for additional information.

Sadot Group Inc.

Notes to the Consolidated Financial Statements

On September 19, 2024, the Company received a loan from a related party, in an arms length transaction, of $0.6 million, with a discount of $0.1 million, that matures in six months.

The Company will continue to monitor and evaluate its related party transactions to ensure that they are conducted in accordance with applicable laws and regulations and in the best interests of the Company and its shareholders.

23. Subsequent Events

Board of Directors

On February 4, 2025, Jeff Carl resigned from the Board of Directors due to his professional experience being primarily focused on the restaurant industry. This will allow the Company to appoint a new director to the Board with experience that would better reflect the Company’s new business focus.

On February 20, 2025, the Company appointed Claudio Torres to its Board of Directors to fill a vacancy. Mr. Torres brings over 25 years of experience in the global agriculture industry, including senior leadership roles at Syngenta Group, Advanta Seeds and Monsanto.

On March 7, 2025, Kevin Mohan stepped down from his position as Chairman of the Board to allow Mark McKinney to assume the role of Chairman of the Board. Mr. McKinney has over 30 years of executive experience across multiple industries, having served as CEO, CFO and President for global organizations such as Local Bounti, Fruit Growers (Sunkist Cooperative), Dole Food Company and Al Ghurair Foods spanning six countries and three continents.

Employment Agreements

On February 10, 2025, the Company and Sadot Brasil Ltda. (“Sadot Brasil”), the Company’s wholly owned subsidiary, entered into an Employment Agreement with Catia Jorge effective February 10, 2025, to serve as Chief Executive Officer of both the Company and Sadot Brasil. See Note 17 – Commitments and contingencies for further details.

On February 9, 2025 the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will transition to the role of Chief Governance and Compliance Officer, reporting directly to the Company’s Chief Executive Officer. See Note 17 – Commitments and contingencies for further details.

On February 9, 2025 the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. See Note 17 – Commitments and contingencies for further details.

Up to 400,000 Shares of Common Stock to be Offered by the Selling Stockholder

Prospectus

Dated , 2025

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered, all of which we will pay. All amounts, other than the SEC registration fee, and the FINRA filing fee are estimates.

SEC registration fee	$
Printing/EDGAR expenses		$—
Legal fees and expenses		$—
Accounting fees and expenses	$
Miscellaneous		$—
Total	$

Item 14. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, provided, however, that (i) we will not indemnify such person against expenses incurred in connection with an action if he is threatened but does not become a party unless the incurring of such expenses was authorized by the board of directors and (ii) we will not indemnify against any amount paid in settlement unless our board of directors has consented to such settlement.

An officer or director is not entitled to indemnification against costs or expenses incurred in connection with any action, commenced by such person against us or any person who is or was a director, officer, fiduciary, employee or agent of our company unless and to the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On January 5, 2023, the Company authorized the issuance of an aggregate of 313 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2022.

On March 27, 2023, the Company authorized the issuance of 28,488 shares of common stock to a Aggia for services rendered.

On April 5, 2023 the Company authorized the issuance of 297 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2023.

On May 10, 2023 the Company authorized the issuance of 1,396 shares of common stock to a consultant for services rendered.

On May 25, 2023, the Company authorized the issuance of 27,200 shares of common stock to Aggia for services rendered.

On June 30, 2023, the Company vested 8,547 shares of common stock to a consultant for services rendered.

On July 11, 2023, the Company authorized the issuance of an aggregate of 329 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2023.

On July 14, 2023, the Company issued 88,554 Restricted Share Awards to Aggia, with an effective issuance date of April 1, 2023.

On July 27, 2023, the Company authorized the issuance of 21,533 shares of common stock to Altium in exchange for the exercise of warrants.

On August 15, 2023, the Company authorized the issuance of 500 shares of common stock to a consultant for services rendered.

On September 25, 2023, the Company authorized the issuance of 2,272 shares of common stock in fees to a consultant for services rendered related to the SEPA.

On September 30, 2023, the Company vested 5,383 shares of common stock to a consultant for services rendered.

On October 2, 2023, the Company authorized the issuance of an aggregate of 636 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2023.

On October 20, 2023, the Company authorized the issuance of 855 shares of common stock to consultants for services rendered.

On November 6, 2023, the Company authorized the issuance of 804 shares of common stock in connection with the conversion of notes payables.

On November 14, 2023, the Company authorized the issuance of 1,591 shares of common stock in connection with the conversion of notes payables.

On November 29, 2023, the Company authorized the issuance of 2,373 shares of common stock in connection with the conversion of notes payables.

On December 13, 2023, the Company authorized the issuance of 2,713 shares of common stock in connection with the conversion of notes payables.

On December 19, 2023, the Company authorized the issuance of 2,679 shares of common stock in connection with the conversion of notes payables.

On December 19, 2023, the Company issued 20,226 RSA’s to certain members of the board of directors, consultants and employees. Total RSA vested as a result of the departure of certain members of the board of directors were 1,764 shares for 2023. The remaining RSA vest ratably over 12 quarters with the first vesting starting on March 31, 2024.

On December 31, 2023, the Company vested 2,098 shares of common stock to Aggia as consulting fees earned during the fourth quarter of 2023.

On January 4, 2024 the Company authorized the issuance of 1,056 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2023. The Company accrued for the liability as of December 31, 2023.

On January 8, 2024, the Company authorized the issuance of 2,769 shares of common stock in connection with the conversion of notes payable.

On January 11, 2024, the Company authorized the issuance of 2,789 shares of common stock in connection with the conversion of notes payable.

On January 22, 2024, the Company authorized the issuance of 3,057 shares of common stock in connection with the conversion of notes payable.

On January 29, 2024, the Company authorized the issuance of 3,044 shares of common stock in connection with the conversion of notes payable.

On February 16, 2024 the Company authorized the issuance of 30 shares of common stock to a consultant for services rendered.

On February 16, 2024, the Company authorized the issuance of 3,057 shares of common stock in connection with the conversion of notes payable.

On March 15, 2024, the Company authorized the issuance of 6,088 shares of common stock in connection with the conversion of notes payable.

On March 20, 2024, the Company authorized the issuance of 7,607 shares of common stock in connection with the conversion of notes payable.

On March 28, 2024 the Company authorized the issuance of 795 shares of common stock to a consultant for services rendered.

On March 31, 2024, the Company vested 5,009 shares of common stock to Aggia as consulting fees earned during the first quarter of 2024.

On June 30, 2024, the Company vested 13,989 shares of common stock to Aggia as consulting fees earned during the second quarter of 2024.

On August 14, 2024, the Company authorized the issuance of 5,498 shares of common stock in connection with the conversion of notes payable.

On August 19, 2024, the Company authorized the issuance of 10,424 shares of common stock in connection with the conversion of notes payable.

On August 26, 2024 the Company authorized the issuance of 4,750 shares of common stock to a consultant for services rendered.

On September 27, 2024, the Company authorized the issuance of 6,254 shares of common stock in connection with the conversion of notes payable.

On September 30, 2024, the Company vested 12,114 shares of common stock to Aggia as consulting fees earned during the third quarter of 2024.

On October 22, 2024, the Company entered into a Securities Purchase Agreement with an accredited investor (the “October 2024 Purchaser”), pursuant to which the Company issued a convertible promissory note (the “October 2024 Note”) in the principal amount of $1,375,000 for a purchase price of $1,100,000, reflecting an original issue discount of $275,000. The October 2024 Note was originally due on April 10, 2025, and bears interest payable on the maturity date. On July 23, 2025, the Company entered into an amendment to the October 2024 Note. On September 22, 2025, the Company and the October 2024 Purchaser entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the October 2024 Notes from 6% to 6.5% and agreed to a lock up of 30 days.

On December 3, 2024, the Company entered into a Purchase Agreement (the “Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company (the “Offering”). RBW Capital Partners LLC, offering all securities through Dominari Securities LLC, served as the exclusive placement agent for the Offering. The Offering closed on December 4, 2024. Pursuant to the Purchase Agreement, the Notes were issued with an original issue discount of 20%. The Notes will mature on December 4, 2025, unless earlier converted upon the satisfaction of certain conditions. The conversion price of the Notes is $4.10 per share of common stock. The Notes include a “Most Favored Nation” clause which grants to the Purchasers the right to claim better conversion terms should the Company provide such to any as long as the Notes are outstanding. The Purchasers will be prohibited from effecting a conversion of the Notes to the extent that, as a result of such conversion, a Purchaser would beneficially own more than 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. The Company agreed to register the shares of common stock underlying the Notes for resale under a Registration Statement on Form S-3, pursuant the Securities Act of 1933. The Notes contain a covenant prohibiting the Company to incur, guarantee or assume any indebtedness, other than certain permitted indebtedness, create or allow or suffer any mortgage, lien, security interest or other encumbrance on its property or assets , other than permitted liens, redeem, defease, repurchase, repay or make any payments in respect of any indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the Notes has occurred and is continuing, declare or pay any cash dividend or distribution on any stock or other equity interest of the Company, or make, any change in the nature of its business or modify its corporate structure or purpose. The Notes contain customary events of default and customary penalties for the Company’s failure to issue conversion shares on a timely basis. The Registration Rights Agreement contains customary penalties for our failure to file the registration statement or cause it to become effective on a timely basis and for certain other events. On July 23, 2025, the Company entered into an Amendment and Waiver with the December 2024 Purchasers, amending the certain December 2024 Agreement and the December 2024 Notes. On September 22, 2025, the Company and the December 2024 Purchasers entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the December 2024 Notes from 19% to 21% and agreed to a lock up of 30 days. The repayment percentage will increase to 27.5% upon repayment in full of the October 2024 Note as set forth below.

On December 31, 2024, the Company vested 160,413 shares of common stock to Aggia as consulting fees earned during the fourth quarter of 2024.

On June 20, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors. Pursuant to the Purchase Agreement, the Company issued and sold to the lenders convertible promissory notes (the “June 2025 Notes”) in the aggregate principal amount of $354,200, which includes an original issue discount of $46,210, for an aggregate purchase price of $307,990. The June 2025 Notes bear a one-time interest charge of 12% applied on the issuance date and mature on April 30, 2026. The Company is obligated to make five monthly payments starting December 30, 2025, with the first payment of $198,351 and the subsequent four payments of $49,588 each. A five-day grace period applies to each payment, and a missed payment constitutes an event of default thereunder. The Company may prepay the June 2025 Notes in full during specified periods with no penalty, at a prepayment percentage of 95% within the first 60 days, 97% from days 61 to 120, and 98% from days 121 to 180 following the issuance date, in each case of the principal amount of the June 2025 Notes, together with accrued but unpaid interest. Following an event of default and after 180 days from the issuance date, the lenders may convert all or part of the outstanding principal and accrued but unpaid interest into shares of the Company’s common stock at a conversion price equal to the greater of $1.00 or 75% of the lowest closing bid price during the ten trading days prior to the conversion date. Conversion is subject to a 4.99% beneficial ownership limitation, which cannot be waived, and a 19.99% issuance cap unless shareholder approval is obtained. Upon an event of default, the June 2025 Notes become immediately due, and the Company must pay 150% of the outstanding principal, accrued interest, default interest (22% per annum), and other amounts owed. If a conversion-related default occurs post-event of default, this percentage increases to 175%. Events of default include failure to pay principal or interest, failure to issue conversion shares, breaches of covenants, bankruptcy, delisting from major exchanges, and failure to comply with reporting requirements under the Securities and Exchange Act of 1934.

On September 23, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Helena. Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to Helena, from time to time as provided therein, and Helena shall purchase from the Company, up to $10,000,000 (the “Commitment Amount”) of the Company’s Common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein. Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver written notices (each, an “Advance Notice”) to Helena to purchase a portion of the Commitment Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. The shares of Common Stock purchased pursuant to an Advance will be purchased at a price (the “Purchase Price”) equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of Helena’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of Helena’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day. Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to Helena in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount. Sales of shares of Common Stock to Helena under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and Helena shall not purchase, any shares of Common Stock if such issuance would cause Helena’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained. In consideration for Helena’s execution and delivery of the Purchase Agreement, the Company shall issue to Helena Commitment Fee Shares having an aggregate value of $100,000, calculated as $100,000 divided by the lowest one-day VWAP during the five (5) Trading Days immediately preceding the entry into the Purchase Agreement (the “Original Commitment Fee Share Amount”). If the closing price of the Common Stock on the Principal Market on the Trading Day the Registration Statement is declared effective is less than the Commitment Fee Share Reference Price, the Company shall issue additional Make-Whole Shares such that the total Commitment Fee Shares equal $100,000 divided by such closing price, minus the Original Commitment Fee Share Amount. The Commitment Fee Shares will bear a standard restrictive legend and be Registrable Securities under the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of the Company, indemnification rights, and agreements of the parties, as well as certain customary covenants. The Purchase Agreement will terminate on the earliest to occur of (i) the expiration of the Commitment Period which commences on the date of the Purchase Agreement and expires upon termination in accordance with the Purchase Agreement), (ii) the date on which Helena shall have purchased the total Commitment Amount pursuant to the Purchase Agreement, (iii) the date the Purchase Agreement is terminated pursuant to its terms, or (iv) the date on which the Common Stock fails to be listed or quoted on the Nasdaq Capital Market or other eligible market.

The Company has agreed to file a registration statement with the SEC within 15 days of the date of the Purchase Agreement (“Filing Deadline”) and to use commercially reasonable efforts to have it declared effective in no event later than 90 calendar days following the date of the Purchase Agreement (“Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, the Company will be unable to issue Advances under the Purchase Agreement until such registration statement is filed and effective, as Helena would be unable to resell the shares without an effective Registration Statement. Such failure may constitute a material breach of the Purchase Agreement, entitling Helena to terminate the Agreement and seek other remedies, including indemnification for any losses incurred. If the registration statement is not filed on or prior to the Filing Deadline or a registration statement is not declared effective by the SEC by the Effectiveness Deadline, then, in addition to any other rights Helena may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date, the Company shall pay to Helena an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Commitment Amount.

The Company intends to use the net proceeds from any sales of Common Stock pursuant to the Purchase Agreement, if any, for working capital and general corporate purposes.

The Company issued and sold the above securities in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder.

Item 16. Exhibits Index

Exhibit No.	Exhibit Description
1.1+	Placement Agency Agreement, dated as of July 23, 2025, by and between Sadot Group Inc. and ThinkEquity LLC as Placement Agent (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 24, 2025)

1.2+	Engagement Agreement between Sadot Group Inc. and Digital Offering LLC dated September 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 25, 2025)

3.1+	Articles of Incorporation of Muscle Maker, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 14, 2019)

3.2+	Bylaws of Muscle Maker, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 14, 2019)

3.3+	Certificate of Change Pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2019)

3.4+	Certificate of Amendment to Articles of Incorporation of Muscle Maker, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 16, 2020)

3.5+	Certificate of Amendment to Articles of Incorporation of Muscle Maker, Inc. (incorporated by reference to Exhibit 3.1 to the Registrants Current Report on Form 8-K filed on March 7, 2023)

3.6+	Articles of Merger (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 26, 2023).

3.7+	Certificate of Change to NRS 78.209 filed with the Nevada Secretary of State on October 9, 2024 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 16, 2024).

3.8	Certificate of Change Pursuant to NRS 78.209 filed with the Nevada Secretary of State on September 9, 2025 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 15, 2025)

4.1+	Form of Warrant to Purchase Common Stock dated April 9, 2021 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 12, 2021)

4.2+	Form of Pre-Funded Warrant to Purchase Common Stock dated April 9, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 12, 2021)

4.3+	Form of Warrant to Purchase Common Stock issued to A.G.P./Alliance Global Partners dated April 9, 2021 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 12, 2021)

4.4+	Form of Warrant to Purchase Common Stock dated November 22, 2021 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021)

4.5+	Form of Pre-Funded Warrant to Purchase Common Stock dated November 22, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021)

4.6+	Form of Placement Agent Warrant to Purchase Common Stock issued to A.G.P./Alliance Global Partners dated November 22, 2021 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021)

4.7+	2021 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2022)

4.8+	2023 Equity Incentive Plan (Incorporated herein by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on March 20, 2024)

4.9+	2024 Equity Incentive Plan (Incorporated herein by reference to the Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 23, 2024)

4.10+	Description of Securities (Incorporated herein by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on March 11, 2025)

4.11+	Form of Additional Warrant – Altium Growth Fund Ltd. (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 27, 2023.)

4.12+	Form of Promissory Note dated June 20, 2025 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 26, 2025).

4.13+	Form of Placement Agent Warrant (incorporated by reference to to the Registrant’s Current Report on Form 8-K filed on July 25, 2025)

4.14+	Employment Agreement between Sadot Group Inc. and Paul Sansom Dated August 1, 2025 (incorporated by reference to to the Registrant’s Current Report on Form 8-K filed on August 1, 2025)

4.15+	Separation Agreement, dated July 28, 2025, by and between Sadot Group Inc. and Jennifer Black (incorporated by reference to to the Registrant’s Current Report on Form 8-K filed on August 1, 2025)

5.1*	Opinion of Fleming PLLC

10.1+	Form of Securities Purchase Agreement, dated April 7, 2021, between Muscle Maker, Inc. and the Purchaser* (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 12, 2021)

10.2+	Form of Securities Purchase Agreement, dated November 17, 2021, between Muscle Maker, Inc. and the Purchasers* (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021)

10.3+	Form of Registration Rights Agreement, dated November 17, 2021, between Muscle Maker, Inc. and the Purchasers (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021)

10.4+	Form of Securities Purchase Agreement, dated April 7, 2021, between Muscle Maker, Inc. and the Purchaser* (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 12, 2021)

10.5+	Form of Director Agreement dated July 16, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 10, 2019)

10.6+	Services Agreement between Muscle Maker, Inc., Sadot LLC and Aggia LLC FC dated November 14, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.7+	Addendum 1 to Services Agreement between Muscle Maker, Inc., Sadot LLC and Aggia LLC FC dated November 17, 2022 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.8+	Limited Liability Operating Agreement of Sadot LLC dated November 16, 2022 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.9+	Executive Employment Agreement between Muscle Maker, Inc. and Michael Roper dated November 16, 2022 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.10+	Executive Employment Agreement between Muscle Maker, Inc. and Jennifer Black dated November 16, 2022 (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.11+	Executive Employment Agreement between Muscle Maker, Inc. and Kevin Mohan dated November 16, 2022 (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.12+	Executive Employment Agreement between Muscle Maker, Inc. and Kenn Miller dated November 16, 2022 (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.13+	Executive Employment Agreement between Muscle Maker, Inc. and Aimee Infante dated November 16, 2022 (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on November 18, 2022)

10.14+	Standby Equity Purchase Agreement dated September 22, 2023 between Sadot Group, Inc. and YA II PN, Ltd. (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 26, 2023)

10.15+	Form of Convertible Promissory notes issued to YA II PN, Ltd. (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 26, 2023)

10.16+	Global Guaranty Agreement dated September 22, 2023 between Sadot Group, Inc. and YA II PN, Ltd. (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 26, 2023)

10.17+	Registration Rights Agreement dated September 22, 2023 between Sadot Group, Inc. and YA II PN, Ltd. (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 26, 2023)

10.18+	Addendum 2 to the Service Agreement entered between Muscle Maker Inc., Sadot LLC and Aggia LLC FX dated July 14, 2023 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 18, 2023)

10.19+	Form of Purchase Agreement by and between Sadot Group Inc. and Purchasers dated December 3, 2024 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 4, 2024)

10.20+	Form of Registration Rights Agreement by and between Sadot Group Inc. and Purchasers dated December 3, 2024 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 4, 2024)

10.21+	Form of Senior Convertible Note dated December 4, 2024 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 4, 2024)

10.22+	Employment Agreement between Sadot Group Inc, and David Hanna dated May 7, 2025 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 8, 2025)

10.23+	Employment Agreement between Sadot Group Inc, and Chagay Ravid dated May 28, 2025 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 29, 2025)

10.24+	Form of Securities Purchase Agreement between Sadot Group Inc. and accredited investors dated June 20, 2025 (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 26, 2025).

10.25+	Designee Transfer Agreement dated July 22, 2025 by and between Sadot LLC and Palladium Holdings Ltd. (Incorporated herein by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 23, 2025).

10.26+	Amendment between Sadot Group Inc. and Target Capital I, LLC dated July 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 25, 2025)

10.27+	Amendment between Sadot Group Inc. and Jennifer Black dated July 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 25, 2025)

10.28+	Form of Amendment and Waiver entered with the December 2024 Purchasers dated July 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 25, 2025)

10.29+	Securities Purchase Agreement between Sadot Group Inc. and Helena Global Investment Opportunities I Ltd. dated September 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 24, 2025)

10.30+	Purchase Agreement between Sadot Group Inc. and Helena Global Investment Opportunities I Ltd. dated September 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 24, 2025)

10.31+	Form of Securities Purchase Agreement, dated October 15, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 16, 2025)

10.32+	Engagement Letter, dated October 15, 2025, by and between Sadot Group, Inc. and Dawson James Securities, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 16, 2025)

10.33+	Form of Lock-Up Agreement dated October 15, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 16, 2025)

10.34+	Secured Promissory Note dated October 29, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 30, 2025)

19.1+	Sadot Group Inc. – Insider Trading Policy (Incorporated herein by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on March 11, 2025)

21.1+	List of Subsidiaries (Incorporated herein by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on March 11, 2025)

23.1*	Consent of Kreit & Chiu CPA LLP

97.1+	Policy for the Recovery of Erroneously Awarded Compensation adopted February 1, 2024(Incorporated herein by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on March 20, 2024)

99.1+	Policy on Granting Equity Awards (Incorporated herein by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on May 15, 2024)

101.INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Schema Document*
101.CAL	Inline XBRL Calculation Linkbase Document*
101.DEF	Inline XBRL Definition Linkbase Document*
101.LAB	Inline XBRL Label Linkbase Document*
101.PRE	Inline XBRL Presentation Linkbase Document*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Filing Fee Exhibit

† Includes management contracts and compensation plans and arrangements

*Filed herewith.

+Previously filed

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

●	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

●	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burleson, Texas, on November 14, 2025.

SADOT GROUP INC.

By:	/s/ Chagay Ravid
Chagay Ravid
Chief Executive Officer
(Principal Executive Officer)

By: /s/ Paul Sansom
Paul Sansom
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Sadot Group Inc., a Nevada corporation, hereby constitutes and appoints Chagay Ravid and Paul Sansom and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and re-substitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chagay Ravid	Chief Executive Officer and Director	November 14, 2025
Chagay Ravid	(Principal Executive Officer)

/s/ Paul Sansom	Chief Financial Officer	November 14, 2025
Paul Sansom	(Principal Financial and Accounting Officer)

/s/ Sean Schnapp	Director	November 14, 2025
Sean Schnapp

/s/ Alexander David	Director	November 14, 2025
Alexander David

/s/ Liat Franco	Director	November 14, 2025
Liat Franco

/s/ Yuriy Shirinyan	Director	November 14, 2025
Yuriy Shirinyan